                                                                     EXHIBIT 2.1


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                             ACQUISITION AGREEMENT

                                 by and among

                              CIGNA CORPORATION,

                             CIGNA HOLDINGS, INC.

                                      and

                                  ACE LIMITED




                         Dated as of January 11, 1999





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                               TABLE OF CONTENTS

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                                                      ARTICLE I   THE CLOSING

Section 1.1      Purchase and Sale................................................................  2
Section 1.2      Closing; Subsequent Closings.....................................................  3
Section 1.3      Consideration....................................................................  5
Section 1.4      Payment of Purchase Price........................................................  5
Section 1.5      Assumption of Liabilities........................................................  6

                                 ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 2.1      Organization, Standing and Corporate or Other Power..............................  7
Section 2.2      Authority........................................................................  8
Section 2.3      Noncontravention.................................................................  8
Section 2.4      INA Corporation and its Subsidiaries............................................. 10
Section 2.5      Compliance with Applicable Laws; Litigation...................................... 12
Section 2.6      Financial Statements............................................................. 14
Section 2.7      Undisclosed Liabilities.......................................................... 15
Section 2.8      Absence of Certain Changes....................................................... 16
Section 2.9      Employee Benefit Plans; ERISA.................................................... 16
Section 2.10     Taxes............................................................................ 18
Section 2.11     Intellectual Property............................................................ 20
Section 2.12     Contracts; Insurance Contracts................................................... 22
Section 2.13     Real Property.................................................................... 24
Section 2.14     Affiliate Transactions........................................................... 25
Section 2.15     Environmental Matters............................................................ 25
Section 2.16     Insurance Coverage............................................................... 26
Section 2.17     Regulatory Filings............................................................... 27
Section 2.18     Reinsurance...................................................................... 27
Section 2.19     Brokers.......................................................................... 28
Section 2.20     Permits, Licenses and Franchises................................................. 29
Section 2.21     Contributed Assets............................................................... 29
Section 2.22     Rating Agencies.................................................................. 29
Section 2.23     No Other Agreements to Sell the Acquired Companies............................... 30
Section 2.24     1995 Restructuring............................................................... 30
Section 2.25     Year 2000 Compliance............................................................. 30
Section 2.26     Producers........................................................................ 31
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                                       i
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Section 2.27     Reserves......................................................................... 32
Section 2.28     Financial and Market-Conduct Examinations........................................ 33
Section 2.29     Certain Dividends................................................................ 33
Section 2.30     Labor............................................................................ 33
Section 2.31     Guaranty Fund Assessments........................................................ 33
Section 2.32     Portfolio Investments............................................................ 34
Section 2.33     Certain Arrangements............................................................. 34
Section 2.34     Internal Pooling Arrangements.................................................... 35

                                           ARTICLE III   REPRESENTATIONS AND WARRANTIES
                                                         OF THE PURCHASER

Section 3.1      Organization, Standing and Corporate Power....................................... 36
Section 3.2      Authority........................................................................ 36
Section 3.3      Noncontravention................................................................. 37
Section 3.4      Compliance with Applicable Laws; Litigation...................................... 39
Section 3.5      Purchase for Investment.......................................................... 40
Section 3.6      Financing........................................................................ 40
Section 3.7      Brokers.......................................................................... 41
Section 3.8      Absence of Certain Changes....................................................... 41

                                         ARTICLE IV  GENERAL COVENANTS

Section 4.1      Conduct of Business Pending the Closing.......................................... 41
Section 4.2      Exclusivity...................................................................... 47
Section 4.3      Investigations; Pre-Closing Access; Transition Matters........................... 48
Section 4.4      Post-Closing Access.............................................................. 50
Section 4.5      Governmental Entity Filings...................................................... 52
Section 4.6      Non-Governmental Consents and Reasonable Best Efforts............................ 54
Section 4.7      Further Assurances............................................................... 56
Section 4.8      Expenses......................................................................... 56
Section 4.9      Public Announcements............................................................. 58
Section 4.10     Waiver of Claims by the Acquired Companies....................................... 58
Section 4.11     Rating Agency Presentations...................................................... 59
Section 4.12     Notice of Adverse Developments................................................... 59
Section 4.13     Termination of Certain Agreements................................................ 60
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Section 4.14    Audited Business Financial Statements; Other Financials........................... 60
Section 4.15    Insurance Matters................................................................. 62
Section 4.16    Certain Intellectual Property Matters............................................. 63
Section 4.17    Forgiveness of Certain Indebtedness............................................... 63
Section 4.18    Updates to Seller Disclosure Schedules............................................ 63

                                        ARTICLE V   ADDITIONAL COVENANTS

Section 5.1      Affected Employees............................................................... 64
Section 5.2      Employee Benefits................................................................ 68
Section 5.3      Stock-Based Awards............................................................... 71
Section 5.4      Brandywine....................................................................... 74
Section 5.5      Intellectual Property............................................................ 75
Section 5.6      Noncompetition and Nonsolicitation by CIGNA...................................... 76
Section 5.7      Noncompetition and Nonsolicitation by the Purchaser.............................. 80
Section 5.8      Ancillary Agreements; Other Documents............................................ 83
Section 5.9      Replacement Support Agreements; New Support Agreements........................... 85
Section 5.10     Financing........................................................................ 86
Section 5.11     Persons Authorized to Act........................................................ 86
Section 5.12     Certain Insurance Certificates................................................... 87
Section 5.13     Real Estate Matters.............................................................. 87

                                           ARTICLE VI  TAX MATTERS

Section 6.1      Tax Elections Generally.......................................................... 88
Section 6.2      Tax Returns Prior to Closing..................................................... 88
Section 6.3      Transfer Taxes................................................................... 89
Section 6.4      Termination of Acquired Companies' Obligations under the Tax Sharing Agreement... 89
Section 6.5      Preparation of Tax Returns....................................................... 90
Section 6.6      Amended Tax Returns and Refund Claims............................................ 91
Section 6.7      Cooperation on Tax Matters....................................................... 92
Section 6.8      Tax Indemnification.............................................................. 92
Section 6.9      Purchase Price Adjustment and Interest........................................... 96
Section 6.10     Acquired Group Cases............................................................. 96
Section 6.11     Post-Closing Tax Period Dividends................................................ 96
Section 6.12     Resolution of Disagreements
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                 between CIGNA and the Purchaser.................................................  97
Section 6.13     Taxes on Transfers of Excluded Business and Deferred Companies..................  98
Section 6.14     Survival........................................................................  98

                                      ARTICLE VII  CONDITIONS TO THE CLOSING AND
                                           ANY SUBSEQUENT CLOSING

Section 7.1      Conditions of the Purchaser and the Sellers to the Closing......................  98
Section 7.2      Conditions of the Purchaser and the Sellers to each Subsequent Closing.......... 104
Section 7.3      Certain Exclusions from Conditions to the Closing and the Subsequent Closings... 109

                                  ARTICLE VIII   TERMINATION OF THIS AGREEMENT; TERMINATION
                                           OF CERTAIN OBLIGATIONS

Section 8.1      Termination of this Agreement Prior to the Closing.............................. 110
Section 8.2      Effect of Termination pursuant to Section 8.1................................... 112
Section 8.3      Termination of Certain Obligations following the Closing........................ 113
Section 8.4      Effect of Termination of Certain Obligations Pursuant to Section 8.3............ 114
Section 8.5      Notice Regarding Termination.................................................... 115

                                  ARTICLE IX  EXCLUSIONS FROM REPRESENTATIONS AND WARRANTIES;
                                   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                                             INDEMNIFICATION

Section 9.1      Exclusions from the Representations and Warranties of the Sellers............... 116
Section 9.2      Survival of Representations, Warranties and Covenants........................... 116
Section 9.3      CIGNA's Obligation to Indemnify................................................. 118
Section 9.4      The Purchaser's Obligation to Indemnify......................................... 120
Section 9.5      Other Limitations on Indemnification............................................ 120
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Section 9.6      Claims Notice................................................................... 122
Section 9.7      Right to Contest Claims of Third Parties........................................ 123
Section 9.8      Indemnification Payments........................................................ 124
Section 9.9      Exclusivity..................................................................... 125

                                      ARTICLE X  CERTAIN DEFINITIONS; OTHER MATTERS

Section 10.1     Definitions..................................................................... 126
Section 10.2     Disclosure Schedules............................................................ 141
Section 10.3     Interpretation.................................................................. 141

                                          ARTICLE XI   MISCELLANEOUS

Section 11.1     Amendment, Modification and Waiver.............................................. 142
Section 11.2     Entire Agreement................................................................ 142
Section 11.3     Notices......................................................................... 142
Section 11.4     GOVERNING LAW................................................................... 144
Section 11.5     Descriptive Headings............................................................ 144
Section 11.6     Assignment; Binding Agreement................................................... 144
Section 11.7     Third Party Beneficiaries....................................................... 145
Section 11.8     Specific Performance............................................................ 145
Section 11.9     Severability.................................................................... 145
Section 11.10    Counterparts.................................................................... 146
Section 11.11    Consent to Jurisdiction, Etc.................................................... 146
Section 11.12    Appointment of Purchaser Process Agent.......................................... 146
Section 11.13    Appointment of CIGNA Process Agent.............................................. 147
Section 11.14    Arbitration..................................................................... 148
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                                       v
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                             DISCLOSURE SCHEDULES

          The Seller Disclosure Schedule and the Purchaser Disclosure Schedule are subject, inter alia, to Section 10.2 of the Acquisition Agreement.

                          Seller Disclosure Schedule
                          --------------------------

Section 1.5               Assumed Liabilities
Section 2.3(a)            Non-Governmental Consents
Section 2.3(b)            Governmental Consents
Section 2.4(b)            Acquired Domestic Companies
Section 2.4(c)            Acquired International Companies
Section 2.4(d)            Other Equity Interests
Section 2.5(a)            Seller Permits
Section 2.5(b)            Pending or Threatened Actions
Section 2.5(c)            Outstanding Orders
Section 2.7               Liabilities
Section 2.8               Certain Changes
Section 2.9(a)            Employee Benefit Plans
Section 2.10              Taxes
Section 2.11(a)           Intellectual Property
Section 2.11(b)           Retained Intellectual Property
Section 2.11(d)           Infringement
Section 2.12(a)           Material Business Contracts
Section 2.12(c)           Material Breaches of the Original Equity Insurance
                           Joint Venture Agreements
Section 2.13              Real Property
Section 2.14              Affiliate Transactions
Section 2.15              Environmental Matters
Section 2.16              Insurance Policies
Section 2.17              Regulatory Filings
Section 2.18              Reinsurance Agreements
Section 2.19              Brokers
Section 2.20              Licensed Jurisdictions
Section 2.22              Ratings
Section 2.23              Sale Agreements
Section 2.26(a)           Key Producers
Section 2.26(c)           Standard Form Producer Agreements
Section 2.26(f)           Interests in Managing General Agents
Section 2.27(b)           Reserves
Section 2.30              Labor
Section 2.31              Guaranty Fund Assessments
Section 2.32              Portfolio Investments

                                       vi
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Section 2.33              Certain Arrangements
Section 4.1               Conduct of Business
Section 4.13              Agreements and Intercompany Accounts
Section 4.17              Forgiveness of Certain Indebtedness
Section 5.1(a)            Excluded Domestic Employees
Section 5.1(b)            Excluded International Employees
Section 5.1(c)            Identified Additional Employees
Section 5.1(d)            Designated Additional Employees
Section 5.5               Trademarks and Logos
Section 5.9(a)            Existing Support Agreements
Section 5.14              Leases to be Assigned Prior to Closing
Section 6.10              Acquired Group Cases
Section 6.11              Section 1248 Companies
Section 7.1(c)(v)         Non-Governmental Consents and Approvals
Section 10.1(a)           Business Plans
Section 10.1(b)           Contributed Assets
Section 10.1(c)           Deferrable Acquired International Companies
Section 10.1(d)           Domestic Insurance Companies
Section 10.1(e)(i)        Excluded Business
Section 10.1(e)(ii)       Excluded Business (Assets and Related Liabilities)
Section 10.1(f)           International Insurance Companies
Section 10.1(g)           Persons with knowledge
Section 10.1(h)           Material Acquired International Companies
Section 10.1(i)           Material Acquired International Insurance Companies
Section 10.1(j)           Original Equity Insurance Joint Venture Agreements
Section 10.1(k)           Retained Liabilities


                         Purchaser Disclosure Schedule
                         -----------------------------

Section 2.27(c)           Reserves
Section 3.3(a)            Non-Governmental Consents
Section 3.3(b)            Governmental Consents

                                      vii
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                               LIST OF EXHIBITS

Exhibit 1.    Assignment and Assumption Agreement
Exhibit 2.    Bermuda Bulk Reinsurance Agreement
Exhibit 3.    Copyright Assignment
Exhibit 4.    Excluded Business Transfer Agreement
Exhibit 5.    Global Cooperation/Joint Marketing Agreement
Exhibit 6.    Integrated Care Agreement Term Sheet
Exhibit 7.    Investment Advisory Agreement
Exhibit 8.    Option Agreement
Exhibit 9.    Two Liberty Place Sublease
Exhibit 10.   Software Agreement
Exhibit 11.   Systems Facilities Agreement
Exhibit 12.   Trademark Assignment
Exhibit 13.   Transition Services Agreement Term Sheet
Exhibit 14.   Form of Insurance Endorsement
Exhibit 15.   Eagle Lodge Use Agreement
Exhibit 16.   Facility Sharing Agreements Term Sheet

                                      viii
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                            INDEX OF DEFINED TERMS

Acquired Asset Contracts..........................................(S)4.6(b)
Acquired Assets.....................................................(S)10.1
Acquired Companies..................................................(S)10.1
Acquired Domestic Companies.........................................(S)10.1
Acquired International Companies....................................(S)10.1
Acquired Securities...............................................(S)2.4(a)
Acquisition........................................................Recitals
Action..............................................................(S)10.1
Affected Domestic Employees.......................................(S)5.1(a)
Affected Employees................................................(S)5.1(d)
Affected International Employees..................................(S)5.1(b)
affiliate ..........................................................(S)10.1
Agreement...........................................................Heading
Ancillary Agreements................................................(S)10.1
Asserted Liability................................................(S)9.7(a)
Assignment and Assumption Agreement.................................(S)10.1
Assumed Liabilities..................................................(S)1.5
Audited Business Financial Statements..................................4.14
Bermuda Bulk Reinsurance Agreement..................................(S)10.1
Books and Records...................................................(S)10.1
Business............................................................(S)10.1
business day........................................................(S)10.1
Business Plans......................................................(S)10.1
CIGNA...............................................................Heading
CIGNA Awards.................................................(S)5.3(a)(iii)
CIGNA Common Stock..................................................(S)10.1
CIGNA Deferred Compensation Plan..................................(S)5.2(c)
CIGNA Holdings......................................................Heading
CIGNA LTIP........................................................(S)5.3(b)
CIGNA Process Agent................................................(S)11.13
CIGNA Restricted Stock Awards..................................(S)5.3(a)(i)
CIGNA Restricted Stock Units..................................(S)5.3(a)(ii)
CIH................................................................Recitals
Cause...............................................................(S)10.1
Claims Notice........................................................(S)9.6
Closing...........................................................(S)1.2(a)
Closing Date......................................................(S)1.2(a)
Code..............................................................(S)2.9(a)
Computer Hardware................................................(S)2.11(a)
Computer Software...................................................(S)4.16

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Consultation Notice.............................................(S)6.12
Contributed Assets..............................................(S)10.1
Copyright Assignment............................................(S)10.1
Deferrable Acquired International Company.......................(S)10.1
Deferred Assets...............................................(S)1.2(b)
Deferred Companies............................................(S)1.2(b)
Deferred Contributed Assets...................................(S)1.2(b)
Deferred Joint Venture Agreements.............................(S)1.2(b)
Deferred Purchase Price Payment Amount.....................(S)1.4(b)(i)
Designated Additional Employees...............................(S)5.1(d)
Disability Leave Employees....................................(S)5.2(h)
Disability Plans..............................................(S)5.2(h)
Domestic Insurance Companies....................................(S)10.1
Domestic SAP Financial Statements.............................(S)2.6(b)
Eagle Lodge Use Agreement.......................................(S)10.1
ERISA.........................................................(S)2.9(a)
ERISA Affiliate...............................................(S)2.9(a)
Eligible Grantee..........................................(S)5.3(a)(iv)
Environmental Laws..............................................(S)10.1
Equity Insurance Joint Venture Agreements.......................(S)10.1
Equity Insurance Joint Ventures.................................(S)10.1
Exchange Act..................................................(S)5.3(i)
Exchange Ratio................................................(S)5.3(g)
Excluded Business...............................................(S)10.1
Excluded Business Transfer Agreements...........................(S)10.1
Excluded Domestic Employees...................................(S)5.1(a)
Excluded Employees............................................(S)5.1(b)
Excluded International Employees..............................(S)5.1(b)
Exempt Employee.................................................(S)10.1
Existing Support Agreements.....................................(S)10.1
Facility Sharing Agreement......................................(S)10.1
Federal Tax.....................................................(S)10.1
Final Determination.............................................(S)10.1
Financing Commitment Letter......................................(S)3.6
Foreign Plan..................................................(S)2.9(a)
GAAP............................................................(S)10.1
Global Cooperation/Joint Marketing Agreement....................(S)10.1
Governmental Entity...........................................(S)2.3(b)
Grant Letter..................................................(S)5.3(h)
Guaranteed Reserves..............................................(S)5.4
HSR Act.........................................................(S)10.1
Hazardous Materials.............................................(S)10.1

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INA Corporation........................................................Recitals
INAC Common Stock.....................................................(S)2.4(a)
INAFC..................................................................Recitals
Identified Additional Employees.......................................(S)5.1(c)
Income Tax..............................................................(S)10.1
Indemnified Party........................................................(S)9.6
Indemnifying Party.......................................................(S)9.6
Insurance Companies.....................................................(S)10.1
Insurance Company Financial Statements................................(S)2.6(b)
Insurance Contracts.....................................................(S)10.1
Insurance Endorsements...............................................(S)4.15(b)
Insurance Policies......................................................(S)2.16
Integrated Care Agreement...............................................(S)10.1
Intellectual Property................................................(S)2.11(a)
Intercompany Reinsurance Pooling Agreement........................(S)2.34(a)(i)
International Insurance Companies.......................................(S)10.1
International Insurance Company Financial Statements..................(S)2.6(b)
Investment Advisory Agreement...........................................(S)10.1
Key Producers........................................................(S)2.26(a)
knowledge...............................................................(S)10.1
Laws....................................................................(S)10.1
Lien....................................................................(S)10.1
Loss....................................................................(S)10.1
Losses..................................................................(S)10.1
Material Business Contracts..........................................(S)2.12(a)
Material Acquired International Companies...............................(S)10.1
Material Acquired International Insurance Companies.....................(S)10.1
New Support Agreements................................................(S)5.9(b)
1995 Restructuring......................................................(S)10.1
1996 Audited Financial Statements.......................................(S)4.14
1997 Audited Financial Statements.......................................(S)4.14
1998 Audited Financial Statements.......................................(S)4.14
1999 Actual Dividends...................................................(S)10.1
1999 Dividend Shortfall Amount..........................................(S)10.1
1999 Entitled Dividends.................................................(S)10.1
1999 Interest Amount....................................................(S)10.1
Option Agreement........................................................(S)10.1
Original Equity Insurance Joint Venture Agreements......................(S)10.1
Permitted Liens.........................................................(S)10.1

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person...................................................................(S)10.1
Plans..................................................................(S)2.9(a)
Post-Closing Tax Period..................................................(S)10.1
Potential Additional Employees.........................................(S)5.1(d)
Pre-Closing Tax Period...................................................(S)10.1
Producer Agreements...................................................(S)2.26(d)
Purchase Price............................................................(S)1.3
Purchaser................................................................Heading
Purchaser Common Stock..............................................(S)5.3(c)(i)
Purchaser Confidentiality Agreement......................................(S)10.1
Purchaser Disclosure Schedule.............................................(S)3.3
Purchaser Indemnitees..................................................(S)9.3(a)
Purchaser Material Adverse Effect........................................(S)10.1
Purchaser Permits......................................................(S)3.4(a)
Purchaser Process Agent.................................................(S)11.12
Purchaser Stock Plan...................................................(S)5.3(b)
Purchaser Tax Loss.....................................................(S)6.8(a)
Real Estate Agreements...................................................(S)10.1
Reasonable Best Efforts..................................................(S)10.1
Regulatory Agreement...................................................(S)2.5(c)
Reinsurance Agreements...................................................(S)2.18
Remaining Employees....................................................(S)5.1(f)
Replacement Reinsurance...................................................(S)5.4
Replacement Support Agreements.........................................(S)5.9(a)
Retained Intellectual Property........................................(S)2.11(b)
Retained Liabilities.....................................................(S)10.1
SAP......................................................................(S)10.1
SEC......................................................................(S)10.1
Section 1248 Company.....................................................(S)6.11
Securities Act............................................................(S)1.1
Self-Insurance Policies..................................................(S)10.1
Sell-off Period...........................................................(S)5.5
Seller Confidentiality Agreement.......................................(S)4.3(a)
Seller Disclosure Schedule...............................................(S)10.1
Seller Guarantee..........................................................(S)5.4
Seller Indemnitees.....................................................(S)9.4(a)
Seller Material Adverse Effect...........................................(S)10.1
Seller Permits.........................................................(S)2.5(a)
Seller Tax Loss........................................................(S)6.8(b)
Sellers..................................................................Heading
Shared Properties........................................................5.13(a)
Software Agreement.......................................................(S)10.1

Software Relicensing Fees................................................(S)10.1
Standard & Poor(S)s......................................................(S)2.22
Subsequent Closing Date................................................(S)1.2(b)
Subsequent Closings....................................................(S)1.2(b)
subsidiary...............................................................(S)10.1
Substitute Awards......................................................(S)5.3(b)
Substitute Restricted Stock Awards.....................................(S)5.3(b)
Substitute Restricted Stock Units......................................(S)5.3(b)
Support Agreements.......................................................(S)10.1
Survival Period........................................................(S)9.2(a)
Systems Facilities Agreement.............................................(S)10.1
Tax Asset................................................................(S)10.1
Tax Loss.................................................................(S)10.1
Tax Return...............................................................(S)10.1
Tax Sharing Agreement....................................................(S)10.1
Taxes....................................................................(S)10.1
Third Party Claimant...................................................(S)9.7(a)
Third Party Insurance Policies...........................................(S)2.16
Third Party Reinsurer....................................................(S)10.1
Title IV Plan..........................................................(S)2.9(a)
Trademark Assignment.....................................................(S)10.1
Trademarks and Logos......................................................(S)5.5
Transfer Taxes...........................................................(S)10.1
Transition Services Agreement..........................................(S)5.8(f)
Transitional Services Employees........................................(S)5.1(d)
Two Liberty Place Sublease...............................................(S)10.1
Unassigned Acquired Asset Contracts....................................(S)4.6(b)
Unaudited Business Financial Statements................................(S)2.6(a)
Unaudited Interim Business Financial Statements........................(S)2.6(a)
Unaudited 1997 Business Financial Statements...........................(S)2.6(a)
WARN Act...............................................................(S)5.1(e)

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

                             ACQUISITION AGREEMENT

          This ACQUISITION AGREEMENT (this "Agreement"), dated as of January 11, 1999, is entered into by and among CIGNA Corporation, a Delaware corporation ("CIGNA"), CIGNA Holdings, Inc., a Delaware corporation ("CIGNA Holdings" and, together with CIGNA, the "Sellers"), and ACE Limited, a Cayman Islands company (the "Purchaser"). Certain capitalized and uncapitalized terms used in this Agreement are defined in Section 10.1 hereof.


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, CIGNA is the owner of all of the issued and outstanding shares of common stock of CIGNA Holdings;

          WHEREAS, CIGNA Holdings is the owner of all of the issued and outstanding shares of common stock of INA Corporation, a Pennsylvania corporation ("INA Corporation");

          WHEREAS, INA Corporation is the owner of all of the issued and outstanding shares of common stock of INA Financial Corporation, a Delaware corporation ("INAFC"), and of CIGNA International Holdings, Ltd., a Delaware corporation ("CIH");

          WHEREAS, CIGNA conducts its property and casualty insurance business in the United States through INAFC and its subsidiaries;

          WHEREAS, CIGNA conducts its international property and casualty insurance business through CIH and certain of its subsidiaries, through branches of subsidiaries of INAFC and through the Equity Insurance Joint Ventures;

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Acquired Assets, subject to the assumption by the Purchaser of the Assumed Liabilities (the "Acquisition");

          WHEREAS, prior to the consummation of the Acquisition, certain assets and liabilities of the Acquired Companies will be conveyed by the Acquired Companies to one or more indirect subsidiaries of CIGNA pursuant to the Excluded Business Transfer Agreements;

          WHEREAS, the Board of Directors of each of the Sellers have approved this Agreement and the transactions contemplated hereby, and has determined that this Agreement and such transactions are in the best interests of their respective shareholders; and

          WHEREAS, the Board of Directors of the Purchaser has approved this Agreement and the transactions contemplated hereby, and has determined that this Agreement and such transactions are in the best interests of its shareholders.

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  THE CLOSING

          Section 1.1  Purchase and Sale.  Upon the terms and subject to the
                       -----------------
conditions set forth in this Agreement, at the Closing and the Subsequent Closings (if any), the Sellers shall sell, convey, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, all of their right, title and interest in, to and under the Acquired Assets, free and clear of all Liens, except for Permitted Liens in respect of the Acquired Assets (other than (1) the Acquired Securities and (2) the equity securities of CIGNA Conference Facilities, Inc. which constitute a part of the Contributed Assets) and except for restrictions on transfer in respect of the Acquired Securities which arise under the Securities Act of 1933, as amended (the "Securities Act"), and any comparable securities Laws. The consideration for the Acquired Assets is set forth in Section 1.3 hereof.

          Section 1.2  Closing; Subsequent Closings.
                       ----------------------------

               (1) The closing of the Acquisition (the "Closing") will take place at 10:00 a.m., New York City time, on a date (the "Closing Date") to be agreed to by the parties hereto, which shall be no later than the tenth business day (as defined in Section 10.1 hereof) on which the last unfulfilled or unwaived condition set forth in Section 7.1 hereof (other than any such condition to be fulfilled at the Closing) shall be fulfilled or waived in accordance with the terms of this Agreement, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or such other date or place as the parties may mutually agree in writing.

               (2) In the event that (i) all material filings with, and approvals and authorizations of, any Governmental Entity having jurisdiction over a Deferrable Acquired International Company or over the transactions contemplated by an Equity Insurance Joint Venture Agreement have not been made or obtained or all material non-governmental third person consents and approvals which are required in connection with the execution and delivery of an Equity Insurance Joint Venture Agreement have not been obtained and (ii) all conditions to the Closing set forth in Section 7.1 hereof in respect of all of the other Acquired Assets have been fulfilled or waived, then the parties hereto agree that the Closing may proceed in respect of all of the Acquired Assets other than such Deferrable Acquired International Companies and such Equity Insurance Joint Venture Agreements for which the conditions to Closing have not been fulfilled or waived (such Deferrable Acquired International Companies and such Equity Insurance Joint Venture Agreements that were not conveyed to the Purchaser as part of the Closing and, as may be determined from time to time, have not as of any such subsequent time been conveyed to the Purchaser as part of any consummated Subsequent Closing, the "Deferred Companies" and the "Deferred Joint Venture Agreements," respectively, and, together, the "Deferred Assets"), and that one or more subsequent closings ("Subsequent Closings") in respect of the Deferred Assets will take place following the Closing. Each Subsequent Closing will take place at 10:00 a.m., New York City time, on a date (each, a "Subsequent Closing Date") to be agreed to between the parties hereto, which shall be no later than the fifth business day on which the last unfulfilled or unwaived condition set forth in Section 7.2 hereof (other than any such condition to be fulfilled at the Subsequent Closing) in respect of the Deferred Assets for which such Subsequent Closing is taking place shall be fulfilled or waived in accordance with the terms of this Agreement, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or on such other date or place as the parties may agree in writing.

               (3) At the Closing and each Subsequent Closing (if any), each of the parties shall deliver or cause to be delivered to the intended recipient any moneys, documents and instruments required to be delivered by or on behalf of such party at or prior to such closing pursuant to the terms of this Agreement.

               (4) In the event that all of the conditions to Closing in respect of all of the Acquired Assets have not been fulfilled or waived or all of the conditions to a Subsequent Closing in respect of all of the then-existing Deferred Assets have not been fulfilled or waived, then the parties hereto shall agree upon the appropriate actions which such parties and their affiliates shall take in order to ensure that the Deferred Assets not included as part of the Closing or such Subsequent Closing, as the case may be, are not inadvertently conveyed to the Purchaser at such time.

          Section 1.3  Consideration.  The aggregate consideration for the
                       -------------
Acquired Assets shall be (i) an amount (the "Purchase Price") equal to the sum of (1) three billion four hundred fifty million dollars ($3,450,000,000) and (2) the 1999 Dividend Shortfall Amount, and (ii) the assumption of the Assumed Liabilities as set forth in Section 1.5 hereof. The Purchase Price shall be paid in accordance with Section 1.4 hereof.

          Section 1.4  Payment of Purchase Price.
                       -------------------------

               (1) In the event that all of the conditions to Closing set forth in Section 7.1 hereof in respect of all of the Acquired Assets are fulfilled or waived as of the Closing, then, at the Closing, the Purchaser shall deliver to CIGNA Holdings the Purchase Price by wire transfer of immediately available funds to an account designated in writing by CIGNA Holdings no less than five business days prior to the Closing.

               (2) In the event that all of the conditions to Closing set forth in Section 7.1 hereof in respect of one or more of the Deferrable Acquired International Companies or Equity Insurance Joint Venture Agreements have not been fulfilled or waived as of the Closing, then:

                    (1) at the Closing, the Purchaser shall deliver to CIGNA Holdings an amount equal to the difference determined by subtracting the aggregate amount of the local statutory surplus determined as of the most recent date for which such information is available for each of the Deferred Assets

     (collectively, the "Deferred Purchase Price Payment Amount") from
     (2) the Purchase Price, by wire transfer of immediately available funds to an account designated in writing by CIGNA Holdings no less than five business days prior to the Closing; and

                    (2) at each Subsequent Closing (if any), the Purchaser shall deliver to CIGNA Holdings an amount equal to such portion of the Deferred Purchase Price Payment Amount which is attributable (using the methodology set forth in Section 1.4(b)(i)(1) above) to the Deferred Assets in respect of which such Subsequent Closing is being held, by wire transfer of immediately available funds to an account designated in writing by CIGNA Holdings no less than five business days prior to such Subsequent Closing.

          Section 1.5  Assumption of Liabilities.  At the Closing (and
                       -------------------------
regardless of whether or not any Subsequent Closings are then contemplated and whether or not any Deferred Assets exist following the Closing), the Purchaser shall assume all liabilities and obligations of any kind or nature whatsoever, whether fixed, absolute, matured, unmatured, accrued, contingent, known or unknown, set forth on Section 1.5 of the Seller Disclosure Schedule (collectively, the "Assumed Liabilities"). At the Closing, the Sellers and their affiliates (as defined in Section 10.1) and the Purchaser shall execute and deliver the Assignment and Assumption Agreement, reinsurance agreements and such other documents and instruments as may be necessary in order to effect the Purchaser's assumption of the Assumed Liabilities.


                                  ARTICLE II


                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Except as provided in Section 9.1 hereof, the Sellers represent and warrant to the Purchaser (i) as of the date of this Agreement with respect to each Section contained in this Article II, (ii) as of the Closing Date with respect to only Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(c), 2.8, 2.11(e), 2.20
and 2.23 hereof, and (iii) as of each Subsequent Closing Date with respect to only Sections 2.1, 2.2, 2.3, 2.4(c) (which Section 2.4(c) shall be deemed to be amended to take into consideration the transfer of any Deferred Asset to another direct or indirect subsidiary of CIGNA to the extent any such transfer was necessary to prevent the transfer of such Deferred Asset to the Purchaser prior to the Subsequent Closing in which such Deferred Asset is conveyed to the Purchaser), 2.5(a), 2.5(c), 2.20 and 2.23 (each such foregoing Section specified in this clause (iii) shall be deemed to be amended at each Subsequent Closing such that it shall only speak in respect of the Deferred Assets being conveyed to the Purchaser as part of such Subsequent Closing) and 2.8 (which Section 2.8 shall not be deemed to be amended in any respect, including that the definition of Seller Material Adverse Effect shall continue to apply to the Business taken as a whole notwithstanding that portions of the Business have been previously conveyed to the Purchaser):

          Section 1.6  Organization, Standing and Corporate or Other Power.
                       ---------------------------------------------------
Each of the Sellers and the Acquired Companies is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a Seller Material Adverse Effect. Each of the Sellers and the Acquired Companies is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Seller Material Adverse Effect. The Sellers have made available to the Purchaser prior to the execution of this Agreement true, correct and complete copies of
(i) the certificate of incorporation and by-laws (or comparable organizational documents) for each of the Acquired Companies and (ii) the Original Equity Insurance Joint Venture Agreements and all material agreements relating to the Equity Insurance Joint Ventures.

          Section 1.7  Authority.  Each of the Sellers has all requisite power
                       ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the Sellers and their affiliates which are a party thereto has all requisite power and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby, and the execution and delivery of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by the Sellers and their affiliates which are a party thereto and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of each such person. This Agreement has been duly executed and delivered by the Sellers and, assuming the due authorization, execution and delivery of this Agreement by the Purchaser, constitutes a legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms. The Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements have been duly executed and delivered by the Sellers and their affiliates which are a party thereto and, assuming the due authorization, execution and delivery of such other agreements, documents and instruments by each of the other parties thereto, constitute legal, valid and binding obligations of the Sellers and their affiliates which are a party thereto, enforceable against each such person in accordance with their terms.

          Section 1.8  Noncontravention.
                       ----------------

               (1) Except as set forth in Section 2.3(a) of the Seller Disclosure Schedule, the execution and delivery of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements do not, and the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements will not, conflict with, or result in any violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien, a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under, (i) the certificate of incorporation or by-laws (or comparable organizational documents) of (1) either of the Sellers, (2) any subsidiary of CIGNA which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements or (3) the Acquired Companies, (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to (1) either of the Sellers, (2) any subsidiary of

CIGNA which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements or (3) the Acquired Companies or their respective properties or assets, (iii) subject to the governmental filings and other matters referred to in Section 2.3(b) below, any Law applicable to (1) either of the Sellers, (2) any subsidiary of CIGNA which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements or (3) the Acquired Companies or their respective properties or assets, (iv) any order, judgment, injunction, award or decree of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon CIGNA or any of its subsidiaries in connection with the Business or (v) any Seller Permit related to the Business, other than, in the case of clauses (ii), (iii), (iv) and (v), any such conflicts, violations, impairments, revocations, defaults, Liens, rights or losses (1) which are based on any facts or circumstances relating to the Purchaser or (2) which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

               (2) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by either of the Sellers, any subsidiary of CIGNA which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements or the Acquired Companies in connection with (i) the execution and delivery of this Agreement by the Sellers, (ii) the execution and delivery of the

Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by the Sellers and their subsidiaries which are a party thereto or
(iii) the consummation by the Sellers and their subsidiaries which are a party to any such agreement of the transactions contemplated hereby or thereby, except in the case of clauses (i), (ii) and (iii), as set forth in Section 2.3(b) of the Seller Disclosure Schedule.

          Section 1.9  INA Corporation and its Subsidiaries.
                       ------------------------------------

               (1) The authorized capital stock of INA Corporation consists of one hundred (100) shares, par value $1.00 per share, of common stock (the "INAC Common Stock"). One hundred (100) shares (the "Acquired Securities") of INAC Common Stock are issued and outstanding, all of which are owned by CIGNA Holdings free and clear of all Liens. No shares of any other class or series of capital stock of INA Corporation are authorized, issued or outstanding. The Acquired Securities have been validly issued and are fully paid and non-assessable and are owned by CIGNA Holdings free and clear of all Liens. All of the equity interests in the subsidiaries of INA Corporation which constitute Acquired Companies and that are held by Acquired Companies have been validly issued and are fully paid and non-assessable (with respect to jurisdictions which recognize such concept) and are owned directly by an Acquired Company free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire from CIGNA Holdings good title to the Acquired Securities free and clear of all Liens, except for restrictions on transfer which arise under the Securities Act and any comparable Laws.

               (2)  Section 2.4(b) of the Seller Disclosure Schedule sets forth
(i) the name, jurisdiction of organization and jurisdictions of qualification or other authorization to conduct insurance business of INAFC, certain subsidiaries of INAFC and certain other persons in which INAFC holds a direct or indirect equity interest, (ii) the authorized number and designation of each series of equity interest of each such legal entity, (iii) the number of each series of equity interest of each such legal entity which is issued and outstanding, (iv) the number of each series of equity interest of each such legal entity that is held by other Acquired Companies and the identity of each such Acquired Company and (v) in the case where an equity interest in each such legal entity is held by one or more persons who are not Acquired Companies, the number of each series of equity interest that is owned by each such person and the identity of each such person.

               (3)  Section 2.4(c) of the Seller Disclosure Schedule sets forth
(i) the name, jurisdiction of organization and jurisdictions of qualification or other authorization to conduct insurance business of CIH, certain subsidiaries of CIH and certain other persons in which CIH holds a direct or indirect equity interest, (ii) the authorized number and designation of each series of equity interest of each such legal entity, (iii) the number of each series of equity interest of each such legal entity which is issued and outstanding, (iv) the number of each series of equity interest of each such legal entity that is held by other Acquired Companies and the identity of each such Acquired Company and
(v) in the case where an equity interest in each such legal entity is held by one or more persons who are not Acquired Companies, the number of each series of equity interest that is owned by each such person and the identity of each such person.

               (4) Except as set forth in Sections 2.4(b), 2.4(c) or 2.4(d) of the Seller Disclosure Schedule, except for interests which constitute a part of the Excluded Business, except for the Equity Insurance Joint Ventures and except for investment securities owned by the Acquired Companies in the ordinary course of business, none of the Acquired Companies owns any equity interest, or any interest convertible or exchangeable into an equity interest, in any person.

               (5) There are no outstanding options, warrants, calls, preemptive or other rights, commitments, subscriptions or agreements of any kind to which CIGNA or any of its subsidiaries or any of the Acquired Companies is a party, or by which CIGNA or any of its subsidiaries or any of the Acquired Companies is bound, relating to the sale, issuance or voting of, or the granting of rights to acquire, all or a portion of the equity interests of any of the Acquired Companies, or any securities convertible or exchangeable into or evidencing the right to purchase all or a portion of the equity interests in any of the Acquired Companies. There are no restrictions upon the voting or transfer of the Acquired Securities pursuant to INA Corporation's certificate of incorporation or bylaws. There are no voting trusts or other agreements or understandings to which CIGNA or any of its subsidiaries or any of the Acquired Companies is a party with respect to the voting of the equity interests of any of the Acquired Companies.

          Section 1.10  Compliance with Applicable Laws; Litigation.
                        -------------------------------------------

               (1) Except as set forth in Section 2.5(a) of the Seller Disclosure Schedule, the Acquired Companies hold all permits, licenses, variances, exemptions, orders and registrations of all Governmental Entities which are required for the operation of their respective businesses (collectively, the "Seller Permits"). The Acquired Companies are in material compliance with the terms of the Seller Permits. As of the date of this Agreement, there are no pending or, to the knowledge of the Sellers, threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal of any Seller Permit, in any such case except where such a revocation, cancellation, suspension or nonrenewal would not, individually or in the aggregate, have a Seller Material Adverse Effect.

               (2) Except as set forth in Sections 2.5(b) or 2.10 of the Seller Disclosure Schedule, as of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and, except for suits, actions or proceedings related to any insurance contract or reinsurance contract, no suit, action or proceeding by any person, in each case where an Acquired Company has been named as a defendant, is pending or, to the knowledge of the Sellers, threatened, other than those the outcome of which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

               (3) Except as set forth in Section 2.5(c) of the Seller Disclosure Schedule, none of the Acquired Companies is subject to any outstanding judgment, award, order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has CIGNA or any of its subsidiaries been advised in writing or, to the knowledge of the Sellers, verbally since January 1, 1997 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement that would, individually or in the aggregate, have a Seller Material Adverse Effect.

               (4) Except with respect to those violations (if any) which would not, individually or in the aggregate, have a Seller Material Adverse Effect, in respect of the business, (i) neither CIGNA nor any of its subsidiaries is in violation of Law and (ii) without limiting the generality of its subsidiaries has received any written notice from any Governmental Entity since January 1, 1997 alleging any violation of Law.

          Section 1.11   Financial Statements.
                         --------------------

               (1) On or prior to the date hereof, the Sellers have made available to the Purchaser true, correct and complete copies of (i) the unaudited pro forma consolidated balance sheet of the Business as of December 31, 1997, and the related unaudited pro forma consolidated statement of income for the year ended December 31, 1997, together, in each case, with certain notes thereon (collectively, the "Unaudited 1997 Business Financial Statements"), and
(ii) the unaudited pro forma consolidated balance sheet of the Business as of September 30, 1998 and the related unaudited, pro forma consolidated statement of income for the nine months ended September 30, 1998, together, in each case, with certain notes thereon (collectively, the "Unaudited Interim Business Financial Statements" and, together with the Unaudited 1997 Financial Statements, the "Unaudited Business Financial Statements"). The Unaudited Business Financial Statements have been prepared from the books and records of CIGNA and its subsidiaries. The Unaudited Business Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position and results of operations of the Business as of the dates and for the periods indicated therein (subject, in the case of the Unaudited Interim Business Financial Statements, to normal recurring year-end adjustments).

               (2) On or prior to the date hereof, the Sellers have made available to the Purchaser true, correct and complete copies of (i) all annual and quarterly convention statements as filed with the United States domiciliary state insurance departments with jurisdiction over the Domestic Insurance Companies as of and for the years ended December 31, 1997 and 1996, and the quarter ended September 30, 1998, together with all exhibits, schedules and actuarial opinions filed therewith (collectively, the "Domestic SAP Financial Statements"), and (ii) all material annual financial statements as filed with international insurance regulatory authorities with jurisdiction over the International Insurance Companies as of and for the two most recent fiscal years ending on or before June 30, 1998, together with all exhibits, schedules, actuarial opinions or memoranda filed therewith (collectively, the "International Insurance Company Financial Statements" and, together with the Domestic SAP Financial Statements, the "Insurance Company Financial Statements"). Each of the audited Domestic SAP Financial Statements presents fairly in all material respects, the assets, liabilities, capital and surplus and the results of operations and its cash flows at the date thereof prepared in conformity with statutory accounting practices prescribed or permitted by the insurance department of the domiciliary state of the Domestic Insurance Company specified thereon. No material deficiencies or required adjustments with respect to such Domestic SAP Financial Statements have been asserted in writing by any insurance regulatory authority which have not been cured or otherwise resolved to the satisfaction of such insurance regulatory authority and which have not been made available to the Purchaser prior to the date hereof. Each of the International Insurance Company Financial Statements has been prepared in accordance with the Laws of the relevant jurisdictions.

          Section 1.12   Undisclosed Liabilities.  Except for liabilities (i)
                         -----------------------
reflected in this Agreement or in Section 2.7 of the Seller Disclosure Schedule,
(ii) reflected, accrued or reserved against in the Unaudited Interim Business Financial Statements or (iii) incurred in the ordinary course of business since September 30, 1998, since September 30, 1998, the Business has not incurred any liabilities, whether absolute, accrued or contingent, of a nature that would, individually or in the aggregate, have a Seller Material Adverse Effect.

          Section 1.13   Absence of Certain Changes. Except as set forth in
                         --------------------------
Section 2.8 or 4.1 of the Seller Disclosure Schedule, since September 30, 1998:
(i) the Sellers and each of the Acquired Companies have conducted the Business only in the usual and ordinary course consistent with past practice; and (ii) except for claims arising under policies of insurance or reinsurance from and after the date of this Agreement, the Business has not suffered any damage, destruction, loss or other event (whether or not in the ordinary course of business) which, individually or in the aggregate with all other such events, would have a Seller Material Adverse Effect.

          Section 1.14   Employee Benefit Plans; ERISA.
                         -----------------------------

                (1) Section 2.9(a) of the Seller Disclosure Schedule contains a true, correct and complete list, as of the date of this Agreement, of: each "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by CIGNA or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with CIGNA or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which CIGNA or any of its subsidiaries or an ERISA Affiliate is party, for the benefit of any employee or former employee of the Business (the "Plans") other than any Plan that is not subject to United States Law (any such Plan, a "Foreign Plan"). Section 2.9(a) of the Seller Disclosure Schedule also contains a true, correct and complete list, as of the date of this Agreement, of each material Foreign Plan. Each of the Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), is hereinafter referred to in this Agreement as a "Title IV Plan".

               (2) With respect to each Plan other than any Foreign Plan, CIGNA has heretofore made available to the Purchaser true, correct and complete copies of each of the following documents, to the extent applicable: a copy of each Plan (or, in the case of an unwritten Plan, a summary of the material terms thereof) and any amendments thereto; and a copy of the most recent Summary Plan Description required under ERISA. With respect to each material Foreign Plan, CIGNA has heretofore used its Reasonable Best Efforts to make available to the Purchaser true, correct and complete copies of plan documents, descriptions and summaries relating thereto.

               (3) No liability under Section 302 or Title IV of ERISA has been incurred by CIGNA or its subsidiaries or any ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Sellers, no condition exists that presents a material risk to CIGNA or its subsidiaries or any ERISA Affiliate of incurring any such liability. Insofar as the representation made in this Section 2.9(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which CIGNA or any of its subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the last day of the most recent plan year which ended prior to the Closing Date.

               (4) The Pension Benefit Guarantee Corporation has not instituted proceedings to terminate any Title IV Plan.

               (5) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan which ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been made in full.

               (6) No Title IV Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA.

               (7) Each Plan has been operated and administered in all material respects in accordance with its terms and in accordance with Law, including but not limited to ERISA and the Code and no written notice has been delivered to CIGNA by any governmental authority questioning or challenging such compliance. Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified and, to the knowledge of the Sellers, no event has occurred since the date of such letter which could reasonably be expected to give rise to disqualification of any such Plan. There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any participant or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

      Section 1.15  Taxes.  Other than as set forth in Section 2.10 of the
                    -----
Seller Disclosure Schedule:

               (1) Each of the Acquired Companies has (i) timely filed or caused to be filed all material Tax Returns required to be filed by them, and all such returns were true, correct and complete in all material respects when filed and (ii) paid all Taxes shown to be due on such Tax Returns, other than such Taxes that are being contested in good faith.

               (2) No material federal, state, local or foreign audits or other administrative proceedings have formally commenced and are presently pending with regard to any Income Taxes, sales or use taxes, any Taxes imposed with respect to the receipt of insurance premiums, any value added taxes or, to the knowledge of the Sellers, any other Taxes or Tax Returns with respect to any of the foregoing Taxes of or including the Acquired Companies, and no notification has been received in writing that such an audit or other proceeding is pending or threatened with respect to any Income Taxes, sales or use taxes, any Taxes imposed with respect to the receipt of insurance premiums, any value added taxes or, to the knowledge of the Sellers, any other Taxes due from or with respect to (or Tax Returns with respect to any of the foregoing Taxes) any of the Acquired Companies.

               (3) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Income Taxes, sales or use taxes, any Taxes imposed with respect to the receipt of insurance premiums, any value added taxes or, to the knowledge of the Sellers, any other Taxes or deficiencies against any of the Acquired Companies, other than the six-month extension of the statute of limitations which results from filing of United States federal Income Tax Returns by the extended due date.

               (4) None of the Acquired Domestic Companies is party to any agreement, and none of the Acquired International Companies is party to any material agreement, providing for the allocation or sharing of Taxes, other than the Tax Sharing Agreement.

               (5) There are no material statutory liens for Taxes upon the assets of any of the Acquired Companies, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith.

               (6) No consent to the application of Section 341(f)(2) of the Code (or any comparable provision of state, local or foreign law) has been made or filed by or with respect to any of the Acquired Companies.

               (7) None of the Acquired Companies has agreed to make an adjustment pursuant to Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise.

               (8) None of the Acquired Companies has executed, entered into or is subject to any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any comparable provision of state, local or foreign law with respect to any period for which the statute of limitations has not expired.

               (9) None of the Acquired Companies have as of the date hereof any material Tax attributes which are subject to limitation under Sections 382, 383, 384 or 904(f) of the Code or are subject to limitation under consolidated return regulations regarding separate return limitation years or consolidated return changes of ownership.

               (10) None of the material assets of the Acquired Companies constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the material assets contained in the Unaudited Business Financial Statements of the Acquired Companies is subject to a lease, safe harbor lease or other arrangement as a result of which the Acquired Companies are not treated as the owner for U.S. federal Income Tax purposes.

      Section 1.16   Intellectual Property.
                     ---------------------

          (1) Section 2.11(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of (i) all material Intellectual Property registrations and applications for registration owned by the Acquired Companies, (ii) all material Intellectual Property registrations and applications for registration owned by CIGNA or its subsidiaries (other than the Acquired Companies) and used in the conduct of the Business and (iii) all license agreements relating to material Intellectual Property used by the Acquired Companies in the conduct of the Business (whether as licensor or licensee). For purposes of this Agreement, "Intellectual Property" means all of the following throughout the world: trademarks, service marks, trade names, slogans, logos and general intangibles of like nature (together with all registrations and applications therefor and the goodwill of the business associated therewith), patents (including, without limitation, reissues, continuations in part, continuations, reexaminations, divisionals and provisionals), patent applications, copyrights, registered copyrights and copyright applications, trade secrets, proprietary information and know-how, including formulae, compilations, programs, devices, methods, techniques and processes related thereto. For purposes of this Agreement, "Computer Hardware" means all computers, input or output devices (including printers, monitors and other similar devices), data storage devices (including disk drives, tape drives and other similar devices) and network, telecommunications, computing and communications devices and devices related thereto.

          (2) Section 2.11(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of material Intellectual Property registrations and applications for registration together with all license agreements relating to material Intellectual Property necessary for the conduct of the Business as conducted on the date of this Agreement but which will be retained by one of the Sellers or their subsidiaries (other than the Acquired Companies)

(collectively, the "Retained Intellectual Property"). Except as expressly provided for in Section 5.5 hereof, in the Copyright Assignment or in the Trademark Assignment, the parties hereto agree that neither the Purchaser nor any of its subsidiaries (including all of the Acquired Companies conveyed to the Purchaser) shall obtain any right in, to or under the Retained Intellectual Property as a result of the transactions contemplated by this Agreement.

          (3) To the knowledge of the Sellers, no registered copyright, trademark, service mark or patent set forth in Section 2.11(a) of the Seller Disclosure Schedule has lapsed, expired, been abandoned or cancelled, or is subject to any pending or threatened opposition or cancellation proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any court or in any other registration authority in any country, and all fees for maintenance or otherwise noted in Section 2.11(a) of the Seller Disclosure Schedule and all other filings noted in Section 2.11(a) of the Seller Disclosure Schedule have been made in a timely manner except for such lapses, expirations, abandonments, cancellations or oppositions or failure to pay fees or make other filings which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (4) Except as set forth in Section 2.11(d) of the Seller Disclosure Schedule, there are no claims pending or, to the knowledge of the Sellers, threatened, and, to the knowledge of the Sellers, there is no basis for any claim, (i) alleging that the Intellectual Property set forth in Section 2.11(a) of the Seller Disclosure Schedule infringes upon or constitutes an unauthorized use or violation of the Intellectual Property of any third party, (ii) alleging that the Intellectual Property set forth in Section 2.11(a) of the Seller Disclosure Schedule is being infringed by or has been infringed upon by any third party or (iii) challenging the ownership, validity or enforceability of the Intellectual Property set forth in

Section 2.11(a) of the Seller Disclosure Schedule, other than, in the case of clauses (i), (ii) and (iii), those claims and infringements which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (5)     The Acquired Companies own or have valid licenses to use all
(i) material Intellectual Property (including in respect of all material Computer Software) and (ii) material Computer Hardware, used by the Acquired Companies in the conduct of the Business.

          (6)     This Section 2.11 is subject to Section 4.16 hereof.

    Section 1.17  Contracts; Insurance Contracts.
                  ------------------------------

          (1) Other than those agreements and documents set forth in Sections 2.14, 2.18 or 2.26 of the Seller Disclosure Schedule, Section 2.12(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, each (i) material systems outsourcing agreement to which any of the Acquired Companies is a party or which constitutes a part of the Contributed Assets, (ii) material distribution agreement to which any of the Acquired Domestic Companies is a party or which constitutes a part of the Contributed Assets, (iii) to the knowledge of the Sellers, distribution agreement to which any of the Acquired International Companies is a party or which constitutes a part of the Contributed Assets, (iv) noncompetition or nonsolicitation agreement which by its terms expressly restricts the Business and (v) other agreement pursuant to which the Business receives or is reasonably expected to receive payments, or makes or is reasonably expected to make payments, of at least five million dollars ($5,000,000) per calendar year or twenty million dollars ($20,000,000) over any five-year period (clauses (i) through (v), collectively, the "Material Business Contracts"). With respect to each Material Business Contract, assuming the due authorization, execution and delivery thereof by the other party or parties thereto,

(i) each Material Business Contract is valid and binding and is in full force and effect, (ii) the Acquired Companies are not, and, to the knowledge of the Sellers, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in each of the Material Business Contracts and (iii) no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default under any Material Business Contract, other than, in the case of clauses
(i), (ii) and (iii), where such failures to be valid and binding and in full force and effect and defaults would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (2) To the extent required under Law, all Insurance Contracts in force as of the date hereof are on forms approved by insurance regulatory authorities of the jurisdiction in which they were issued or on forms which have been filed with and not objected to by such authorities within the period provided for objection and any premium rates with respect to such Insurance Contracts required to be filed with or approved by such applicable insurance regulatory authorities have been so filed or approved, except where the failure to make such filings and have such approval or non-objection or the failure to so comply would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (3) Except as set forth in Section 2.12(c) of the Seller Disclosure Schedule, none of CIGNA, its subsidiaries or, to the knowledge of the Sellers, any other party thereto is in material breach of the terms of the Original Equity Insurance Joint Venture Agreements.

      Section 1.18  Real Property.  Section 2.13 of the Seller Disclosure
                    -------------
Schedule sets forth a true, correct and complete list of all real property owned by any of the Acquired Domestic Companies, none of which are subject to any Liens except Permitted Liens, and all leases for real property to which any of the Acquired Domestic Companies is a party. Section 2.13 of the Seller Disclosure Schedule sets forth a true, correct and complete list of real property owned or occupied by the Acquired International Companies and all material leases for real property to which any of the Acquired International Companies is a party. Each such lease is valid, binding and enforceable in accordance with its respective terms against the Acquired Domestic Company party thereto and, to the knowledge of the Sellers, against the other parties thereto, and there does not exist under any such lease any material default by the Acquired Domestic Company party thereto or, to the knowledge of the Sellers, the other parties thereto. With respect to the real property owned by the Acquired Domestic Companies, the Sellers have not received any written notice with respect to: (i) any claimed or actual material violation of any zoning, subdivision, building or health law, ordinance or rule that has not heretofore been corrected or permanently dismissed; (ii) any claim, advice or acknowledgment that any parcel of the owned real property is intended to be acquired by condemnation, eminent domain or similar process; or (iii) any claim or attempt to take or retake any parcel of the owned real property pursuant to quiet title action, action for recision or reversion or similar action whereby any person is seeking ownership of any parcel of such owned real property.

          Section 1.19  Affiliate Transactions.  Section 2.14 of the Seller
                        ----------------------
Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of (i) all written contracts, agreements or other arrangements in effect as of the date hereof and (ii) to the knowledge of the Sellers, all verbal contracts, agreements or other arrangements which will remain in effect following the Closing (other than those governed by CIGNA's cost transfer methodology program described in Section 2.14 of the Seller Disclosure Schedule), in the case of clauses (i) and (ii), between CIGNA or any of its subsidiaries (other than the Acquired Companies), on the one hand, and any of the Acquired Companies, on the other, and pursuant to which payments of at least one hundred thousand dollars ($100,000) per calendar year are made or reasonably expected to be made. Other than contracts, agreements or other arrangements disclosed pursuant to Section 2.9 of this Agreement, there are no agreements of the type which would have to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC and to which any of the Acquired Companies, on the one hand, and any officer or employee of an Acquired Company, on the other, is a party.

          Section 1.20  Environmental Matters.  Except as set forth in Section
                        ---------------------
2.15 of the Seller Disclosure Schedule:

                (1) The Business is and has been in compliance with all applicable Environmental Laws including, but not limited to, the possession of all permits and other governmental authorizations required under applicable Environmental Laws, except for such non-compliance which individually or in the aggregate would not have a Seller Material Adverse Effect.

                (2) There is no pending or, to the knowledge of the Sellers, threatened claim, lawsuit, lien or administrative proceeding against the Business under any Environmental Law, except for claims, lawsuits or administrative proceedings which individually or in the aggregate would not have a Seller Material Adverse Effect. The Sellers have not received written notice from any person, including any Governmental Entity, alleging that the Business is in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved, except for such violations or liabilities which individually or in the aggregate would not have a Seller Material Adverse Effect.

                (3) To the knowledge of the Sellers, no Hazardous Materials are present at any property currently owned, occupied or leased by the

Acquired Companies (including soils, groundwater, surface water, buildings or other structures) in such amount or condition as could reasonably be expected to require remediation under any Environmental Laws.

                (4) The Sellers have made available to the Purchaser copies of all environmental reports, studies, assessments and sampling data (other than routine environmental data or correspondence generated on a day-to-day basis) in its possession prepared since January 1, 1995, relating to properties owned and occupied by the Acquired Companies.

                (5) The Acquired Companies have not caused the release, transport or disposal of Hazardous Materials at or to any location that, to the knowledge of the Sellers, is subject to environmental investigation or remediation and is reasonably likely to result in a claim against the Acquired Companies.

                (6)     The representations and warranties set forth in this
Section 2.15 are the sole and exclusive representations and warranties of the Sellers in this Agreement relating to environmental matters.

          Section 1.21  Insurance Coverage.  Section 2.16 of the Seller
                        ------------------
Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of all in force policies of insurance with persons which are not affiliates of CIGNA (the "Third Party Insurance Policies" and, together with in force policies of insurance with persons which are affiliates of CIGNA, the "Insurance Policies"), including the annual premiums thereof, relating to the assets, properties, business, operations, employees, officers or directors of the Acquired Companies which (i) have been issued to any of the Acquired Companies or (ii) are held by CIGNA or any of its subsidiaries (other than the Acquired Companies) for the benefit of the Acquired Companies. Except in respect of self-insurance where an affiliate of CIGNA provides the relevant coverage,
(i) each Acquired

Company maintains insurance relating to its assets, properties, business, operations, employees, officers or directors in such amounts and against such risks as are reasonable for a comparable company, and (ii) all such insurance is in full force and effect and, to the knowledge of the Sellers, has been issued by licensed insurers.

          Section 1.22  Regulatory Filings.  Except as set forth in Section 2.17
                        ------------------
of the Seller Disclosure Schedule, all reports, statements, documents, registrations, filings or submissions (including without limitation any sales material) required to be filed with any Governmental Entity to the extent they relate to the Business, have been filed, except where the failure to make such filings would not, individually or in the aggregate, have a Seller Material Adverse Effect. Except as set forth in Section 2.17 of the Seller Disclosure Schedule, all such reports, registrations, filings and submissions were in compliance with Law when filed or as amended or supplemented, and no deficiencies have been asserted in writing by any such Governmental Entity with respect to such reports, registrations, filings or submissions that have not been remedied, except for any non-compliance or deficiencies which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          Section 1.23  Reinsurance.  Section 2.18 of the Seller Disclosure
                        -----------
Schedule sets forth a true, correct and complete list as of the date of this Agreement of (i) each reinsurance treaty currently in force with Third Party Reinsurers to which any of the Acquired Companies is a party or which otherwise constitutes a part of the Contributed Assets, (ii) each expired reinsurance treaty to which any of the Acquired Companies is a party or which otherwise constitutes a part of the Contributed Assets, and under which, as of December 31, 1997, there remains any outstanding amounts payable to the Acquired Companies party thereto in excess of ten million dollars ($10,000,000), and
(iii) each reinsurance treaty which has any of the Acquired

Companies, on the one hand, and CIGNA or any of its affiliates (other than the Acquired Companies), on the other, as a party thereto, copies of each of which have been made available to the Purchaser (clauses (i) through (iii), collectively, the "Reinsurance Agreements"). Each of the Reinsurance Agreements is valid and binding and is in full force and effect. As of the date of this Agreement, no other party to any Reinsurance Agreement has given written notice to INA Corporation or its subsidiaries which constitute Acquired Companies that it intends to terminate or cancel any Reinsurance Agreement as a result of the transactions contemplated by this Agreement which would, individually or in the aggregate with all such other notices, have a Seller Material Adverse Effect. The transactions contemplated by this Agreement shall not affect the obligations (if any) of the other parties to the Reinsurance Agreements to make payments to the Acquired Companies party thereto. No Acquired Company is in default as to any provision of any Reinsurance Agreement except for defaults, which would not, individually or in the aggregate, have a Seller Material Adverse Effect. Each Domestic Acquired Company was entitled to take credit in its most recent Insurance Company Financial Statement in accordance with SAP for that portion of each Reinsurance Agreement as to which credit was taken in such statements.

          Section 1.24  Brokers.  Except as set forth in Section 2.19 of the
                        -------
Seller Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

          Section 1.25  Permits, Licenses and Franchises.  Section 2.20 of the
                        --------------------------------
Seller Disclosure Schedule lists all jurisdictions in which the Insurance Companies are licensed to issue Insurance Contracts. The Domestic Insurance Companies have been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Contracts that they are currently writing, and were duly authorized to issue the Insurance Contracts that they are not currently writing at the time such Insurance Contracts were issued, in the respective states in which they conduct the Business, except for authorizations the failure of which to have would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          Section 1.26  Contributed Assets.  The Sellers (or their subsidiaries)
                        ------------------
have good and marketable title to all of the Contributed Assets, free of all Liens except for Permitted Liens. Except for assets which are the subject of the Ancillary Agreements, except for the Acquired Companies and the assets they own, except for the Equity Insurance Joint Venture and Perdana CIGNA Insurance Berhad, except for the agreements set forth in Sections 2.14 and 4.13 of the Seller Disclosure Schedule and except for the Excluded Business, the Contributed Assets constitute all of the assets owned by CIGNA or any of its subsidiaries (other than the Acquired Companies) which are used exclusively in the Business, other than any such assets the absence of which would not have a Seller Material Adverse Effect.

          Section 1.27  Rating Agencies. Between January 1, 1998 and the date of
                        ---------------
this Agreement, no rating agency has imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Insurance Company which is rated as of the date of this Agreement or indicated in writing that it is considering the downgrade of any rating assigned to any such Insurance Company. Each such Insurance Company has as of the date of this Agreement the A.M. Best Company Inc., Standard & Poor's Corporation Rating Service, a division of McGraw Hill Companies, Inc. ("Standard & Poor's"), and/or Moody's Investors Service, Inc. respective rating set forth in Section 2.22 of the Seller Disclosure Schedule.

          Section 1.28  No Other Agreements to Sell the Acquired Companies.
                        --------------------------------------------------
Except as set forth in Section 2.23 of the Seller Disclosure Schedule, except as contemplated by the Excluded Business Transfer Agreements and except as may be necessary to effect the Sellers' retention of Deferred Assets which exist at the Closing or any Subsequent Closing, none of the Sellers or the Acquired Companies has any agreement, absolute or contingent, with any other person to sell the capital stock, material assets or business of any Acquired Company or to effect any merger, consolidation or other reorganization of any Acquired Company or to enter into any agreement with respect thereto.

          Section 1.29  1995 Restructuring.  The Sellers have made available to
                        ------------------
the Purchaser all agreements entered into to effectuate the 1995 Restructuring.

          Section 1.30  Year 2000 Compliance.  CIGNA has established an
                        --------------------
implementation plan and budgeted a reasonably sufficient amount of capital and resources to institute software systems which include design, performance and functionality and which are intended to ensure (it being acknowledged and agreed by the parties hereto that such intention may never be realized) that such software systems do not cause the Acquired Companies to experience invalid or incorrect results or abnormal software operation related to calendar year 2000 except where such invalid or incorrect results or abnormal software operation would not, individually or in the aggregate, have a Seller Material Adverse Effect. Such plan and budget envision the creation of software systems which include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century. As of the date of this Agreement, such plan, in respect of the Business, is generally proceeding on schedule.

          Section 1.31  Producers.
                        ---------

              (1) Section 2.26(a) of the Seller Disclosure Schedule lists, based upon commissions paid during calendar year 1997, (i) the twenty-five (25) largest producers of the Domestic Insurance Companies, together with the aggregate amount of commissions paid to each such producer by the Domestic Insurance Companies in 1997 and the first eleven months of 1998, and (ii) to the knowledge of the Sellers, the fifty (50) largest producers of the International Insurance Companies as of the date hereof (clauses (i) and (ii), collectively, the "Key Producers").

              (2) As of the date of this Agreement, no other party to any Producer Agreement has given written notice to INA Corporation or its subsidiaries which constitute Acquired Companies that it intends to terminate or cancel any Producer Agreement as a result of the transactions contemplated by this Agreement which would, individually or in the aggregate with all such other notices, have a Seller Material Adverse Effect.

              (3) Section 2.26(c) of the Seller Disclosure Schedule lists the standard forms of producer agreements currently being utilized by the Insurance Companies. The Sellers have made available to the Purchaser true, correct and complete copies of such standard forms of producer agreements.

              (4) The contracts and other agreements (the "Producer Agreements") relating to the Business between the Insurance Companies and the Key Producers, are valid, binding and in full force and effect in accordance with their respective terms as against the Insurance Companies, and, to the knowledge of the Sellers, the other parties thereto, and none of the Insurance Companies and, to the knowledge of the Sellers, any Key Producer is in default with respect to any Producer Agreement, other than for such failures to be valid, binding and in full force and effect or such defaults which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

             (5) Since January 1, 1997, to the knowledge of the Sellers, at the time any of the Insurance Companies paid commissions to any producer in connection with the sale of Insurance Contracts, each such producer was duly licensed if required by Law in the particular jurisdiction in which such producer sold such Insurance Contract for the Insurance Companies.

             (f) Except as set forth in Section 2.26(f) of the Seller Disclosure Schedule, none of the Acquired Companies has any equity or voting interest in any person which is a managing general agent.

         Section 1.32  Reserves.
                       --------

             (1) Since January 1, 1997, no domiciliary state department of insurance has alleged in writing that the reserves carried on the Domestic SAP Financial Statements by the Domestic Insurance Companies for future insurance policy benefits, losses and claims (including claims litigation) are not in compliance with applicable statutory requirements.

             (2) Except as set forth in Section 2.27(b) of the Seller Disclosure Schedule, since January 1, 1997, no international insurance regulatory authority with jurisdiction over the International Insurance Companies has alleged in writing that the reserves carried on the International Insurance Company Financial Statements by the International Insurance Companies for future insurance policy benefits, losses and claims (including claims litigation) are materially not in compliance with applicable statutory requirements.

             (3) The statistical data listed on Section 2.27(c) of the Purchaser Disclosure Schedule: (i) was derived from the books and records of the Acquired Companies; (ii) has been, together with analyses and other data, relied upon by the Acquired

Companies in establishing their reserves; and (iii) is believed by the Sellers to be generally of a type that is acceptable for purposes of establishing reserves as required from time to time as part of the reserving process.

          Section 1.33  Financial and Market-Conduct Examinations.  The Sellers
                        -----------------------------------------
have made available to the Purchaser true, correct and complete copies of the reports (or the most recent drafts thereof, to the extent any final reports are not available) reflecting the results of any financial examinations or market-conduct examinations of any of the Insurance Companies conducted by any Governmental Entity since January 1, 1995.

          Section 1.34  Certain Dividends.  The aggregate amount of cash
                        -----------------
dividends declared by INA Corporation during the period from July 1, 1998 through the date of this Agreement was not greater than one hundred sixty-four million three hundred thousand dollars ($164,300,000).

          Section 1.35  Labor.  Except as set forth in Section 2.30 of the
                        -----
Seller Disclosure Schedule, as of the date of this Agreement, with respect to the Acquired Companies: (i) neither of the Sellers is party to or bound by any collective bargaining agreement with any labor organization; (ii) no labor organization or group of employees has filed any representation petition or made any written or, to the knowledge of the Sellers, verbal demand to the Sellers for recognition; (iii) to the knowledge of the Sellers, no union organizing or decertification efforts are underway or threatened; (iv) since January 1, 1996, there has been no labor strike or work stoppage and none is under way or, to the knowledge of the Sellers, threatened; (v) there is no unfair labor practice charge or complaint against the Sellers pending, or to the knowledge of the Sellers, threatened before the National Labor Relations Board; and (vi) no term or condition of employment exists through arbitration awards, settlement agreements, or written side agreements that is contrary in any material respect to the express terms of any applicable collective bargaining agreement.

          Section 1.36  Guaranty Fund Assessments.  Each of the Insurance
                        -------------------------
Companies has paid in full all guaranty fund assessments (and any foreign equivalents) required by any Governmental Entity to be paid by or for it prior to the date of this Agreement. As of the date of this Agreement, except as set forth in Section 2.31 of the Seller Disclosure Schedule and except as and to the extent reserved against in the Unaudited Business Financial Statements or the Insurance Company Financial Statements, the Insurance Companies have not received any guaranty fund assessments requiring any payments to be made which, as of the date of this Agreement, have not been paid in full.

          Section 1.37  Portfolio Investments.  All investments included in the
                        ---------------------
investment portfolios of each of the Insurance Companies as of the date of this Agreement comply in all material respects with all applicable insurance laws and regulations of each of the jurisdictions to which the Insurance Companies are subject relating thereto. Except as set forth in Section 2.32 of the Seller Disclosure Schedule, as of December 31, 1998, none of the investments included in the investment portfolios of the Insurance Companies is in default in the payment of principal or interest or dividends. None of the Acquired Companies is a party to any derivative transaction which, pursuant to its terms and without any additional investment decision on the part of an Acquired Company, could result in an additional payment by such Acquired Company.

          Section 1.38  Certain Arrangements.  Section 2.33 of the Seller
                        --------------------
Disclosure Schedule sets forth a list as of the date of this Agreement of those 100% indemnity reinsurance agreements (i) which have been entered into on or after January 1, 1996 other than in connection with state residual market mechanisms (including workers' compensation pools and plans) and (ii) which have been entered between any Domestic Insurance Company, on the one hand, and persons other than affiliates of CIGNA or captive insurers owned by policyholders of the Domestic Insurance Companies, on the other, and (iii) under which there are outstanding reinsurance recoverables, as of the date of this Agreement, in excess of two million five hundred thousand dollars ($2,500,000).

          Section 1.39 Internal Pooling Arrangements.
                       -----------------------------

               (1) Other than (i) the Amended and Restated Reinsurance Agreement, dated as of December 31, 1995, by and among Bankers Standard Fire and Marine Company, Bankers Standard Insurance Company, CIGNA Employers Insurance Company, CIGNA Fire Underwriters Insurance Company, CIGNA Insurance Company, CIGNA Indemnity Insurance Company, CIGNA Property and Casualty Insurance Company, Indemnity Insurance Company of North America, Pacific Employers Insurance Company, and Insurance Company of North America (as amended, the "Intercompany Reinsurance Pooling Agreement"), (ii) reinsurance agreements between parties to the Intercompany Reinsurance Pooling Agreement, on the one hand, and the Domestic Insurance Companies, on the other, and (iii) reinsurance agreements between CIGNA Overseas Insurance Company and any International Insurance Company, as of the date of this Agreement, none of the Acquired Companies is a party to any intercompany reinsurance pooling agreement with CIGNA or any of its affiliates (other than the Acquired Companies).

               (2) Except for the Insurance Company of North America, CIGNA Property and Casualty Insurance Company, CIGNA Insurance Company and Indemnity Insurance Company of North America, no Domestic Insurance Company wrote, on a direct basis, more than 10% of the aggregate gross written premiums written by all of the Domestic Insurance Companies in calendar year 1997.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASER

          The Purchaser represents and warrants to each of the Sellers (i) as of the date of this Agreement with respect to each Section contained in this
Article III, (ii) as of the Closing Date with respect to only Sections 3.1, 3.2, 3.3, 3.4(a), 3.5 and 3.6 hereof and (iii) as of each Subsequent Closing Date with respect to only Sections 3.1, 3.2, 3.3, 3.4(a), 3.5 and 3.6 hereof:

          Section 1.40  Organization, Standing and Corporate Power.  The
                        ------------------------------------------
Purchaser is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be in good standing would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The Purchaser is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. The Purchaser has made available to CIGNA prior to the execution of this Agreement true, correct and complete copies of the Memorandum of Association and Articles of Association of the Purchaser.

          Section 1.41  Authority.  The Purchaser has all requisite power and
                        ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser and its affiliates which are a party thereto have all requisite power and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby, and the execution and delivery of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by the Purchaser and its affiliates which are a party thereto and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of each such person. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements have been duly executed and delivered by the Purchaser and its affiliates which are a party thereto and, assuming the due authorization, execution and delivery of such other agreements, documents and instruments by each of the other parties thereto, constitute legal, valid and binding obligations of the Purchaser and its affiliates which are a party thereto, enforceable against each such person in accordance with their terms.

          Section 1.42   Noncontravention.
                         ----------------

               (1) Except as set forth in Section 3.3(a) of the Purchaser Disclosure Schedule, the execution and delivery of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements do not, and the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements will not, conflict with, or result in any violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien (other than pursuant to financing arrangements entered into by the Purchaser or any subsidiary of the Purchaser to finance the transactions contemplated by this Agreement), a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under, (i) the Memorandum of Association or Articles of Association of the Purchaser and the certificate of incorporation and by-laws (or comparable organizational documents) of any subsidiary of the Purchaser which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed in connection with this Agreement or the Ancillary Agreements, (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to the Purchaser or any subsidiary of the Purchaser which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed in connection with this Agreement or the Ancillary Agreements or their respective properties or assets, (iii) subject to the governmental filings and other matters referred to in Section 3.3(b) below, any Law applicable to the Purchaser or any subsidiary of the Purchaser which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed in connection with this Agreement or the Ancillary Agreements or their respective properties or assets, (iv) any order, judgment, injunction, award or decree of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon the Purchaser or any of its subsidiaries or (v) any Purchaser Permit, other than, in the case of clauses
(ii), (iii), (iv) and (v), any such
conflicts, violations, impairments, revocations, defaults, Liens, rights or losses (1) which are based on any facts or circumstances relating to the Sellers or (2) which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

               (2) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by the Purchaser or any subsidiary of the Purchaser which is a party to the Ancillary Agreements or the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements in connection with (i) the execution and delivery of this Agreement by the Purchaser, (ii) the execution and delivery of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by the Purchaser and its subsidiaries which are a party thereto, or
(iii) the consummation by the Purchaser and its subsidiaries which are a party to any such agreement of the transactions contemplated hereby or thereby, except in the case of clauses (i), (ii) and (iii), as set forth in Section 3.3(b) of the disclosure schedule delivered by the Purchaser to the Sellers prior to the execution of this Agreement (the "Purchaser Disclosure Schedule").

          Section 1.43   Compliance with Applicable Laws; Litigation.
                         -------------------------------------------

               (1) The Purchaser holds all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of its businesses (collectively, the "Purchaser Permits"). The Purchaser is in material compliance with the terms of the Purchaser Permits.

               (2) As of the date of this Agreement, there are no pending or, to the knowledge of the Purchaser, threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal of any Purchaser Permit, in any such case except where such a revocation, cancellation, suspension or nonrenewal would not, individually or in the aggregate, have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

               (3) As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and, except for suits, actions or proceedings related to any insurance contract or reinsurance contract, no suit, action or proceeding by any person is pending or, to the knowledge of the Purchaser, threatened, other than those the outcome of which would not, individually or in the aggregate, have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

               (4) The Purchaser is not subject to any Regulatory Agreement, nor has the Purchaser or any of its subsidiaries been advised in writing or, to the knowledge of the Purchaser, verbally since January 1, 1997 by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement that would, individually or in the aggregate, have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

               (5) Except with respect to those violations (if any) which would not, individually or in the aggregate, have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement, (i) neither the Purchaser nor any of its subsidiaries is in violation of Law, and (ii) without limiting the generality of the foregoing, neither the Purchaser nor any of its subsidiaries has received any written notice from any Governmental Entity since January 1, 1997 alleging any violation of Law.

          Section 1.44  Purchase for Investment.  The Purchaser is acquiring the
                        -----------------------
Acquired Securities solely for its own account for investment, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any other foreign securities Law. The Purchaser acknowledges that the Acquired Securities are not registered under the Securities Act and may not be transferred or sold except pursuant to an applicable exemption therefrom.

          Section 1.45  Financing.  The Purchaser has provided to the Sellers a
                        ---------
true, correct and complete copy of the commitment letter for the benefit of the Purchaser (the "Financing Commitment Letter") relating to obtaining financing for the transactions contemplated by this Agreement. The financings outlined in the Financing Commitment Letter (or such other financing as the Purchaser may arrange between the date of this Agreement and the Closing Date pursuant to the terms of this Agreement), together with available cash of the Purchaser, are sufficient to provide the funds required by the Purchaser to pay the Purchase Price hereunder and all fees and expenses required to be paid by the Purchaser in connection with the consummation of the transactions contemplated hereby.

          Section 1.46  Brokers.  Except for Merrill Lynch, Pierce, Fenner &
                        -------
Smith Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

          Section 1.47  Absence of Certain Changes. Except for claims arising
                        --------------------------
under policies of insurance or reinsurance, since September 30, 1998, the Purchaser's business has not suffered any damage, destruction, loss or other event (whether or not in the ordinary course of business) which, individually or in the aggregate with all other events, would have a Purchaser Material Adverse Effect.


                                  ARTICLE IV

                               GENERAL COVENANTS

          Section 1.48   Conduct of Business Pending the Closing.
                         ---------------------------------------

               (1) (i) Except as set forth in Section 4.1 of the Seller Disclosure Schedule, except as contemplated by this Agreement or by any of the Ancillary Agreements, and except with the written consent of the Purchaser, during the period from the date hereof to the Closing Date (or, in the case of a Deferred Asset, to the Subsequent Closing Date on which such Deferred Asset is conveyed to the Purchaser), the Sellers shall, and shall cause INA Corporation and its subsidiaries which constitute Acquired Companies to, (1) use Reasonable Best Efforts to preserve their relationships with and the goodwill of their agents, brokers, customers, suppliers, employees and other persons having business dealings with the Sellers and the Acquired Companies in connection with the Business and (2) use Reasonable Best Efforts to preserve the Business, and
(ii) except as set forth in Section 4.1 of the Seller Disclosure Schedule, except as may be required in connection with the transactions contemplated by the Excluded Business Transfer Agreements, except as may be required to effect the Sellers' retention of any Deferred Assets at any Closing or any Subsequent Closing in accordance with Section 1.3 hereof, except as contemplated by this Agreement or by any of the Ancillary Agreements, and except with the written consent of the Purchaser, during the period from the date hereof to the Closing Date (or, in the case of a Deferred Asset, to the Subsequent Closing Date on which such Deferred Asset is conveyed to the Purchaser), the Sellers shall, and shall cause INA Corporation and its subsidiaries which constitute Acquired Companies to, conduct the Business in the ordinary course consistent with past practice (including in respect of underwriting standards and reserving guidelines). Without limiting the generality of the foregoing, except as set forth in Section
4.1 of the Seller Disclosure Schedule, except as may be required in connection with the transactions contemplated by the Excluded Business Transfer Agreements, except as may be required to effect the Sellers' retention of any Deferred Assets at any Closing or any Subsequent Closing in accordance with Section 1.3 hereof, except as contemplated by this Agreement or by any of the Ancillary Agreements, and except with the written consent of the Purchaser, during the period from the date hereof to the Closing Date (or, in the case of a Deferred Asset, to the Subsequent Closing Date on which such Deferred Asset is conveyed to the Purchaser), the Sellers shall not, and shall not permit INA Corporation or its subsidiaries which constitute Acquired Companies to, with respect to the
Business:

               (1) enter into any contract or agreement (including insurance agreements) relating to the Business or that would constitute part of the Acquired Assets, in each case, other than: (1) such contracts or agreements that are entered into in the ordinary course of business consistent with past practice (including investments made in the ordinary course of business consistent with the investment policies of INA Corporation or its subsidiaries which constitute Acquired Companies, as the case may be); and (2) any such contract or agreement not entered into in the ordinary course of business consistent with past practice and pursuant to which the Business receives or is reasonably expected to receive payments, or makes or is reasonably expected to make payments, of less than one million dollars ($1,000,000) per calendar year;

               (2) acquire, lease, encumber, transfer or dispose of any asset relating to the Business or that presently does or would at the Closing constitute part of the Acquired Assets, in each case, other than:
     (1) acquisitions, leases, encumbrances, transfers or dispositions entered into in the ordinary course of business consistent with past practice (including acquisitions or dispositions of investments in the ordinary course of business consistent with the investment policies of INA Corporation or its subsidiaries which constitute Acquired Companies, as the case may be); and (2) any acquisition, lease, encumbrance, transfer or disposition not entered into in the ordinary course of business consistent with past practice and pursuant to which the Business receives or is reasonably expected to receive payments, or makes or is reasonably expected to make payments, of less than one million dollars ($1,000,000) per calendar year;

               (3) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) associated with the Business, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

               (4) incur any indebtedness for borrowed money or guarantee any indebtedness of another or make any loans or advances of borrowed money or capital contributions to, or equity investments in, any other person, other than: (1) indebtedness, guarantees, loans, advances, contributions and investments in the ordinary course of business consistent with the investment policies of INA Corporation or its subsidiaries which constitute Acquired

     Companies, as the case may be; and (2) indebtedness, guarantees, loans, advances, contributions and investments in the ordinary course of business under lines of credit with CIGNA or its affiliates;

               (5) issue or sell or agree to issue or sell any additional equity interests of, or grant, confer or award any options, warrants or rights of any kind to acquire any equity interests, including without limitation securities convertible or exchangeable for equity interests, of INA Corporation or its subsidiaries which constitute Acquired Companies;

               (6) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or assets comprising a business or make any material investment, either by purchase of stock or other securities, or contribution to capital, in any case, in any material amount of property or assets in or of any other person (other than acquisitions, investments or contributions in the ordinary course of business consistent with the investment policies of INA Corporation or its subsidiaries which constitute Acquired Companies, as the case may be);

               (7) (1) enter into any employment or severance agreement, other than for new employees in the ordinary course of business, (2) increase the benefits payable in the aggregate under severance or termination pay plans or policies in effect on the date hereof, other than amendments to existing policies or agreements of CIGNA which apply to all employees who are subject to the plans or policies (and not just Affected Employees) and other than as required by Law, (3) adopt any new or amend any existing bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan or policy for the benefit of any director, officer or employee, other than (A) for new employees in the ordinary course of business, (B) amendments to existing plans or policies of CIGNA which apply to all employees who participate in the plan or policy (and not just Affected Employees), (C) as required by Law and (D) amendments to bonus and profit sharing plans or policies which are applicable to all or a portion of the Business and which do not in the aggregate increase amounts otherwise payable under such plans or policies, or (4) increase the compensation or benefits of any director, officer or employee, other than in the ordinary course of business and other than as required by Law; provided, however, that INA Corporation and
                                    --------  -------
     its subsidiaries which constitute Acquired Companies may enter into, adopt or amend any of the foregoing prohibited agreements or take any of the foregoing prohibited actions which, in the good faith judgement of the Sellers after consultation with the Purchaser, are necessary or desirable to conduct or maintain the Business in the ordinary course;

               (8) change any of the material accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) employed with respect to the Business, except as may be required as a result of a change in Law, GAAP or SAP (with the Sellers providing the Purchaser with prompt, prior written notice of any such change);

               (9) pledge or otherwise encumber shares of capital stock of INA Corporation or its subsidiaries which constitute Acquired Companies, or mortgage or pledge any of their assets, tangible or intangible, or create any encumbrance, other than Permitted Liens;

               (10) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation, dissolution, amalgamation, consolidation, restructuring, recapitalization or other reorganization of INA Corporation or its subsidiaries which constitute Acquired Companies;

               (11) make any investments other than in accordance with the investment policies of the Acquired Companies as of the date of this Agreement, or make any material amendments to such investment policies;

               (12) other than settlements under insurance policies in the ordinary course of business, make any prepayment of any material liabilities;

               (13) make any amendment restricting the Business, termination (other than in accordance with its terms), waiver or disposal of any Seller Permit which is material to the Business;

               (14) (A) from the date hereof through May 31, 1999, pay any dividend or authorize the payment of any dividends, (B) from June 1, 1999 through June 30, 1999, pay any dividend or authorize the payment of any dividends in excess of eleven million seven hundred thousand dollars ($11,700,000), and (C) from and after July 1, 1999, pay any dividend or authorize the payment of any dividends in excess of fifteen million dollars ($15,000,000) per fiscal month, other than, in the case of clauses (A), (B) and (C), the payment of any dividends or the authorization of the payment of any dividends which originate from any person which constitutes part of the Excluded Business;

               (15) enter into any new agreement or arrangement between any of the Acquired Companies, on the one hand, and CIGNA or any of its subsidiaries (other than the Acquired Companies), on the other;

               (16) enter into any agreement with a third party providing for the acceleration, payment, performance, consent or other consequence as a result of a change in control of INA Corporation and its subsidiaries which constitute Acquired Companies; or

               (17) agree in writing or otherwise to take any of the actions described above in clauses (i) through (xvi) of this Section 4.1(a).

          (2) Notwithstanding anything to the contrary contained in Sections 4.1(a)(i), 4.1(a)(ii), 4.1(a)(iii), 4.1(a)(iv) and 4.1(a)(xvii) hereof
(in the case of Section 4.1(a)(xvii) hereof, only in respect of Sections 4.1(a)(i), 4.1(a)(ii), 4.1(a)(iii) and 4.1(a)(iv) hereof), the Sellers and the Acquired Companies shall be entitled to take any and all actions provided for in the Business Plans without the consent of the Purchaser. Notwithstanding anything to the contrary contained in Section 4.1(a) hereof, if the transactions to be implemented pursuant to Article I of the Excluded Business Transfer Agreement would result in an adverse effect on all or a portion of the Business, then the Sellers must obtain the written consent of the

Purchaser (not to be unreasonably withheld) before implementing any such transactions.

          Section 1.49  Exclusivity.
                        -----------

                  (1) From the date of this Agreement through the Closing (and regardless of whether any Subsequent Closings occur), none of CIGNA or its subsidiaries, or their respective officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any manner with, any person or group of persons (other than the Purchaser and its affiliates) concerning any direct or indirect sale or other disposition of all or a material portion of the Business.

                  (2) From the date of this Agreement through the Closing, the Purchaser will not take, nor agree to commit to take, any action that could reasonably be expected to impede the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

          Section 1.50  Investigations; Pre-Closing Access; Transition Matters.
                        ------------------------------------------------------

                  (1) Prior to the Closing Date, the Purchaser shall be entitled, through its employees and representatives, to make such further investigation of the assets, liabilities, business and operations of the Business, and such further examination of the Books and Records, as the Purchaser may reasonably request. Any investigation, examination or interview by the Purchaser of employees of CIGNA or any of its subsidiaries or access pursuant to any of the provisions of this Section 4.3(a) shall be conducted or occur at reasonable times during regular business hours upon reasonable prior notice. Each of the parties hereto and its employees and representatives, including, without limitation, counsel, environmental consultants, investment bankers and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination. Any such investigation, examination or interview shall be subject to the terms and conditions of the letter agreement, dated September 14, 1998, between the Purchaser and CIGNA (as may be amended, the "Seller Confidentiality Agreement") and shall be subject to all other legal limitations (including attorney-client and work product privileges, confidentiality, antitrust and fair trade limitations). Each of the parties hereto shall cooperate in implementing the provisions of this Section 4.3 so as to not unreasonably interfere with CIGNA's or any of its subsidiaries' (or any of their successors') business operations.

             (2) Prior to the Closing Date, the Sellers shall be entitled, through their employees and representatives, to make such further investigation of the assets, liabilities, business and operations of the Purchaser and its subsidiaries, as the Sellers may reasonably request, in connection with the Financing Commitment Letter and the ability of the Purchaser to finance the transactions contemplated hereby. Any investigation, examination or interview by the Sellers of employees of the Purchaser or any of its subsidiaries or access pursuant to any of the provisions of this Section 4.3(b) shall be conducted or occur at reasonable times during regular business hours upon reasonable prior notice. Each of the parties hereto and its employees and representatives, including, without limitation, counsel, investment bankers and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination. Any such investigation, examination or interview shall be subject to the terms and conditions of the Purchaser Confidentiality Agreement and shall be subject to all other legal limitations (including attorney-client and work product privileges, confidentiality, antitrust and fair trade limitations).

               (3) In addition, prior to the Closing Date, CIGNA and the Purchaser shall, and shall cause their respective subsidiaries to, in respect of the Business, cooperate with respect to transition matters, including to: (i) provide access to their employees in respect of transition planning; (ii) designate certain of their employees to serve as members of a joint CIGNA/Purchaser transition team and cause such individuals to devote reasonable time to transition matters (it being agreed that neither CIGNA (including its subsidiaries), on the one hand, nor the Purchaser (including its subsidiaries), on the other, is required to appoint more than 20 employees to such team); (iii) devote office accommodations and related facilities for a continuing presence of transition team members on the premises of CIGNA; (iv) promptly provide the other parties hereto with copies of all correspondence or written communication among any party hereto or any of the Acquired Companies, on the one hand, and A.M. Best Company Inc., Standard & Poor's or Moody's Investors Service, Inc., on the other, which relates to the business of such entity and which is material to the financial condition or operation of such entity; (v) consult with the other regarding their development work pertaining to systems, products, distribution and customer and producer services relating to the property and casualty insurance business; (vi) make reasonably available officers of the Business to assist the Purchaser and its investment bankers in connection with any "roadshows" conducted in connection with any financing arrangements necessary for the Purchaser to consummate the transactions contemplated by this Agreement; and (vii) request PricewaterhouseCoopers LLP to deliver "comfort" letters in respect of financial statements or financial information as are customary in connection with such financing arrangements. The foregoing matters relating to transitional planning shall be subject to the terms and conditions of the Seller Confidentiality Agreement and the Purchaser Confidentiality Agreement and shall be subject to all other legal limitations (including attorney-client and work product privileges, confidentiality, antitrust and fair trade limitations). Each of the parties hereto shall cooperate in implementing the provisions of this Section 4.3(c) so as to not unreasonably interfere with the Purchaser's or CIGNA's or their respective subsidiaries' (or any of their successors') business operations.

                   (4) Following the Closing Date and until the earlier to occur of (i) the termination of certain obligations under this Agreement in respect of remaining Deferred Assets pursuant to Section 8.4 hereof or (ii) all of the Deferred Assets being conveyed to the Purchaser, the provisions of this
Section 4.3 shall continue to be binding upon the parties hereto in respect of any Deferred Assets that may exist from time to time.

          Section 1.51  Post-Closing Access.
                        -------------------

                   (1) Following the Closing Date, CIGNA and its subsidiaries shall (i) allow the employees and representatives of the Purchaser, upon reasonable prior notice and during regular business hours, the right, at the Purchaser's expense, to examine and make copies of any Books and Records relating to the Business which were retained by CIGNA or any of its subsidiaries for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of the Purchaser's Tax Returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date or any Subsequent Closing Date (if any), as the case may be, and (ii) maintain such Books and Records for the Purchaser's examination and copying for a period of not less than ten years following the later of the Closing Date or the last Subsequent Closing Date (if any), provided that after such period CIGNA shall provide the Purchaser with at least twenty business days' written notice prior to destroying or otherwise disposing of any such Books and Records, at which time and at the option and expense of the

Purchaser, the Sellers shall deliver such Books and Records to the Purchaser rather than destroying the same. Access to such Books and Records shall be at the Purchaser's expense and may not unreasonably interfere with CIGNA's or any of its subsidiaries' (or any of their successors') business operations. Notwithstanding anything to the contrary contained in this Section 4.4(a), the Purchaser may not exercise its rights under this Section 4.4(a) in respect of any Deferred Assets that, from time to time, have not been conveyed to the Purchaser until such time as they have been conveyed to the Purchaser.

                  (2) Following the Closing Date, the Purchaser shall (i) allow CIGNA and its subsidiaries, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at the expense of CIGNA, to examine and make copies of the Books and Records transferred to the Purchaser at the Closing or any Subsequent Closing for any reasonable business purpose relating to their respective businesses, including, without limitation, the preparation or examination of Tax Returns, regulatory filings and financial statements or the conduct of any litigation or regulatory dispute, whether pending or threatened, and (ii) maintain such Books and Records for examination and copying by CIGNA and its subsidiaries for a period of not less than ten years following the later of the Closing Date or the last Subsequent Closing Date (if any), provided that after such period the Purchaser shall provide CIGNA with at least twenty business days' written notice prior to destroying or disposing of any such Books and Records at which time and at the option and expense of CIGNA, the Purchaser shall deliver such Books and Records to CIGNA, rather than destroying the same. Access to such Books and Records shall be at CIGNA's expense and may not unreasonably interfere with the Purchaser's or any of its subsidiaries' (or any of their successors') business operations.

          Section 1.52  Governmental Entity Filings.
                        ---------------------------

               (1) The parties hereto shall (i) cooperate and use their Reasonable Best Efforts to obtain all consents, approvals and agreements of all Governmental Entities necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements at the earliest possible time hereafter, (ii) as promptly as practicable hereafter, file or submit, or cause to be filed or submitted, to all Governmental Entities all notices, applications, documents and other materials necessary in connection with the consummation of such transactions and (iii) use their respective Reasonable Best Efforts to respond as promptly as practicable to all inquiries received from all Governmental Entities for additional information or documentation in connection with such transactions. CIGNA and the Purchaser shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement and the Ancillary Agreements which constitutes a reasonable likelihood that any requisite regulatory approval will not be obtained or that receipt of any such approval will be materially delayed. CIGNA and the Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any Governmental Entity. CIGNA and the Purchaser shall provide the other with draft copies and as-filed copies of all filings and submissions with Governmental Entities and shall provide the other with a reasonable opportunity to comment upon all such draft copies. CIGNA and the Purchaser agree that, to the extent permitted and feasible and reasonable, all meetings with any Governmental Entity (whether in person, by telephone or other means of instantaneous communication) regarding the transactions contemplated hereby or by the Ancillary Agreements shall include representatives of CIGNA and the Purchaser unless such parties jointly decide otherwise. Nothing in this Agreement is intended to require that any party hereto or any of their respective affiliates pay any type of unlawful consideration to obtain the approval or consent of any Governmental Entity. The parties hereto agree that to the extent that the existence of any Replacement Reinsurance would prevent or materially delay obtaining any consents, approvals or agreements of Governmental Entities necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, the Purchaser shall take all steps and actions necessary to remove such impediment or delay.

               (2) Without limiting the generality of the foregoing, the parties hereto agree to use their respective Reasonable Best Efforts to consummate the Closing on or before June 30, 1999, it being acknowledged and agreed by the parties that time is of the essence.

               (3) Notwithstanding anything in this Agreement to the contrary (including Section 5.9(b) hereof), in no event shall the Purchaser be obligated to accept any condition or requirement imposed by a Governmental Entity relating to the acquisition, ownership or operation of the Business by the Purchaser which, either alone or together with all such other conditions or requirements, materially and adversely affects the benefits, taken as a whole, which the Purchaser would otherwise receive from the transactions contemplated by this Agreement had all such conditions and requirements not been imposed; provided,
                                                                     --------
however, that (i) in considering whether or not such conditions or requirements
-------
materially and adversely affects such benefits, no consideration shall be given to any conditions or requirements that relate to the Seller Guarantee or the Replacement Reinsurance and (ii) in considering the benefits that the Purchaser receives from the transactions contemplated by this Agreement, such benefits shall not include the benefits under the Seller Guarantee and the Replacement Reinsurance.

        Section 1.53  Non-Governmental Consents and Reasonable Best Efforts.
                      -----------------------------------------------------

                (1) The Sellers and the Purchaser shall cooperate and use Reasonable Best Efforts to obtain all required approvals and consents of non-governmental persons to the transactions contemplated by this Agreement and the Ancillary Agreements, and CIGNA and the Purchaser each agree to pay 50% of the aggregate consideration mutually agreed to be paid to all non-governmental persons in connection therewith. Nothing in this Agreement is intended to require that any party hereto or any of their respective affiliates pay any type of unlawful consideration to obtain the approval or consent of any non-governmental person.

                (2) To the extent permitted by any agreement, arrangement or license which constitutes part of the Acquired Assets (such agreements, arrangements and licenses, the "Acquired Asset Contracts"), or to the extent consented to by all other parties to such Acquired Asset Contract, at the Closing, CIGNA and its subsidiaries shall execute and deliver such instruments of transfer, and take such further action as the Purchaser and CIGNA may reasonably deem necessary in order to effectively transfer, convey and assign to the Purchaser such Acquired Asset Contracts and all of CIGNA's and it subsidiaries' rights thereunder, and the Purchaser shall execute such instruments of assumption in order to effectively assume all of the obligations of CIGNA and its subsidiaries thereunder. In the event and to the extent that at the Closing CIGNA and its subsidiaries are unable to obtain any such required consents under any of the Acquired Asset Contracts (the "Unassigned Acquired Asset Contracts"), to the extent permitted by Law, during the period from the Closing until the Subsequent Closing upon which such Unassigned Acquired Asset Contract is conveyed to the Purchaser: (i) CIGNA and its subsidiaries, as the case may be, shall, to the extent such Unassigned Acquired Asset Contracts continue to be in force, continue to be bound thereby; (ii) the Purchaser shall pay, perform and discharge fully all of the obligations of CIGNA and its subsidiaries thereunder from and after the Closing; and (iii) CIGNA and the Purchaser and their respective subsidiaries shall continue to use Reasonable Best Efforts to obtain all such unobtained consents at the earliest practicable date following the Closing. CIGNA and its subsidiaries shall, without further consideration therefor, pay, assign and remit to the Purchaser all monies, rights and other consideration received in respect of the performance by the Purchaser of the obligations under such Unassigned Acquired Asset Contracts. CIGNA and its subsidiaries shall use Reasonable Best Efforts to exercise or exploit the rights under all such Unassigned Acquired Asset Contracts only as reasonably directed in writing by the Purchaser and at the Purchaser's expense, and the Purchaser shall indemnify and hold harmless CIGNA and its subsidiaries against all Losses resulting from any actions taken by CIGNA or its subsidiaries in connection with such Unassigned Acquired Asset Contracts in accordance with the directions of the Purchaser. Except with respect to the exercise or exploitation of the rights under the Unassigned Acquired Asset Contracts at the direction of the Purchaser, CIGNA and its subsidiaries shall have no obligation hereunder to pay, perform or discharge any obligations under any such Unassigned Acquired Asset Contract after the Closing, and the Purchaser shall indemnify and hold harmless CIGNA and its subsidiaries from all Losses relating thereto. If and when the necessary consents shall be obtained or such Unassigned Acquired Asset Contract shall otherwise become assignable, then CIGNA and its subsidiaries, as the case may be, shall promptly assign such Unassigned Acquired Asset Contract and all its rights and obligations thereunder to the Purchaser without payment of further consideration and the Purchaser shall, without the payment of any further consideration therefor, assume all of such party's obligations thereunder.

          Section 1.54   Further Assurances.
                         ------------------

                (1) Upon the terms and subject to the conditions herein provided, until the Closing Date or, if any Deferred Assets exist following the Closing, until the earlier to occur of (i) the termination of certain obligations under this Agreement in respect of remaining Deferred Assets pursuant to Section 8.4 hereof or (ii) all of the Deferred Assets being conveyed to the Purchaser, each of the parties hereto shall use Reasonable Best Efforts to take, or cause to be taken, all actions or do, or cause to be done, all things or execute any documents necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                (2) On and after the Closing Date, the Sellers, as reasonably requested from time to time by the Purchaser, and the Purchaser, as reasonably requested from time to time by any of the Sellers, shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including, without limitation, putting the Purchaser in full possession and operating control of the Acquired Assets and the Business and causing the Purchaser to have full unencumbered ownership of all of the Acquired Securities, and giving effect to the assumption of the Assumed Liabilities by the Purchaser as contemplated hereby.

        Section 1.55  Expenses. Except as otherwise specifically provided in
                      --------
this Agreement, the parties to this Agreement shall bear their respective costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided,
             --------
however, that:  (i) the Purchaser shall (1) pay the cost of all filing fees in
-------
connection with all filings by any of the parties hereto with Governmental Entities (including the Federal Trade Commission and the Antitrust Division under the HSR Act and all filings under European and Japanese antitrust or competition statutes or regulations) with respect to the transactions contemplated hereby (other than the transactions contemplated by the Excluded Business Transfer Agreements), (2) bear the cost of obtaining required insurance regulatory approvals, consents and orders for the implementation of the transactions contemplated by this Agreement and the Ancillary Agreements and any agreement, document or instrument necessary in connection therewith and (3) pay all Transfer Taxes including those incurred upon the conveyance of any Deferred Assets to the Purchaser (or the conveyance of any of the assets underlying the Deferred Assets if alternate arrangements are agreed to in writing between the Sellers and the Purchaser), but excluding those Transfer Taxes incurred in connection with the transactions contemplated by the Excluded Business Transfer Agreements and excluding those Transfer Taxes incurred in connection with any actions or transactions undertaken by the Sellers to ensure that the Deferred Assets are not conveyed to the Purchaser at the Closing or any Subsequent Closing; (ii) the Sellers shall pay all Transfer Taxes incurred in connection with the transactions contemplated by the Excluded Business Transfer Agreements and all Transfer Taxes incurred in connection with any actions or transactions undertaken by the Sellers to ensure that the Deferred Assets are not conveyed to the Purchaser at the Closing or any Subsequent Closing; and (iii) CIGNA and the Purchaser shall each pay for 50% of the aggregate amount of Software Relicensing Fees (regardless of whether or not any relevant Computer Software was disclosed in any Section of the Seller Disclosure Schedule) incurred by CIGNA and its subsidiaries, the Purchaser and the Acquired Companies. The costs and expenses incurred by the Acquired Companies in connection with the preparation, execution and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be borne by the Acquired Companies and shall not be the responsibility of CIGNA or any of its subsidiaries (other than the Acquired Companies); provided, however, the parties hereto agree that CIGNA shall be
            --------  -------
responsible for the payment of all costs and expenses incurred by CIGNA's legal, accounting, investment banking and other advisers (including, Skadden, Arps, Slate, Meagher & Flom LLP, PricewaterhouseCoopers LLP (in respect of GAAP accounting items) and Goldman, Sachs & Co.) in respect of structuring, negotiating and documenting the transactions contemplated by this Agreement and the Ancillary Agreements as well as CIGNA's direct, out-of-pocket expenses.

          Section 1.56   Public Announcements. The parties hereto acknowledge
                         --------------------
that after the execution of this Agreement, CIGNA and the Purchaser will make joint public disclosure of the transactions contemplated by this Agreement and the Ancillary Agreements after giving the other the opportunity to review and comment on such disclosure in advance of its release. Thereafter through the Closing Date, to the extent reasonable and feasible, the parties hereto shall consult with each other prior to making any subsequent public announcements which primarily relate to the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          Section 1.57   Waiver of Claims by the Acquired Companies. The
                         ------------------------------------------
Purchaser (on behalf of the Acquired Companies) hereby waives at and after the Closing or, in the case of an Acquired Company which constitutes a Deferred Company, at and after the Subsequent Closing (if any) at which such Deferred Company was conveyed to the Purchaser, any and all Actions and Losses against CIGNA or any of its subsidiaries, or their respective officers, directors, employees, advisors, representatives or agents in connection with, or arising out of, any act or omission of any of such person, in such capacity, at or prior to the Closing or such Subsequent Closing, as the case may be, including, without limitation, with respect to the Sellers' negotiation of the terms of this Agreement and the Ancillary Agreements; provided, however, that nothing in this
                                        --------  -------
Section 4.10 shall affect the rights of any of the Acquired Companies under any agreement or arrangement to which it is a party, under any of the Ancillary Agreements to which it is a party or in respect of any intercompany account receivables between CIGNA and its subsidiaries (other than the Acquired Companies conveyed to the Purchaser), on the one hand, and the Acquired Companies conveyed to the Purchaser, on the other, which in any such case remains in effect after the Closing or the Subsequent Closing, as the case may be.

          Section 1.58  Rating Agency Presentations. The Sellers shall give the
                        ---------------------------
Purchaser reasonable notice of any meetings prior to the Closing Date with any rating agency (including A.M. Best Company Inc. and Standard & Poor's) to discuss the ratings (including insurance claims paying ratings) of INA Corporation and any of its subsidiaries which constitute Acquired Companies, and the Purchaser at its option shall have the right to have an observer at such meetings.

          Section 1.59  Notice of Adverse Developments.  From the date hereof
                        ------------------------------
through the Closing Date or, in respect of any Deferred Asset, through the Subsequent Closing Date on which such Deferred Asset was conveyed to the Purchaser, (i) the Sellers shall notify the Purchaser promptly of any event, condition or circumstance of which the Sellers have knowledge which occurs from the date hereof through the Closing Date or the applicable Subsequent Closing Date, as the case may be, that would jeopardize the fulfillment of any condition to the Closing or the applicable Subsequent Closing, as the case may be, and
(ii) the Purchaser shall notify the Sellers promptly of any event, condition or circumstance of which the Purchaser has knowledge which occurs from the date hereof through the Closing Date or the applicable Subsequent Closing Date, as the case may be, that would jeopardize the fulfillment of any condition to the Closing or the applicable Subsequent Closing, as the case may be.

          Section 1.60  Termination of Certain Agreements. Except in respect of
                        ---------------------------------
the agreements and the intercompany accounts set forth in Section 4.13 of the Seller Disclosure Schedule, at or prior to the Closing, the Sellers shall deliver to the Purchaser documentation evidencing the termination of any agreements and the settlement of outstanding balances of all intercompany accounts, in each case, between CIGNA or any of its subsidiaries (other than the Acquired Companies conveyed to the Purchaser), on the one hand, and any of the Acquired Companies conveyed to the Purchaser, on the other. The Sellers agree to deliver to the Purchaser no later than 30 days prior to the anticipated Closing Date, the estimated aggregate amount of the outstanding balances of the intercompany accounts set forth on Section 4.13 of the Seller Disclosure Schedule as of the Closing Date. The agreements and intercompany accounts set forth on Section 4.13 of the Seller Disclosure Schedule shall be settled after the Closing or Subsequent Closing (if any), as the case may be, in the ordinary course of business. In the event that any agreements or intercompany account which this Section 4.13 requires be terminated or settled before the Closing is inadvertently not terminated or settled, such agreement or intercompany account shall be settled after the Closing or Subsequent Closing (if any), as the case may be, in the ordinary course of business.

          Section 1.61  Audited Business Financial Statements; Other Financials.
                        -------------------------------------------------------

                   (1) As promptly as practicable following the date hereof but in no event later than 90 days after the date of this Agreement, the Sellers shall deliver to the Purchaser the following audited financial statements of the Business and the related unqualified report of independent accountants: (i) the combined balance sheet as of December 31, 1998, and the related combined statements of income and of comprehensive income and shareholders' equity and of cash flows for the year ended December 31, 1998, together with appropriate footnotes, all in accordance with Regulation S-X as promulgated by the SEC (collectively, the "1998 Audited Financial Statements"); (ii) the combined balance sheet as of December 31, 1997, and the related combined statements of income and of comprehensive income and shareholders' equity and of cash flows for the year ended December 31, 1997, together with appropriate footnotes, all in accordance with Regulation S-X as promulgated by the SEC (collectively, the "1997 Audited Financial Statements"); and (iii) the combined statements of income and of comprehensive income and shareholders' equity and of cash flows for the year ended December 31, 1996, together with appropriate footnotes, all in accordance with Regulation S-X as promulgated by the SEC (collectively, the "1996 Audited Financial Statements" and, together with the 1998 Audited Financial Statements and the 1997 Audited Financial Statements, the "Audited Business Financial Statements").

               (2) As promptly as practicable following the end of each calendar quarter after the date of this Agreement, but in no event later than 45 days after the end of each such calendar quarter, the Sellers shall deliver to the Purchaser unaudited financial statements of the Business including a combined balance sheet as of December 31, 1998 and the last day of such calendar quarter, and the related combined statements of income and comprehensive income and shareholder's equity and of cash flows for the three-month periods, three- and six-month periods and three-, six- and nine-month periods, as applicable, in each of 1998 and 1997, together with appropriate footnotes, all in accordance with Regulation S-X as promulgated by the SEC.

               (3) From and after the date upon which the Audited Business Financial Statements have been delivered to the Purchaser through to the Closing

Date, as part of the Purchaser's transitional planning, the Sellers shall provide access to, and shall use their Reasonable Best Efforts to cause the Sellers' independent public accountants to cooperate with, the Purchaser and the Purchaser's independent public accountants in the Purchaser's preliminary work to prepare a combined balance sheet of the Business as of the Closing Date. The Purchaser agrees to reimburse the Sellers for all fees, costs and expenses incurred by the Sellers' independent public accountants in connection with this
Section 4.14(c).

            Section 1.62  Insurance Matters.
                          -----------------

                    (1) CIGNA shall, and shall cause each of the Acquired Companies to, use Reasonable Best Efforts to keep in effect the Insurance Policies or substantially comparable insurance polices until the Closing or the Subsequent Closing on which the relevant Acquired Company is conveyed to the Purchaser. CIGNA shall terminate the Third Party Insurance Policies in respect of each Acquired Company as of the Closing or the Subsequent Closing on which such Acquired Company is conveyed to the Purchaser. If the Purchaser chooses to arrange for such coverage, the Purchaser shall be responsible for paying and arranging for any insurance coverage for the Acquired Companies from and after the Closing Date or the Subsequent Closing Date on which each such Acquired Company is conveyed to the Purchaser.

                    (2) The Sellers shall cause the Acquired Companies to issue, effective as of the Closing or the Subsequent Closing upon which each such Acquired Company is conveyed to the Purchaser, endorsements to each of the Self-Insurance Policies substantially in the form attached hereto as Exhibit N
                                                                     ---------
(collectively, the "Insurance Endorsements"). If additional Self-Insurance Policies are identified after the Closing Date or the Subsequent Closing Date, as the case may be, the Purchaser shall promptly cause the Acquired Companies conveyed to the Purchaser to execute such an endorsement with respect to such Self-Insurance Policies.

                  (3) The Purchaser and the Sellers shall cooperate to replace on the Closing Date or the Subsequent Closing Date upon which an Acquired Company is conveyed to the Purchaser those surety bonds in effect as of the Closing Date or the Subsequent Closing Date, as the case may be, which were issued by insurers other than the Acquired Companies on behalf of or in support of the business of the Acquired Companies, including, without limitation, appeal bonds and statutory bonds. In the event certain of such surety bonds cannot be replaced prior to the Closing Date or the Subsequent Closing Date, as the case may be, the parties agree to replace such surety bonds as soon as reasonably practicable thereafter, and the Purchaser shall indemnify and hold harmless the Sellers for any liability relating such surety bonds incurred after the Closing Date or the Subsequent Closing Date, as the case may be.

          Section 1.63  Certain Intellectual Property Matters. Notwithstanding
                        -------------------------------------
anything to the contrary in this Agreement, the parties hereto acknowledge and agree that the Sellers shall deliver those portions of Section 2.11 of the Seller Disclosure Schedule relating to Computer Software which constitutes Intellectual Property used by the Acquired Companies in the conduct of the Business (whether as licensor or licensee) no later than ninety days following the date of this Agreement. For purposes of this Agreement, the term "Computer Software" means all computer software (whether in source code or object code) and databases except "off-the-shelf" and "shrink-wrap" commercially available software.

          Section 1.64  Forgiveness of Certain Indebtedness. Notwithstanding
                        -----------------------------------
anything to the contrary contained in this Agreement, CIGNA shall forgive outstanding debt of the Acquired Companies in an aggregate amount equal to one hundred eighteen million dollars ($118,000,000) as of the Closing.

          Section 1.65  Updates to Seller Disclosure Schedules. Beginning on the
                        --------------------------------------
first business day in March and on the first business day of every second calendar month thereafter through to the Closing Date, the Sellers shall use their Reasonable Best Efforts to provide in writing to the Purchaser updates to the following Sections of the Seller Disclosure Schedule: 2.5(a), 2.5(b), 2.5(c), 2.7, 2.8, 2.9(a), 2.10, 2.17, 2.22, 2.31 and 2.32. To the extent that the Sellers become aware of any error in any Section of the Seller Disclosure Schedule, the Sellers shall promptly notify the Purchaser of the error.


                                   ARTICLE V

                             ADDITIONAL COVENANTS

          Section 1.66  Affected Employees.
                        ------------------

                  (1) The Purchaser shall cause the Acquired Domestic Companies to continue to employ effective as of the Closing each person who is an employee (such employees, other than the Excluded Domestic Employees, the "Affected Domestic Employees") of any of the Acquired Domestic Companies as of the Closing, other than those employees set forth in Section 5.1(a) of the Seller Disclosure Schedule (the "Excluded Domestic Employees"), on terms comparable to those provided on the date hereof to such employee. Prior to the Closing, CIGNA or its subsidiaries shall transfer the Excluded Domestic Employees from, or otherwise cause the Excluded Domestic Employees to cease to be employed by, the Acquired Domestic Companies.

                  (2) The Purchaser shall cause the Acquired International Companies to continue to employ effective as of the Closing or effective as of any Subsequent Closing on which the Acquired International Company was conveyed to the Purchaser, as the case may be, each person who is an employee (such employees, other than the Excluded International Employees, the

"Affected International Employees") of any of the Acquired International Companies as of the Closing or a Subsequent Closing, as the case may be, other than those employees set forth in Section 5.1(b) of the Seller Disclosure Schedule (the "Excluded International Employees" and, together with the Excluded Domestic Employees, the "Excluded Employees"), on terms comparable to those provided on the date hereof to such employee. Prior to the Closing or the Subsequent Closing, as the case may be, CIGNA or its subsidiaries shall transfer the Excluded International Employees from, or otherwise cause the Excluded International Employees to cease to be employed by, the Acquired International Companies conveyed to the Purchaser.

               (3) Prior to the Closing, the Purchaser shall offer employment effective as of the Closing to each of the employees of CIGNA and its subsidiaries (other than the Acquired Companies) set forth on Section 5.1(c) of the Seller Disclosure Schedule (the "Identified Additional Employees") on terms comparable to those provided on the date hereof to such employee. The Purchaser's offer of employment to each of the Identified Additional Employees shall be in writing, shall contain such terms as CIGNA may reasonably request and shall otherwise be subject to the approval of CIGNA, which approval shall not be unreasonably withheld. The Sellers will provide such reasonable information as the Purchaser may request to confirm that each of the Identified Additional Employees has committed substantial amounts of his or her time to the Business in 1998. The parties hereto agree that the Purchaser shall have until the forty-fifth day following the date of this Agreement to identify any Identified Additional Employees who have not committed substantial amounts of his or her time to the Business in 1998 and the Sellers shall reasonably cooperate with the Purchaser in connection therewith. In the event that the Purchaser has identified to the reasonable satisfaction of the Sellers any Identified Additional Employees who have not committed substantial amounts of his or her time to the Business in 1998, then such employees shall be treated as Excluded Employees for all purposes of this Agreement unless the Purchaser subsequently designates any such employee as a Transitional Service Employee.

              (4) Section 5.1(d) of the Seller Disclosure Schedule sets forth a list by department or function of the equivalent number of full-time employees in such department or in respect of such function providing services to the Business in 1998. No later than ninety days prior to the anticipated Closing Date, the Seller shall deliver a written list to the Purchaser specifying for each such department or function the name of each employee in such department or function that the Sellers propose that the Purchaser offer employment to as of the Closing (the "Potential Additional Employees"); provided, however, that the
                                                    --------  -------
number of employees in each such department or function specified by the Sellers shall not exceed the equivalent number of full-time employees for such department or function specified in Section 5.1(d) of the Seller Disclosure Schedule. Within 30 days of the Purchaser's receipt of the list of Potential Additional Employees, the Purchaser shall deliver a written list to CIGNA setting forth those Potential Additional Employees it desires to offer employment to as of the Closing (the "Designated Additional Employees" and, together with the Affected Domestic Employees, the Affected International Employees and the Identified Additional Employees, the "Affected Employees") and those of the Potential Additional Employees the Purchaser desires that the Sellers continue to employ to provide services to the Acquired Companies conveyed to the Purchaser pursuant to the Transition Services Agreement (the "Transitional Services Employees"). Prior to the Closing, the Purchaser shall offer employment effective as of the Closing to each of the Designated Additional Employees on terms comparable to those provided on the date hereof to such employee. The Purchaser's offer of employment to each of the Designated Additional Employees shall be in writing, shall contain such terms as CIGNA may reasonably request and shall otherwise be subject to the

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

approval of CIGNA, which approval shall not be unreasonably withheld.

               (5) Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be liable for any and all obligations and liabilities in respect of the Affected Employees and the Transitional Services Employees arising under any Law (including the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act")) or arising under any employee severance plan or agreement of the Purchaser or its subsidiaries (including all of the Acquired Companies conveyed to the Purchaser). Moreover, notwithstanding anything to the contrary in this Agreement, the Purchaser shall indemnify and reimburse CIGNA for any obligations and liabilities incurred by CIGNA and its subsidiaries in respect of the Affected Employees and the Transitional Services Employees arising under (i) any Law or (ii) any employee severance plan or agreement of CIGNA or its subsidiaries; provided, however, that in the event
                                        --------  -------
that any such employee severance plan or agreement has been amended to provide greater benefits than were provided at the date of this Agreement, then, in respect of clause (ii) only, the Purchaser shall only be liable for those obligations and liabilities arising under such employee severance plan or agreements as were in effect as of the date of this Agreement.

               (6) Notwithstanding anything to the contrary in this Agreement, each of CIGNA and the Purchaser shall be liable for 50% of all obligations and liabilities in respect of the Potential Additional Employees who do not constitute Designated Additional Employees or Transitional Services Employees (the "Remaining Employees"), arising under (i) any Law (including the WARN Act) or (ii) any employee severance plan or agreement of CIGNA or its subsidiaries; provided, however, that in the event that any such employee severance plan or
--------  -------
agreement has been amended to provide greater benefits than were provided at the date of this Agreement, then, in respect of clause (ii) only, the Purchaser shall only be liable for 50% of the

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

obligations and liabilities arising under such employee severance plan or agreements as were in effect as of the date of this Agreement. The Purchaser shall indemnify and promptly reimburse CIGNA for any of the Purchaser's share of the obligations and liabilities specified in the immediately preceding sentence.

                  (7) Prior to the Closing Date, the Sellers shall promptly provide to the Purchaser, upon the Purchaser's reasonable request and to the extent permitted by Law, any information or copies of personnel records held by the Sellers relating to the Affected Employees. The Sellers and the Purchaser shall each cooperate with each other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 5.1. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be obligated to employ any Affected Employee for any fixed period of time following the Closing.

          Section 1.67  Employee Benefits.
                        -----------------

                  (1)   Service Credit. The Purchaser shall give the Affected
                        --------------
Employees full credit, for purposes of eligibility, vesting and benefit accrual under any employee benefit plans, programs or arrangements maintained by the Purchaser, for the Affected Employees' service with CIGNA and its subsidiaries to the same extent recognized by CIGNA and its subsidiaries immediately prior to the Closing or the Subsequent Closing, as the case may be. The Purchaser shall
(i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing Date or, in the case of the Affected International Employees employed by Acquired International Companies not conveyed to the Purchaser on the Closing Date, the Subsequent Closing Date on which such Acquired International Company was conveyed to the

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

Purchaser and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date or the Subsequent Closing Date, as the case may be, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Affected Employees are eligible to participate in after the Closing Date or the Subsequent Closing Date, as the case may be.

               (2)   Level of Benefits. During the period beginning on the
                     -----------------
Closing Date (or the Subsequent Closing Date, as the case may be) and ending on December 31st of the first full calendar year following the Closing (or the Subsequent Closing, as the case may be), except as provided below, the Purchaser shall provide the Affected Employees with coverage and benefits pursuant to employee benefit and compensation plans, programs and arrangements which are substantially similar to the plans, programs and policies provided to the Affected Employees on the date of this Agreement (including but not limited to the Plans). Notwithstanding the generality of the foregoing, during such period, the Purchaser shall (i) maintain severance plans, programs and arrangements covering the Affected Employees, the terms and conditions of which shall be no less favorable with respect to any Affected Employee than the severance benefit plans, programs and arrangements that cover Affected Employees as in effect on the date of this Agreement, (ii) provide to Affected Domestic Employees and other Affected Employees who are United States expatriates a pension program that provides benefits to the group of Affected Domestic Employees and other Affected Employees who are United States expatriates that are substantially similar in the aggregate to benefits that would be earned under the benefit accrual formula in effect on the date of this Agreement under Part B of the CIGNA Pension Plan and the CIGNA Supplemental Pension Plan and (iii) provide to Affected Employees, both during and after employment with the Purchaser, medical, dental and life insurance benefits that are substantially similar to the medical, dental and life insurance benefits provided by CIGNA to its current and former employees under programs in effect on the date of this Agreement. The Purchaser shall be liable for and shall hold CIGNA, its officers, directors, employees, agents and affiliates harmless from all severance costs associated with the termination of employment of any Affected Employee following the Closing Date or the Subsequent Closing Date, as the case may be.

               (3)   Deferred Compensation Plan.  Except for the obligation to
                     --------------------------
deliver shares of CIGNA Common Stock, the Purchaser shall assume all obligations and liabilities for each Affected Employee under the Deferred Compensation Plan of CIGNA Corporation (the "CIGNA Deferred Compensation Plan"), which amounts shall be credited to a deferred compensation plan to be designated or established by the Purchaser. Prior to the Closing Date (or the Subsequent Closing Date, as the case may be) CIGNA shall take all action necessary to retain all liabilities under the CIGNA Deferred Compensation Plan with respect to all participants therein who are not Affected Employees and with respect to the obligation to deliver shares of CIGNA Common Stock.

               (4)   Disability.  Liabilities under CIGNA's short- and long-term
                     ----------
disability plans (collectively, the "Disability Plans") with respect to Affected Employees who are on disability leave pursuant to the Disability Plans (such employees, the "Disability Leave Employees") as of the Closing Date or the Subsequent Closing Date, as the case may be, shall be the responsibility of CIGNA. If a Disability Leave Employee terminates disability leave and indicates a desire to return to employment during the twelve-month period following the Closing Date or the Subsequent Closing Date, as the case may be, the Purchaser shall make a good faith effort to employ such for the Disability Leave Employee on the basis set forth in Section 5.1 hereof, and if such employee is hired such employee shall then be treated as an Affected Employee for purposes of this Agreement.

               (5) Effective as of the Closing Date (or the Subsequent Closing Date, as the case may be), the Purchaser shall assume all assets and liabilities under all Foreign Pension Plans covering Affected Employees. With respect to such Foreign Pension Plans, CIGNA and the Purchaser agree to cooperate and use their respective Reasonable Best Efforts to implement as of the Closing Date (or Subsequent Closing Date, as the case may be) an equitable, appropriate and efficient allocation of assets and liabilities thereunder as between Affected Employees, employees retained by CIGNA and former employees.

               (6) Except for the obligations and liabilities for (i) the CIGNA Deferred Compensation Plan assumed by Purchaser pursuant to Section 5.2(c) hereof, (ii) the Foreign Pension Plans assumed by the Purchaser pursuant to
Section 5.2(e) hereof, (iii) liabilities for severance assumed by the Purchaser pursuant to Section 5.1(e) or 5.1(f) hereof, and (iv) liabilities in respect of Affected Employees for vacation and personal holidays earned or accrued but unused as of the Closing Date, neither the Purchaser nor any of the Acquired Companies shall assume any liability for any benefits or other expenses under any Plans, and CIGNA shall retain all such liabilities and shall indemnify the Purchaser for any liability the Purchaser, its subsidiaries or its affiliates may incur with respect thereto.

          Section 1.68   Stock-Based Awards.
                         ------------------

               (1)       For purposes hereof:

                    (1) "CIGNA Restricted Stock Awards" shall mean all outstanding awards of restricted CIGNA Common Stock held by Affected Employees;

                    (2) "CIGNA Restricted Stock Units" shall mean all outstanding CIGNA restricted stock units (including restricted stock units awarded under the CIGNA Stock Unit Plan and phantom shares awarded under the CIGNA International Share Program) held by Affected Employees;

                    (3) "CIGNA Awards" shall mean all CIGNA Restricted Stock Awards and CIGNA Restricted Stock Units; and

                    (4) "Eligible Grantee" shall mean any Affected Employee who holds a CIGNA Award immediately prior to the Closing Date (or Subsequent Closing Date, as the case may be).

               (2) As soon as practicable following the date of this Agreement, the Purchaser shall take such actions as may be required to adopt three plans (the "Purchaser Stock Plan"), the terms and conditions of which shall be substantially identical to the CIGNA Long-Term Incentive Plan (the "CIGNA LTIP"), the CIGNA International Share Program and the CIGNA International Stock Unit Plan respectively, under which the Purchaser shall (A) grant to each Eligible Grantee restricted stock awards ("Substitute Restricted Stock Awards") to replace any CIGNA Restricted Stock Awards held by such Eligible Grantee immediately prior to the Closing Date (or Subsequent Closing Date, as the case may be) which expire or terminate on the Closing Date (or Subsequent Closing Date, as the case may be) and (B) grant to each Eligible Grantee restricted stock units ("Substitute Restricted Stock Units" and, together with the Substitute Restricted Stock Awards, the "Substitute Awards") to replace any CIGNA Restricted Stock Units held by such Eligible Grantee immediately prior to the Closing Date (or Subsequent Closing Date, as the case may be) which expire or terminate on the Closing Date (or Subsequent Closing Date, as the case may be).

               (3) Each Substitute Restricted Stock Award granted to an Eligible Grantee shall:

                    (1) be for a number of ordinary shares, par value $0.041666667 per share of the Purchaser ("Purchaser Common Stock") equal to the number of shares of CIGNA Common Stock subject to the CIGNA Restricted Stock Award it replaces, multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares; and

                    (2) otherwise be subject to substantially the same terms and conditions as applicable to such CIGNA Restricted Stock Award.

               (4) Each Substitute Restricted Stock Unit granted to an Eligible Grantee shall:

                    (1) be for a number of shares of Purchaser Common Stock equal to the number of shares of CIGNA Common Stock subject to the CIGNA Restricted Stock Unit it replaces, multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares; and

                    (2) otherwise be subject to substantially the same terms and conditions as applicable to such CIGNA Restricted Stock Unit.

               (5) No later than 30 days following the receipt by CIGNA of evidence that the Purchaser has made the substitute grants in accordance with this Section 5.3, CIGNA shall pay to the Purchaser an amount in cash, determined with respect to each CIGNA Restricted Stock Award and each CIGNA Restricted Stock Unit, equal to the product of (i) the average of the high and low sales price of CIGNA Common Stock on the New York Stock Exchange on the Closing Date,
(ii) the number of shares of CIGNA Common Stock to which such CIGNA Award relates and (iii) a fraction, the numerator of which is the number of whole months elapsed from the grant of such CIGNA Award to the Closing Date and the denominator of which is the total number of whole months required from the grant date for such CIGNA Award to vest. For purposes of the preceding sentence, each portion of a CIGNA Award that has a distinct vesting date shall be treated as a separate CIGNA Award.

               (6) For purposes of this Agreement, "Exchange Ratio" means an amount equal to the quotient determined by dividing (1) the average of the closing prices per share of CIGNA Common Stock on the Composite Tape of the New York Stock Exchange as reported in the Wall Street Journal for the Closing Date and the four trading days immediately prior to the Closing Date by (2) the average closing prices per share of Purchaser Common Stock on the Composite Tape of the New York Stock Exchange as reported in the Wall Street Journal for the Closing Date and the four trading days immediately prior to the Closing Date.

               (7) As soon as practicable after the Closing Date (or Subsequent Closing Date, as the case may be), the Purchaser shall deliver to each Eligible Grantee an award document evidencing the grant of such award (the "Grant Letter"), based upon a form which is substantially identical to CIGNA's form of restricted stock grant letter and attachment or restricted stock unit grant letter and attachment, as applicable. Each Grant Letter shall provide, in such form reasonably acceptable to CIGNA, that the Eligible Grantee releases CIGNA from any and all claims in any way related to the CIGNA Award which such Substitute Award replaces.

               (8) The Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery upon exercise (or vesting, as the case may be) of the Substitute Awards in accordance with this Section 5.3. On the Closing Date, the Purchaser shall file a registration statement on Form S-8 (or any successor or other appropriate form) with the Securities and Exchange Commission with respect to the shares of Purchaser Common Stock subject to such Substitute Awards and shall use its Reasonable Best Efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Substitute Awards remain outstanding. With respect to those individuals who, subsequent to the Closing Date (or Subsequent Closing Date, as the case may be), are subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Purchaser, where applicable, the Purchaser shall administer the Purchaser Stock Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent that the CIGNA LTIP complied with such rule prior to the Closing Date (or Subsequent Closing Date, as the case may be).

          Section 1.69   Brandywine.  Subject to the terms and conditions of
                         ----------
this Section 5.4, at the Closing, the Sellers shall provide a guarantee to the Purchaser in form and substance reasonably acceptable to the Sellers and the Purchaser (the "Seller Guarantee"), as to the adequacy of the recorded reserves for losses and loss adjustment expenses as of the Closing for certain Insurance Company subsidiaries of Brandywine Holdings Corporation as well as with respect to such other liabilities of the Domestic Insurance Companies as the Purchaser may reasonably request (the "Guaranteed Reserves"). The Seller Guarantee shall indemnify the Purchaser or the Purchaser's subsidiaries against unanticipated increases in the Guaranteed Reserves in an aggregate amount as shall be agreed to by the parties. In exchange for and in full replacement of the Seller Guarantee, the Sellers may, at its option, obtain reinsurance (the "Replacement Reinsurance") from a mutually agreed upon third-party reinsurer to directly indemnify certain of the Domestic Insurance Companies against unanticipated increases in the Guaranteed Reserves in the same aggregate amount as has been agreed

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

pursuant to the second sentence of this Section 5.4. In the event that, for whatever reason, Replacement Reinsurance has not been obtained at the Closing, then the Seller Guarantee shall automatically be void ab initio and shall be of no further force and effect immediately prior to the Closing without any action on the part of any person, and the Sellers shall have no liability or obligation whatsoever to the Purchaser or any subsidiary or affiliate of the Purchaser, including, without limitation, the Purchaser's Insurance Company subsidiaries, with respect to such Seller Guarantee.

          Section 1.70   Intellectual Property.  Except as provided for in the
                         ---------------------
Copyright Assignment or in the Trademark Assignment, the parties hereto agree that the Purchaser is not purchasing, acquiring or otherwise obtaining any right, title or interest in, to or under any intellectual property owned by the Sellers, including, but not limited to, the Retained Intellectual Property, the names "CIGNA" and "LINA" or any trade names, trademarks, identifying logos or service marks related thereto or employing the words "CIGNA" and "LINA" or any part or variation thereof or any confusingly similar trade name, trademark, service mark or logo (including all registrations and applications relating thereto). Notwithstanding the foregoing, the parties agree that during the period from the Closing Date until 180 days after the Closing Date (the "Sell-off Period"), the Acquired Companies shall be entitled to use, on a non-exclusive basis, the Sellers' Intellectual Property set forth in Section 5.5 of the Seller Disclosure Schedule (the "Trademarks and Logos") to the extent that the Trademarks and Logos exist or are contained as of the date such Acquired Company was conveyed to the Purchaser on any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms, computer software and other material used in the Business, without any obligation on the part of the Purchaser to pay royalties or similar fees to CIGNA or its subsidiaries during the Sell-off Period. The Purchaser agrees that: (i) immediately

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

upon termination of the Sell-off Period, the Acquired Companies shall cease and desist from all further use of the Trademarks and Logos and will adopt new trade names, trademarks, identifying logos and service marks related thereto which are not confusingly similar to the Trademarks and Logos; (ii) except as set forth in this Section 5.5, neither the Purchaser nor any of its subsidiaries (including all of the Acquired Companies conveyed to the Purchaser) nor any of their affiliates shall make any use of the Trademarks and Logos; and (iii) any use of the Trademarks and Logos by the Acquired Companies during the Sell-off Period shall be in a manner which is identical or substantially identical to the manner used prior to the Closing and shall not be used in any manner which could degrade the quality of the Trademarks and Logos or could be misleading in any manner. At the Closing and each Subsequent Closing (if any), as the case may be, the Purchaser shall, and shall cause its subsidiaries to, make appropriate filings with all Governmental Entities and any other applicable registries to change the legal name and any d/b/a of any Acquired Company that contains any of the Trademarks and Logos to a name that does not include any of the Trademarks and Logos or words confusingly similar thereto.

          Section 1.71   Noncompetition and Nonsolicitation by CIGNA.
                         -------------------------------------------

               (1) Except as contemplated by this Agreement or any of the Ancillary Agreements and except as set forth in Section 5.6(b) hereof and subject to Section 5.6(d) hereof, until the third anniversary of the Closing Date (and regardless if any Subsequent Closings occur), CIGNA and its subsidiaries shall not engage in (i) the property and casualty insurance business in any jurisdiction in which the Sellers have transferred an Insurance Company to the Purchaser pursuant to this Agreement or (ii) any direct writing of accident and health insurance anywhere in the world where a property and casualty Insurance Company which was transferred by the Sellers to the Purchaser pursuant to this Agreement is licensed, except in any jurisdiction where the Sellers have or may establish a life Insurance Company or an Insurance Company that has the authority to write both life and property and casualty insurance business and except in any jurisdiction where such business is written through a Lloyd's syndicate under the arrangements carried on by the Sellers through their Reinsurance Life, Accident and Health Division immediately prior to the Closing ("RLAH Activities"); provided, however, that the Sellers' investment in a
                     --------  -------
Lloyd's managing agency for the purpose of continuing to engage in RLAH Activities shall not constitute engaging in the property and casualty insurance business.

               (2) Notwithstanding anything contained in Section 5.6(a) hereof to the contrary, CIGNA and its subsidiaries shall not be prohibited from:

                    (1) making investments in the ordinary course of business, by CIGNA or by any of its subsidiaries, in either their general or separate accounts, in persons engaging in the property and casualty insurance and related businesses so long as such investments (1) do not exceed 10% of such person's equity and (2) are not for the purpose of acquiring control of such person;

                    (2) managing investment funds that make investments in persons engaging in the property and casualty insurance or related businesses so long as such investments (1) do not exceed 10% of such person's equity and (2) are not for the purpose of acquiring control of such person;

                    (3) conducting a property and casualty insurance business for property and assets located in Poland as may be required under current or future joint venture arrangements in Poland;

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

                    (4) conducting a property and casualty insurance business for property and assets located in Brazil as may be required under current or amended joint venture arrangements with EXCEL CIGNA Seguradora, S.A., provided that, to the extent permitted by Law and any applicable joint venture agreement, CIGNA or its subsidiary, as the case may be, reinsures its portion of such property and casualty insurance business with the Purchaser;

                    (5) conducting a property and casualty insurance business for property and assets located in China or India as may be required under future joint venture arrangements in China or India, respectively, provided that (1) such joint venture is entered into for a primary purpose other than entering into a property and casualty insurance business in such jurisdiction and (2) to the extent permitted by Law and any applicable joint venture agreement, CIGNA or its subsidiary, as the case may be, reinsures its portion of such property and casualty insurance business with the Purchaser;

                    (6) insuring (whether by self-insurance, reinsurance, captive arrangements or otherwise) the property and casualty insurance risks of, and issuing bonds related to, the business and operations of (1) CIGNA or any of its affiliates and (2) health care providers affiliated with or participating in CIGNA's or any of its affiliates' provider networks;

                    (7) structured settlements for property and casualty insurance claims and the underwriting or brokering of structured settlement contracts;

                    (8) insurance or reinsurance related to health care expenditure risks, aggregate claim costs, medical or other trends, including but not limited to plan sponsor and health care provider stop loss arrangements;

                    (9) insurance, reinsurance, managed care services or provider network services related to workers' compensation, disability, managed disability, long-term care, integrated care arrangements, 24-hour health coverage arrangements, personal accident reinsurance (including, without limitation, personal accident aviation reinsurance) including, without limitation, reinsurance carve out arrangements (whether or not the issuing carrier is a property and casualty insurer) and other managed injury or disability coverages, including but not limited to the provision of managed care for bodily injury related to automobile policies;

                    (10) applying for and holding a property and casualty insurance license, permit or comparable authorization to the extent necessary to conduct any business not prohibited by Section 5.6(a) hereof;

                    (11) conducting any property and casualty insurance business through any Deferred Asset at any time following the Closing (regardless of whether the rights and obligations of the parties under this Agreement in respect of the Deferred Assets have or have not been terminated in accordance with Section 8.4 hereof); provided, however, that
                                                        --------  -------
     the Deferred Asset shall not be used to (1) enter into lines of business not conducted by such Deferred Asset as of the Closing Date and (2) conduct business in any jurisdiction in which such Deferred Asset does not conduct business as of the Closing Date; or

                    (12) acquiring any person or assets that includes operations the conduct of which by CIGNA or its subsidiaries would otherwise violate the non-competition provisions set forth in Section 5.6(a) hereof; provided, however, such operations are not the primary
                    --------  -------
     business of the person or assets being acquired; provided further, however,
                                                      -------- -------  -------
     that (1) CIGNA or its subsidiary, as the case may be, sells, terminates or otherwise disposes of any such operations within twelve months of such acquisition and (2) in the event that CIGNA or its subsidiary, as the case may be, determines to sell such operations pursuant to a competitive bidding process involving more than one bidder, the Purchaser shall have a one-time right of first offer in respect of such operations.

                    (3) Subject to Section 5.6(d) hereof, until the second anniversary of the Closing Date (and regardless if any Subsequent Closings occur), without the prior written consent of the Purchaser, CIGNA shall not, whether directly or indirectly, and shall not permit any of its subsidiaries to employ or retain as a consultant any Affected Employee who was an Exempt Employee as of the date hereof.

                    (a) In the event of any material violation of Section 5.7(a) hereof or Section 5.7(c) hereof in one or more jurisdictions, then the corresponding obligations set forth in Sections 5.6(a) hereof and Section 5.6(c) hereof, respectively, shall be discharged with respect to such jurisdictions; provided, however, that nothing in this Section 5.6(d) shall prevent any party
--------  -------
to this Agreement from exercising any rights under this Agreement (including its rights to enforce the provisions contained in Section 5.7 hereof and to seek damages in respect of any violation of Section 5.7 hereof) or to exercise any other remedy available under this Agreement or under Law in respect of such violations.

          Section 1.72   Noncompetition and Nonsolicitation by the Purchaser.
                         ---------------------------------------------------

               (1) Except as contemplated by this Agreement or any of the Ancillary Agreements and except as set forth in Section 5.7(b) hereof and subject to Section 5.7(d) hereof, until the third anniversary of the Closing Date (and regardless if any Subsequent Closings occur), the Purchaser and its subsidiaries (which shall include from time to time those Acquired Companies conveyed to the Purchaser as of any such time) shall not engage in the life, employee benefits, healthcare (other than accident and health insurance business outside of the United States which is placed by independent producers with licensed property and casualty insurance companies) and pension businesses.

               (2) Notwithstanding anything contained in Section 5.7(a) hereof to the contrary, the Purchaser and its subsidiaries (which shall include from time to time those Acquired Companies conveyed to the Purchaser as of any such time) shall not be prohibited from:

                    (1) issuing or selling reinsurance policies or generally engaging in the reinsurance business, in each case, with respect to life, employee benefits, healthcare and pension policies;

                    (2) making investment in the ordinary course of business by the Purchaser or any of its subsidiaries (which shall include from time to time those Acquired Companies conveyed to the Purchaser as of any such time), in either their general or separate accounts, in persons engaged in the life, employee benefits, healthcare or pension businesses so long as such investments (1) do not exceed 10% of such person's equity and (2) are not for the purpose of acquiring control of such person;

                    (3) managing investment funds that make investments in persons engaging in the life, employee benefits, healthcare or pension businesses so long as such investments (1) do not exceed 10% of such person's equity and (2) are not for the purpose of acquiring control of such person;

                    (4) insuring (whether by self-insurance, reinsurance, captive arrangements or otherwise) the life and healthcare insurance risks of, and issuing bonds related to, the business and operations of the Purchaser or any of its subsidiaries (which shall include from time to time those Acquired Companies conveyed to the Purchaser as of any such time);

                    (5) acquiring any person or assets that includes operations the conduct of which by the Purchaser or its subsidiaries (including all of the Acquired Companies conveyed to the Purchaser) would otherwise violate the non-competition provisions set forth in Section 5.7(a) hereof; provided, however, that such operations are not the primary
                    --------  -------
     business of the person or assets being acquired; provided further, however,
                                                      ----------------  -------
     that (1) the Purchaser or its subsidiary, as the case may be, sells, terminates or otherwise disposes of any such operations within twelve months of such acquisition and (2) in the event that the Purchaser or its subsidiary (including all of the Acquired Companies conveyed to the Purchaser), as the case may be, determines to sell such operations pursuant to a competitive bidding process involving more than one bidder, CIGNA shall have a one-time right of first offer in respect of such operations; or

                    (6) issuing or selling insurance policies to employees on a voluntary group accident basis.

               (b) Subject to Section 5.7(d) hereof, until the second anniversary of the Closing Date (and regardless if any Subsequent Closings occur), without the prior written consent of CIGNA, the Purchaser shall not, whether directly or indirectly, and shall not permit any of its subsidiaries (including all of the Acquired Companies conveyed to the Purchaser) to employ or retain as a consultant any employee of CIGNA or its subsidiaries who was an Exempt Employee as of the date of this Agreement or as of any date during the period of six months prior hereto; provided, however, that nothing in this
                                   --------  -------
Section 5.7(c) shall prohibit the Purchaser or its subsidiaries from employing any Affected Employee.

               (c) In the event of any material violation of Section 5.6(a) hereof or Section 5.6(c) hereof in one or more jurisdictions, then the corresponding obligations set forth in Section 5.7(a) hereof and Section 5.7(c) hereof, respectively, shall be discharged with respect to such jurisdictions; provided, however, that nothing in this Section 5.7(d) shall prevent any party
--------  -------
to this Agreement from exercising any rights under this Agreement (including its rights to enforce the provisions contained in Section 5.6 hereof and to seek damages in respect of any violation of Section 5.6 hereof) or to exercise any other remedy available under this Agreement or under Law in respect of such violations.

          Section 1.73   Ancillary Agreements; Other Documents.
                         -------------------------------------

               (a) Each of the Sellers shall, and shall cause their subsidiaries and affiliates to, execute and deliver at the Closing each of the Ancillary Agreements to which it is a party and each other agreement, document or instrument which is necessary or desirable to effect the transactions contemplated by this Agreement or the Ancillary Agreements. Each of the Sellers shall, and shall cause their subsidiaries and affiliates to, execute and deliver at each Subsequent Closing each agreement, document or instrument which is necessary or desirable to effect the transactions contemplated by this Agreement and the Ancillary Agreements.

               (b) The Purchaser shall, and shall cause its subsidiaries and affiliates to, execute and deliver at the Closing each of the Ancillary Agreements to which it is a party and each other agreement, document or instrument which is necessary or desirable to effect the transactions contemplated by this Agreement or the Ancillary Agreements. The Purchaser shall, and shall cause its subsidiaries and affiliates to, execute and deliver at each Subsequent Closing each agreement, document or instrument which is necessary or desirable to effect the transactions contemplated by this Agreement and the Ancillary Agreements.

               (1) Promptly following the date of this Agreement, the parties hereto agree to negotiate in good faith the definitive terms of an appropriate agreement or agreements in respect of the matters described in
Section 5.13(a) hereof which shall incorporate the terms set forth on Exhibit P
                                                                      ---------
attached hereto (collectively, the "Facility Sharing Agreements").

               (2) Promptly following the date of this Agreement, the parties hereto agree to negotiate in good faith the definitive terms of an appropriate agreement which shall incorporate the terms set forth on Exhibit F
                                                                     ---------
attached hereto (the "Integrated Care Agreement").

               (3) The parties hereto shall cause their respective subsidiaries party thereto to execute and deliver the Bermuda Bulk Reinsurance Agreement immediately prior to the Closing.

               (4) Promptly following the date of this Agreement, the parties hereto agree to negotiate in good faith the definitive terms of an appropriate agreement which shall incorporate the terms set forth on Exhibit M
                                                                     ---------
attached hereto (the "Transition Services Agreement").

               (5) Notwithstanding anything to the contrary in this Agreement, in respect of the leased property commonly known as Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania (the "Liberty Place Property") the parties hereto shall use their Reasonable Best Efforts to obtain the consent of the landlord and any mortgagee of the Liberty Place Property to the replacement at the Closing of the current lease of the whole of the property by two separate leases of portions of the Liberty Place Property to each of INA Corporation and CIGNA (or an affiliate of CIGNA which is not an Acquired Company) as separate tenants; provided, however, that (i) if such consents
                              --------  -------
cannot be obtained prior to the Closing, the parties shall enter into the Two Liberty Place Sublease as provided for herein, and (ii) if such consents can be obtained prior to the Closing, then such two separate leases shall be substituted for the Two Liberty Place Sublease for all purposes of this Agreement.

               (6) The parties hereto shall, and shall cause their respective subsidiaries party thereto to, execute and deliver the Excluded Business Transfer Agreements at an appropriate time prior to the Closing such that the transactions contemplated thereby relating to the Excluded Business can be effected without delaying the anticipated Closing.

          Section 1.74   Replacement Support Agreements; New Support Agreements.
                         ------------------------------------------------------

               (1) To the extent permitted by Law, the Purchaser agrees to deliver at the Closing and each Subsequent Closing at which any relevant Acquired Asset is conveyed to the Purchaser, such agreements, instruments and other documents (collectively, the "Replacement Support Agreements") as may be necessary to assume all of CIGNA's and its affiliates' (other than the Acquired Companies conveyed to the Purchaser) obligations under those Existing Support Agreements in force in respect of the Acquired Assets conveyed to the Purchaser at the Closing and each Subsequent Closing and set forth in Section 5.9(a) of the Seller Disclosure Schedule or otherwise identified to the Purchaser by CIGNA. The Replacement Support Agreements shall also contain provisions releasing CIGNA and its affiliates from all such obligations. Without limiting the foregoing, the Purchaser hereby agrees to indemnify and hold harmless CIGNA and its affiliates from and against all obligations under all Existing Support Agreements in respect of the Acquired Assets conveyed to the Purchaser. Each Replacement Support Agreement shall be effective at the Closing or the Subsequent Closing at which it is delivered. To the extent that any Governmental Entity increases the obligations that the Purchaser must assume under any Existing Support Agreement then, for purposes of this Agreement, such additional obligations shall be subject to Section 4.5(c) hereof. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be obligated to assume any obligations, or provide any indemnification, in respect of any person under any Existing Support Agreement other than the Acquired Companies.

               (2) Subject to Section 4.5(c) hereof, the Purchaser agrees to deliver at the Closing and each Subsequent Closing at which any relevant Acquired Asset is conveyed to the Purchaser, such Support Agreements as any Governmental Entity may require as a condition to approving the transactions contemplated by this Agreement or the Ancillary Agreements (the "New Support Agreements").

          Section 1.75   Financing.  The Purchaser shall use its Reasonable Best
                         ---------
Efforts to obtain, at the Purchaser's reasonable discretion (but without such discretion delaying or adversely affecting the consummation of the transactions contemplated hereby), (i) the financing set forth in the Financing Commitment Letter substantially upon the terms set forth therein or (ii) such alternative financing as is sufficient to enable the Purchaser to consummate the transactions contemplated by this Agreement, in the case of clauses (i) and
(ii), no later than the Closing. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that any failure by the Purchaser to obtain any financing (regardless of whether or not the Purchaser has used its Reasonable Best Efforts to obtain financing or the conditions contained in the Financing Commitment Letter have been fulfilled) shall not be a condition precedent of the Purchaser to the Closing or any Subsequent Closing and shall not relieve the Purchaser of its obligations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

          Section 1.76   Persons Authorized to Act.  Prior to the Closing, the
                         -------------------------
Sellers shall deliver to the Purchaser (i) a true, correct and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which each of the Acquired Companies has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (ii) a true, correct and complete list of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Acquired Companies transacting business with respect thereto and (iii) a true, correct and complete list of each person authorized to draw on each such account, entitled to have access thereto or authorized to borrow money (or furnish security for the same) therefrom.

          Section 1.77   Certain Insurance Certificates.  The Sellers shall
                         ------------------------------
request delivery at a reasonable time prior to the Closing of certificates from the respective departments of insurance of the jurisdiction or domicile of each of the International Insurance Companies evidencing the continued existence and licensure of such International Insurance Company as an insurance company (it being acknowledged that certain jurisdictions may not deliver such certificates in the ordinary course).

          Section 1.78   Real Estate Matters.
                         -------------------

               (1) The parties hereto acknowledge and agree that, as of the date of this Agreement, a number of the properties (collectively, the "Shared Properties") owned or leased by the Acquired Companies, or owned or leased by CIGNA and its affiliates (other than the Acquired Companies), are used and occupied jointly by such Acquired Companies, on the one hand, and by CIGNA and its affiliates (other than the Acquired Companies), on the other. Following the Closing or any Subsequent Closing upon which any relevant Acquired Company is conveyed to the Purchaser, the Shared Properties shall continue to be used by the Acquired Companies, on the one hand, and CIGNA and its affiliates (other than the Acquired Companies), on the other, in accordance with the terms of the Facilities Sharing Agreements.

               (2) Notwithstanding anything contained in this Agreement to the contrary, the Sellers and the Purchaser hereby acknowledge and agree that, on or prior to the Closing Date, CIGNA shall cause certain of its affiliates to assign their respective interests as tenants under certain leases of shared property to an affiliate of CIGNA as more particularly described in Section 5.14 of the Seller Disclosure Schedule. Such assignments shall be made on the Sellers' standard terms, without payment of any additional fee or consideration, and shall include a provision releasing the assignor from any and all liability under the relevant lease.


                                  ARTICLE VI

                                  TAX MATTERS

          Section 1.79 Tax Elections Generally.  Without the prior written
                       -----------------------
consent of the Purchaser (which shall not be unreasonably withheld), none of the Acquired Companies shall make or change any Tax election, change an annual Tax accounting period, adopt or change any method of Tax accounting, enter into any closing agreement, settle or compromise any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action except in the ordinary course of business consistent with past practice, if any such action or omission referred to above would (i) have a legally binding effect upon the Acquired Companies with respect to items in a Post-Closing Tax Period (including, without limitation, under a closing agreement pursuant to Section 7121 of the Code or a comparable provision under state, local or foreign Law) and (ii) have the effect of increasing the Tax liability of the Acquired Companies with respect to a Post-Closing Tax Period. In connection with the Closing, none of the Purchaser or its affiliates, CIGNA or its affiliates, and the Acquired Companies shall make an election under Treasury Regulations Section 1.1502-76(b)(2)(ii)(B) (or any comparable provision under state, local or foreign Law).

          Section 1.80 Tax Returns Prior to Closing. All material Tax Returns
                       ----------------------------
not required to be filed on or before the date hereof but required to be filed on or before the Closing Date or the Subsequent Closing Date on which an Acquired Company is conveyed to the

Purchaser will be timely filed in accordance with Law along with payment for all Taxes shown to be due and owing and, as of the time of filing, will be true and correct in all material respects and will be prepared in a manner consistent with past practice.

          Section 1.81 Transfer Taxes.
                       --------------

               (a) The Purchaser (including the Acquired Companies conveyed to the Purchaser) shall be responsible for and shall timely pay all Transfer Taxes specified in Section 4.8 hereof. The Purchaser shall prepare all such Tax Returns, which shall be timely filed by the party legally responsible to do so, and CIGNA will, and will cause its affiliates to, cooperate with the Purchaser.

               (b) CIGNA shall be responsible for and shall timely pay all Transfer Taxes specified in Section 4.8 hereof.

          Section 1.82 Termination of Acquired Companies' Obligations under the
                       --------------------------------------------------------
Tax Sharing Agreement. Except as set forth in this Section 6.4, CIGNA shall
---------------------
cause the Acquired Companies to terminate their respective rights and obligations under the Tax Sharing Agreement as of the Closing Date. At the Closing, CIGNA shall deliver to the Purchaser documentation evidencing both the termination of the rights and obligations of the Acquired Companies under the Tax Sharing Agreement and the settlement of all outstanding balances (which balances shall be determined in accordance with the Tax Sharing Agreement based on estimates determined by CIGNA and consistent with past practice) between the relevant companies (other than any balance due from one Acquired Company to another Acquired Company, both of which are conveyed to the Purchaser on the Closing Date). Final settlement of all amounts due under the Tax Sharing Agreement shall be made after the Closing Date as though the Acquired Companies continued to be subject to Section 3 of the Tax Sharing Agreement. The obligations of the Acquired Companies under all other agreements providing for the allocation or sharing of Taxes identified in Section 2.10 of the Seller Disclosure Schedule shall be settled in the ordinary course of business consistent with past practice.

          Section 1.83   Preparation of Tax Returns.
                         --------------------------

               (1) CIGNA shall prepare and file (or shall cause to be prepared and filed), and the appropriate Acquired Company shall pay (or cause to be paid) all Taxes shown to be due and owing on, all Tax Returns required to be filed by or on behalf of (i) any Acquired Domestic Company and any Acquired International Company which is included in CIGNA's U.S. consolidated federal Income Tax Return with respect to all Pre-Closing Tax Periods and (ii) any Acquired International Company (except for those Acquired International Companies covered by Section 6.5(a)(i)) with respect to all Pre-Closing Tax Periods for which Tax Returns are due to be filed on or before the Closing Date, and, as of the time of filing, will be true and correct in all material respects and prepared in a manner consistent with past practices. The Purchaser shall or shall cause the Acquired Companies to provide to CIGNA, as soon as such information is available but in no event later than five months prior to the due date (including extensions) for filing the Tax Return to which such information relates (or as soon thereafter as is reasonably practicable), all information regarding the Acquired Companies reasonably required to complete the Tax Returns for which CIGNA has filing responsibility pursuant to this Section 6.5(a) for any Pre-Closing Tax Period. The Purchaser shall cause the Acquired Companies to provide any other Tax related information reasonably requested by CIGNA within five business days of such request. All Tax Returns (or copies thereof) as to which CIGNA has filing responsibility under this Section 6.5 shall be, if reasonably practicable, provided to the Purchaser a reasonable amount of time prior to the due date (including extensions) for filing that Tax Return, and, if such Tax Return is not provided to Purchaser in a reasonable amount of time prior to the due date for filing that Tax Return, a draft of such Tax Return shall be provided. If a draft of a Tax Return has been provided pursuant to the preceding sentence, CIGNA shall provide the Purchaser with the final Tax Return as soon as is practicable, along with a schedule indicating any changes from the draft Tax Return. If the Purchaser has any dispute regarding any such Tax Return as presented by CIGNA, such Tax Return shall be filed as prepared by CIGNA, and the Purchaser thereafter shall be entitled to initiate a dispute under Section 6.12 hereof. The Purchaser shall prepare and file all other Tax Returns. The Purchaser shall not file, or permit any affiliate to file, any amended Tax Returns for any of the Acquired Companies with respect to Pre-Closing Tax Periods without the prior written approval of CIGNA, which approval shall not be unreasonably withheld. Nothing in the preceding sentence is intended to modify the rights or obligations of any person under Section 6.6 hereof.

               (c) Consistent with past practice, CIGNA shall include the appropriate Acquired Domestic Companies and Acquired International Companies in its United States consolidated federal Income Tax Return (and in any state or local Tax Return filed on a similar basis) through the close of business on the Closing Date.

          Section 1.84 Amended Tax Returns and Refund Claims.
                       -------------------------------------

               (1) Any required amended returns relating to a Pre-Closing Tax Period and any refund claims relating to a Pre-Closing Tax Period shall be prepared by CIGNA and furnished to the relevant Acquired Company for approval (which approval shall not be unreasonably withheld), execution and filing, at least thirty days (30) prior to the due date (including extensions) of such returns or claims. Without limiting the generality of the preceding sentence (or the penultimate sentence of Section 6.5(a) hereof), neither the Purchaser nor any of its affiliates shall file any

Tax Return (or any other document) which attempts to carry back to any Pre-Closing Tax Period any item of income, loss, deduction or credit (including, without limitation, any net operating loss) incurred, created or sustained during any Post-Closing Tax Period.

               (d) Any refunds or credits of Taxes of an Acquired Company for any Pre-Closing Tax Period shall be for the account of CIGNA. Any refunds or credits of Taxes of an Acquired Company for any Post-Closing Tax Period shall be for the account of the Purchaser.

               (2) The Purchaser shall promptly pay over to CIGNA (and shall cause the Acquired Companies conveyed to the Purchaser to pay over to CIGNA) all refunds received by the Purchaser or its affiliates to which CIGNA is entitled under this Section 6.6. CIGNA shall promptly pay over to the Purchaser (and shall cause its affiliates to pay over to the Purchaser) all refunds received by CIGNA or its affiliates to which the Purchaser is entitled under this Section 6.6.

          Section 1.85 Cooperation on Tax Matters.  The Purchaser and CIGNA
                       --------------------------
shall, and shall cause their respective affiliates to, cooperate fully with one another, as and to the extent reasonably requested by the other in connection with the preparation and filing of any Tax Return and in any audit, litigation or other proceeding with respect to Taxes, including granting powers of attorney, as appropriate, in connection with audits. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding anything in this Agreement to the contrary, CIGNA shall not be required to provide the Purchaser CIGNA's Tax Books and Records, including its United States Consolidated federal Income Tax Return, which are not directly related to the Acquired Companies conveyed to the Purchaser.

          Section 1.86 Tax Indemnification.
                       -------------------

               (a) From and after the Closing Date, CIGNA shall be liable to, and shall indemnify and hold harmless, the Purchaser Indemnitees (as defined in
Section 9.3(a) hereof) against the following Taxes: (i) with respect to any Acquired Domestic Company and any Acquired International Company which is included in CIGNA's U.S. consolidated federal Income Tax Return, Income Taxes imposed on a Purchaser Indemnitee for a Pre-Closing Tax Period; provided,
                                                                --------
however, CIGNA shall not be required to indemnify Purchaser Indemnitees for any
-------
state or local Income Taxes for any Tax period ending after December 31, 1998;
(ii) with respect to any Acquired International Company (except for those Acquired International Companies covered by Section 6.8(a)(i)), Income Taxes due and payable (including extension periods normally requested and granted) on or before the Closing Date or the Subsequent Closing Date on which such Acquired International Company was conveyed to the Purchaser and (iii) Taxes of the Sellers or an affiliate of the Sellers (other than Taxes of an Acquired Company not otherwise covered by this Section 6.8(a)) imposed on any Acquired Company conveyed to the Purchaser by reason of Treasury Regulations Section 1.1502-6 (or any comparable provision under state, local or foreign Law or limitation imposing joint or several liability upon members of a consolidated, combined, affiliated or unitary group), but solely with respect to any such liability of a Pre-Closing Tax Period. For purposes of this Agreement, a "Purchaser Tax Loss" shall mean any and all amounts under clauses (i), (ii) and (iii) of the immediately preceding sentence.

               (b) The Purchaser shall be liable for, and shall indemnify and hold the Seller Indemnitees (as defined in Section 9.4(a) hereof) harmless against: (i) with respect to any Acquired Company conveyed to the Purchaser, any and all Taxes imposed on any Seller

Indemnitee relating or apportioned to a Post-Closing Tax Period; (ii) loss sustained by any Seller Indemnitee as a result (direct or indirect) of any election by any Purchaser Indemnitee under Section 338 of the Code (or any comparable provision under state, local or foreign Law); (iii) the breach of the covenant set forth in Section 6.3(a) hereof; and (iv) any extraordinary item arising from any action taken on the Closing Date after the Closing by any Purchaser Indemnitee. For purposes of this Agreement, a "Seller Tax Loss" shall mean any and all amounts under clauses (i), (ii), (iii) and (iv) of the immediately preceding sentence.

               (c) Any payment pursuant to this Section 6.8 shall be made not later than the later of (i) 30 days after receipt by CIGNA or the Purchaser, as the case may be, of written notice from the other party stating that any Tax Loss has been paid by a Purchaser Indemnitee or a Seller Indemnitee, as the case may be, and the amount thereof and of the indemnity payment requested, (ii) the date on which such Purchaser Indemnitee or Seller Indemnitee is required to make any payment in respect of any Tax Loss and (iii) the resolution of any dispute regarding such item under Section 6.12 hereof.

               (d) The Purchaser agrees to provide prompt written notice to CIGNA of any Tax Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder (specifying with reasonable particularity the basis therefor) and will provide CIGNA such information with respect thereto as CIGNA may reasonably request. CIGNA may, at its own expense, (i) participate in and (ii) except as provided in
Section 6.8(e) hereof (which describes, subject to the limitation contained therein, the circumstances under which the Purchaser shall have the exclusive right to control and compromise a Tax claim), upon notice to the Purchaser, assume control over the defense of any such suit, action or proceeding (including any Tax audit); provided, however, that (i) CIGNA shall from time to
                           --------  -------
time consult with the Purchaser upon the Purchaser's reasonable request therefor with respect to such suit, action or proceeding (including any Tax audit) and
(ii) CIGNA shall not, without the Purchaser's consent (which shall not be unreasonably withheld), agree to any settlement with respect to any Tax if such settlement would, in a Post-Closing Tax Period (including, without limitation, under a closing agreement pursuant to Section 7121 of the Code or any comparable provision under any other Law), (1) have a legally binding effect with respect to a Post-Closing Tax Period and (2) have the effect of increasing the Tax liability of a Purchaser Indemnitee in respect of any Post-Closing Tax Period or diminishing a Tax Asset of a Purchaser Indemnitee in respect of any Post-Closing Tax Period. If CIGNA assumes such defense, the Purchaser shall have the right (but not the duty) to participate in (but not control) the defense thereof to the extent that the matter in dispute relates directly to any of the Acquired Companies conveyed to the Purchaser; provided, however, nothing in this Section
                                     --------  -------
shall permit the Purchaser to participate in the defense of any Tax claim or portion of any Tax claim (or be provided with any information or documentation concerning a Tax claim, including, without limitation, CIGNA's United States federal Income Tax Return) that relates to any affiliate of CIGNA which is not an Acquired Company. If CIGNA elects not to assume such defense, the Purchaser may pay, compromise or contest the Tax at issue. Whether or not CIGNA chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. The provisions of this Section 6.8(d) shall be applied reciprocally, as appropriate, to indemnification claims made under this Article VI by CIGNA or one of its affiliates, except as the context otherwise requires.

               (e) The Purchaser shall control the defense of any claim that relates solely to a Post-Closing Tax Period. The Purchaser shall not, without CIGNA's consent (which consent shall not be unreasonably withheld) agree to any settlement with respect to any

Tax if such settlement would (i) have a legally binding effect with respect to any Pre-Closing Tax Period and (ii) have the effect of increasing the Tax liability or diminishing a Tax Asset of a Seller Indemnitee.

               (f)  Neither the Purchaser nor CIGNA shall be liable under this
Section 6.8 with respect to any Tax Loss resulting from a claim or demand the defense of which such party was not offered the opportunity to assume as provided under Section 6.8(d) hereof to the extent such party's liability under this Section is materially adversely affected as a result thereof.

               (g) Any claim of any Purchaser Indemnitee (other than the Purchaser) under this Section may be made and enforced by the Purchaser on behalf of such Purchaser Indemnitee, and CIGNA shall have reciprocal rights with respect to the Seller Indemnitees.

          Section 1.87 Purchase Price Adjustment and Interest.  Any amount paid
                       --------------------------------------
by CIGNA or the Purchaser or their affiliates under this Article VI or Article IX hereof shall be treated as an adjustment to the Purchase Price unless a Final Determination causes any such amount not to constitute an adjustment to the Purchase Price for Federal Tax purposes. Any payment required to be made by the Purchaser or CIGNA under Section 6.8 hereof that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of Section 6621(a)(2) of the Code for each day until paid.

          Section 1.88 Acquired Group Cases. Notwithstanding anything to the
                       --------------------
contrary contained in this Agreement, (i) any favorable resolution of the "Acquired Group Cases" (as more particularly described in Section 6.10 of the Seller Disclosure Schedule) shall inure to the sole benefit of CIGNA, and (ii) CIGNA shall control, at its own expense, all proceedings related to such "Acquired Group Cases", and the Purchaser and the

Acquired Companies conveyed to the Purchaser shall have no liability for any unfavorable resolution of such cases.

          Section 1.89 Post-Closing Tax Period Dividends.  After the Closing, no
                       ---------------------------------
Acquired Company which constitutes a Section 1248 Company shall make any distributions or otherwise take any action (other than the payment of operating expenses, reinsurance premiums, commissions, and insurance claims in the ordinary course of business consistent with past practice) that would materially reduce the "earning and profits" (as determined under Sections 312 and 1248 of the Code) of such Section 1248 Company during any Tax period that includes the Closing Date. For purposes of this Agreement, a "Section 1248 Company" is an Acquired Company which is listed in Section 6.11 of the Seller Disclosure Schedule.

          Section 1.90 Resolution of Disagreements between CIGNA and the
                       -------------------------------------------------
Purchaser.  If either CIGNA or the Purchaser disagrees as to the amount of Taxes
---------
for which it (or one of its affiliates) may be liable under this Agreement, CIGNA and the Purchaser shall promptly consult with each other to resolve such dispute following their receipt of written notice from the other party to begin such consultation (the "Consultation Notice"). If any such point of disagreement cannot be resolved within 60 days of the date of receipt of the Consultation Notice, CIGNA and the Purchaser shall within ten days after such period jointly select a nationally recognized independent public accounting or law firm (which does not have a conflict of interest with respect to the matter at issue), to in turn select a qualified member of such firm to act as an arbitrator to determine, within 60 days after his or her selection, all points of disagreement concerning Tax matters with respect to this Agreement which are presented to such arbitrator for resolution at the time of his or her selection. If the parties cannot agree on the selection of an accounting or law firm within such ten-day period, they shall cause their respective accounting firms to select such accounting or law firm within five business days of the end of such ten-day period, failing which either party may request the American Arbitration Association to select the arbitrator who shall be a member of a nationally recognized accounting or law firm with no less than 15 years of experience in the practice of Tax law or Tax accounting. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect except as modified herein. Any arbitration award shall be final and binding on the Purchaser and CIGNA and their respective affiliates. The fees of the arbitrator shall be divided equally between CIGNA and the Purchaser. CIGNA and the Purchaser shall, and the Purchaser shall cause the Acquired Companies conveyed to it to, provide full cooperation to the arbitrator. The arbitrator shall not have the power to amend or modify this Agreement. The arbitration provided for in this Section 6.12 shall be subject to Section 11.14 hereof.

          Section 1.91 Taxes on Transfers of Excluded Business and Deferred
                       ----------------------------------------------------
Companies.  Notwithstanding any other provisions of this Agreement (other than
---------
Section 4.8 hereof), CIGNA shall be responsible for and pay all Taxes incurred by the Purchaser or any Acquired Company which arise as a direct result of the transactions contemplated by the Excluded Business Transfer Agreements or incurred in connection with transfers or deemed transfers of Deferred Assets to ensure that a Deferred Asset is not conveyed to the Purchaser at the Closing or any Subsequent Closing.

          Section 1.92 Survival.  Notwithstanding anything in this Agreement to
                       --------
the contrary, the provisions of this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).


                                  ARTICLE VII

             CONDITIONS TO THE CLOSING AND ANY SUBSEQUENT CLOSING

          Section 1.93   Conditions of the Purchaser and the Sellers to the
                         --------------------------------------------------
Closing.
-------

               (1) The respective obligations of the Purchaser and the Sellers to effect the Closing are subject to the satisfaction (or waiver by each such person) at or prior to the Closing of the following conditions:

                    (1) any waiting period (and any extensions thereof) applicable to the consummation of the Closing under the HSR Act shall have terminated or expired; and, all other consents and approvals required from United States Governmental Entities for the consummation of the Closing and the transactions contemplated thereby, the transactions contemplated by the Excluded Business Transfer Agreements and any transactions necessary to effect the retention of the Deferred Assets (if any) by the Sellers shall have been obtained and shall be in effect on the Closing Date;

                    (2) all material consents and approvals required from non-United States Governmental Entities for the consummation of the Closing and the transactions contemplated thereby, the transactions contemplated by the Excluded Business Transfer Agreements and any transactions necessary to effect the retention of the Deferred Assets (if any) by the Sellers shall have been obtained and shall be in effect on the Closing Date;

                    (3) no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Closing or any of the transactions contemplated thereby or which would, individually or in the aggregate, result in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect;

                    (4) there shall not be any suit, action, investigation, inquiry or other proceeding instituted by any Governmental Entity which seeks to enjoin or otherwise prevent consummation of the Closing or the transactions contemplated thereby or which would, individually or in the aggregate, result in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect; and

                    (5)       all consents and approvals of each
     person which is not a Governmental Entity and whose consent or approval is required in connection with the transactions contemplated by the Equity Insurance Joint Venture Agreements shall have been obtained.

               (2) The respective obligations of each of the Sellers to effect the Closing are further subject to the satisfaction (or waiver by each such person) at or prior to the Closing of the following conditions:

                    (1) the representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct at the date hereof and the representations and warranties of the Purchaser contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.5 and 3.6 hereof shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct at and as of such other time or period; provided, however, that the
                     --------  -------
     conditions set forth in this Section 7.1(b)(i) shall be deemed satisfied if the respects in which such representations and warranties are not true and correct at the date hereof and, as applicable, at and as of the Closing Date or, in either such case, at and as of such other time or period (without giving effect to any materiality qualifications contained therein) would not constitute a Purchaser Material Adverse Effect;

                    (2) the Purchaser shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing;

                    (3)       the Sellers shall have received a
     certificate of a senior executive officer of the Purchaser certifying the accuracy of the statements set forth in Sections 7.1(b)(i) and (ii) hereof; and

                    (4) the Sellers shall have received copies of the Ancillary Agreements duly executed by each party thereto that is not a Seller or an affiliate of any Sellers and such other documents, instruments and certificates as are required to be delivered prior to or on the Closing by the Purchaser pursuant to this Agreement or the Ancillary Agreements or as the Sellers may reasonably request from the Purchaser.

               (3) The obligation of the Purchaser to effect the Closing is further subject to the satisfaction (or waiver by the Purchaser) at or prior to the Closing of the following conditions:

                    (1) the representations and warranties of the Sellers contained in Article II of this Agreement shall be true and correct at the date hereof and the representations and warranties of the Sellers contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(c), 2.8, 2.11(e), 2.20 and 2.23 hereof shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct at and as of such other time or period; provided,
                                                     --------
     however, that the conditions set forth in this Section 7.1(c)(i)
     -------
     shall be deemed satisfied if the respects in which such representations and warranties are not true and correct at the date hereof and, as applicable, at and as of the Closing Date or, in either such case, at and as of such other time or period (without giving effect to any materiality qualifications contained therein) would not constitute a Seller Material Adverse Effect;

                    (2) the Sellers shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by such legal entities at or prior to the Closing;

                    (3)       the Purchaser shall have received a
     certificate of a senior executive officer of CIGNA certifying the accuracy of the statements set forth in Sections 7.1(c)(i) and
     (ii) hereof;

                    (4) no condition or requirement has been imposed by one or more Governmental Entities relating to the acquisition, ownership or operation of the

     Business by the Purchaser which, either alone or together with all such other conditions or requirements, materially and adversely affects the benefits, taken as a whole, which the Purchaser would otherwise receive from the transactions contemplated by this Agreement had such conditions and requirements not been imposed; provided, however, that (1) in
                                    --------  -------
     considering whether or not such conditions or requirements materially and adversely affects such benefits, no consideration shall be given to any conditions or requirements that relate to the Seller Guarantee or the Replacement Reinsurance and (2) in considering the benefits that the Purchaser receives from the transactions contemplated by this Agreement, such benefits shall not include the benefits under the Seller Guarantee and the Replacement Reinsurance;

                    (5)       all consents and approvals of each
     person which is not a Governmental Entity and whose consent or approval is required in connection with the Closing and the transactions contemplated thereby in respect of the contracts and agreements set forth on Section 7.1(c)(v) of the Seller Disclosure Schedule shall have been obtained, and the Purchaser shall have received written evidence reasonably satisfactory to the Purchaser that all such consents and approvals have been obtained;

                    (6) the Purchaser shall have received copies of the Ancillary Agreements duly executed by each party thereto that is not an affiliate of the Purchaser and such other documents, instruments and certificates as are required to be delivered prior to or on the Closing by the Sellers pursuant to this Agreement or the Ancillary

     Agreements or as the Purchaser may reasonably request from the Sellers;

                    (7) the Sellers shall have caused to be delivered to the Purchaser one or more certificates representing all of the Acquired Securities free and clear of all Liens (other than restrictions under the Securities Act and any comparable
     Laws), duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

                    (8) the Sellers shall have delivered to the Purchaser certificates as to the good standing or comparable status (to the extent jurisdictions recognize such concept) of INA Corporation and its subsidiaries which constitute Acquired Domestic Companies and each of the Material Acquired International Companies from the respective jurisdictions of their incorporation or domicile to the extent such jurisdictions deliver such documentation in the ordinary course, dated as of a date not earlier than 21 days prior to the Closing Date;

                    (9) the Sellers shall have delivered to the Purchaser certificates obtained from the respective departments of insurance of the jurisdiction or domicile of each of the Domestic Insurance Companies and each of the Material Acquired International Insurance Companies evidencing the continued existence and licensure of such Domestic Insurance Company as an insurance company, dated as of the date not earlier than 21 days prior to the Closing Date; and

                    (10)      except to the extent that such
     resignation is not permitted by the

     Seller Permits or Law, the Sellers shall cause to be delivered to the Purchaser the resignations of (i) each person who is a director of INA Corporation and (ii) each person who is a director or an officer of INA Corporation or any of its subsidiaries which constitute Acquired Companies conveyed to the Purchaser if such person's principal employment is as an officer or an employee of the Sellers.

          Section 7.2    Conditions of the Purchaser and the Sellers to each
                         ---------------------------------------------------
Subsequent Closing.
------------------

               (1) The respective obligations of the Purchaser and each of the Sellers to effect each Subsequent Closing are subject to the satisfaction (or waiver by each such person) at or prior to the Subsequent Closing of the following conditions:

                    (1) all consents and approvals required from United States Governmental Entities for the consummation of the Subsequent Closing and the transactions contemplated thereby and any transactions necessary to effect the continued retention by the Sellers of any Deferred Assets not being conveyed to the Purchaser as part of such Subsequent Closing shall have been obtained and be in effect on the Subsequent Closing Date;

                    (2) all material consents and approvals required from non-United States Governmental Entities for the consummation of the Subsequent Closing and the transactions contemplated thereby and any transactions necessary to effect the continued retention by the Sellers of any Deferred Assets not being conveyed to the Purchaser as part of such Subsequent Closing shall have been obtained and be in effect on the Subsequent Closing Date;

                    (3) no statute, rule, regulation, order, decree or injunction which is in effect shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Subsequent Closing or any of the transactions contemplated thereby or which would, individually or in the aggregate, result in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect;

                    (4) there shall not be any suit, action, investigation, inquiry or other proceeding instituted by any Governmental Entity which seeks to enjoin or otherwise prevent consummation of the Subsequent Closing or any of the transactions contemplated thereby or which would, individually or in the aggregate, result in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect; and

                    (5)       all consents and approvals of each
     person which is not a Governmental Entity and whose consent or approval is required in connection with the transactions contemplated by any Equity Insurance Joint Venture which is the subject of such Subsequent Closing shall have been obtained.

               (2) The respective obligations of each of the Sellers to effect the Subsequent Closing are further subject to the satisfaction (or waiver by each such person) at or prior to the Subsequent Closing of the following conditions:

                    (1) the representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct at the date hereof and the representations and warranties of the Purchaser contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.5 and 3.6 hereof shall be true and correct at and as of the Subsequent Closing Date as if made at and as of the Subsequent Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct at and as of such other time or period; provided,
                                                         --------
     however, that the conditions set forth in this Section 7.2(b)(i)
     -------
     shall be deemed satisfied if the respects in which such representations and warranties are not true and correct at the date hereof and, as applicable, at and as of the Subsequent Closing Date or, in either such case, at and as of such other time or period (without giving effect to any materiality qualifications contained therein) would not constitute a Purchaser Material Adverse Effect;

                    (2) the Purchaser shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Purchaser at or prior to the Subsequent Closing;

                    (3)       the Sellers shall have received a
     certificate of a senior executive officer of the Purchaser certifying the accuracy of the statements set forth in Sections 7.2(b)(i) and 7.2(b)(ii) hereof; and

                    (4) the Sellers shall have received such documents, instruments and certificates as are required to be delivered prior to or on the Subsequent Closing by the Purchaser pursuant to this Agreement or the Ancillary Agreements or as the Sellers may reasonably request from the Purchaser.

               (3) The obligation of the Purchaser to effect the Subsequent Closing is further subject to the satisfaction (or waiver by the Purchaser) at or prior to the Subsequent Closing of the following conditions:

                    (1) the representations and warranties of the Sellers contained in Article II of this Agreement shall be true and correct at the date hereof and the representations and warranties of the Sellers contained in Sections 2.1, 2.2, 2.3, 2.4(c) (which Section 2.4(c) shall be deemed to be amended to take into consideration the transfer of such Deferred Asset to another direct or indirect subsidiary of CIGNA to the extent any such transfer was necessary to prevent the transfer of such Deferred Asset to the Purchaser prior to the Subsequent Closing in which such Deferred Asset is conveyed to the Purchaser), 2.5(a), 2.5(c), 2.20 and 2.23 (each such foregoing Section shall be deemed to be amended such that it shall only speak in respect of the Deferred Assets being conveyed to the Purchaser as part of such Subsequent Closing) and 2.8 hereof (which Section 2.8 shall not be deemed to be amended in any respect, including that the definition of Seller Material Adverse Effect shall continue to apply to the Business taken as a whole notwithstanding that portions of the business have been previously conveyed to the Purchaser) shall be true and correct at and as of the Subsequent Closing Date as if made at and as of the Subsequent Closing Date, except to the extent they expressly refer to another time or period, in which case they shall be true and correct at and as of such other time or period; provided, however, that the conditions set forth in this Section
     --------  -------
     7.2(c)(i) shall be deemed satisfied if the respects in which such representations and warranties are not true and correct at the date hereof and, as applicable, at and as of the Closing Date or, in either such case, at and as of such other time or period (without giving effect to any materiality qualifications contained therein) would not constitute a Seller Material Adverse Effect;

                    (2) the Sellers shall have duly performed and complied in all material respects with each obligation, covenant, agreement and condition required by this Agreement to be performed or complied with by the Sellers at or prior to the Subsequent Closing;

                    (3)       the Purchaser shall have received a
     certificate of a senior executive officer of CIGNA certifying the accuracy of the statements set forth in Sections 7.2(c)(i) and 7.2(c)(ii) hereof;

                    (4) no condition or requirement has been imposed by one or more Governmental Entities relating to the acquisition, ownership or operation of the Business by the Purchaser which, either alone or together with all such other conditions or requirements, materially and adversely affects the benefits, taken as a whole, which the Purchaser would otherwise receive from the transactions contemplated by this Agreement had such conditions and requirements not been imposed; provided,
                                                        --------
     however, that (1) in considering whether or not such conditions
     -------
     or requirements materially and adversely affects such benefits, no consideration shall be given to any conditions or requirements that relate to the Seller Guarantee or the Replacement Reinsurance and (2) in considering the benefits that the Purchaser receives from the transactions contemplated by this Agreement, such benefits shall not include the benefits under the Seller Guarantee and the Replacement Reinsurance;

                    (5) other than those consents and approvals obtained in connection with the Closing and each previous Subsequent Closing, all consents and approvals of each person which is not a Governmental Entity and whose consent or approval is required in connection with the Subsequent Closing and the transactions contemplated thereby in respect of the contracts and agreements set forth on Section 7.1(c)(v) of the Seller Disclosure Schedule shall have been obtained; and

                    (6) the Purchaser shall have received such documents, instruments and certificates as are required to be delivered prior to or on the Subsequent Closing by the Sellers pursuant to this Agreement or the Ancillary Agreements or as the Purchaser may reasonably request from the Sellers.

          Section 1.95   Certain Exclusions from Conditions to the Closing and
                         -----------------------------------------------------
the Subsequent Closings. Notwithstanding anything to the contrary contained in
-------------------
Section 7.1 or Section 7.2 hereof, the following shall not be considered in determining whether or not any of the Purchaser's conditions precedent to the Closing or any Subsequent Closing have been fulfilled: (i) the obligations and conditions under the Replacement Support Agreements; (ii) any approval, order or consent of any Governmental Entity conditioned upon the Purchaser's obtaining the financing proposed by the Purchaser in connection with the transactions contemplated by this Agreement or the Ancillary Agreements; and (iii) any approval, order or consent of any Governmental Entity relating to the Seller Guarantee or the Replacement Reinsurance.


                                  ARTICLE VII

                        TERMINATION OF THIS AGREEMENT;
                      TERMINATION OF CERTAIN OBLIGATIONS

          Section 1.96  Termination of this Agreement Prior to the Closing. This
                        --------------------------------------------------
Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual written consent of the Purchaser and the Sellers;

               (2) by the Purchaser, on the one hand, or either of the Sellers, on the other, upon written notice given to the other if the Closing has not taken place on or before December 31, 1999; provided, however, that if, as
                                                --------  -------
of December 31, 1999, (i) all conditions to the Closing set forth in Section 7.1 have been fulfilled or waived, other than those contained in Section 7.1(a)(i) or Section 7.1(a)(ii) hereof, (ii) a reasonable person would expect that the conditions to the Closing contained in Section 7.1(a)(i) and Section 7.1(a)(ii) hereof will be fulfilled as of March 31, 2000, and (iii) (1) the Financing Commitment Letter shall have been amended to remain in full force and effect through March 31, 2000 or (2) the Purchaser has delivered written evidence of alternate financing which will remain in full force and effect through March 31, 2000 (A) adequate to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (B) that is "committed" to an equal or greater degree of certainty as the Financing Commitment Letter was, in the case of each of clauses (A) and (B), as determined in the Sellers' reasonable discretion, then the parties hereto agree that they shall not exercise their rights of termination under this Section 8.1(b) prior to March 31, 2000;

               (3) by the Purchaser, on the one hand, or either of the Sellers, on the other, upon written notice given to the other if any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

               (4) by the Purchaser, upon a material breach of any covenant or agreement on the part of the Sellers set forth in this Agreement or upon a material breach of any of the representations and warranties (without giving effect to any materiality qualifications contained therein) of the Sellers set forth in this Agreement, in either case such that the conditions set forth in Section 7.1(c)(i) or 7.1(c)(ii) hereof would not be satisfied as of the time of such breach, after affording the Sellers a 60-day period after written notice in which to cure such breach; provided, however, that such 60-day period
                                     --------  -------
shall be subject to any party's terminating this Agreement pursuant to any other provision of this Section 8.1;

               (5) by either of the Sellers, upon a material breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or upon a material breach of any of the representations and warranties (without giving effect to any materiality qualifications contained therein) of the Purchaser set forth in this Agreement, in either case such that the conditions set forth in Section 7.1(b)(i) or 7.1(b)(ii) hereof would not be satisfied as of the time of such breach, after affording the Purchaser a 60-day period after written notice in which to cure such breach; provided, however, that such 60-day
                                             --------  -------
period shall be subject to any party's terminating this Agreement pursuant to any other provision of this Section 8.1;

               (6) by either of the Sellers if the Financing Commitment Letter shall have expired or been terminated, after affording the Purchaser a 60-day period after such expiration or termination to deliver to the Sellers written evidence of financing (i) adequate to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) that is "committed" to an equal or greater degree of certainty as the Financing Commitment Letter was, in each case as determined in the Seller's reasonable discretion; provided,
                                                                  --------
however, that such 60-day period shall be subject to any party's terminating
-------
this Agreement pursuant to any other provision of this Section 8.1. No such 60-day period shall be afforded if it would delay the Closing and no such period shall affect the rights and obligations of the parties described in Section 5.10 hereof; or

               (7) by either of the Sellers at any time on or after October 1, 1999 if (i) the Financing Commitment Letter shall have expired or been terminated and (ii) the Purchaser has not delivered written evidence of alternate financing (1) adequate to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (2) that is "committed" to an equal or greater degree of certainty as the Financing Commitment Letter was, in each case as determined in the Sellers' reasonable discretion.

          Section 1.97   Effect of Termination pursuant to Section 8.1.
                         ---------------------------------------------

               (1) In the event of the termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder on the part of the Sellers or the Purchaser or their respective subsidiaries, or any of their respective directors, officers, employees, affiliates, agents, representatives, successors or assigns, except (i) for the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use information and data obtained from the other parties hereto, (ii) the obligations of the parties to this Agreement under

Sections 4.8, 8.2, 11.3, 11.11, 11.12 and 11.13 hereof shall survive any such termination and (iii) one or more of the Sellers or the Purchaser, as the case may be, may have liability to one or more of the Sellers or the Purchaser, as the case may be, if the basis of the termination is a willful, material breach by one or more of the Sellers or the Purchaser, as the case may be, of one or more of the provisions of this Agreement.

               (2) If this Agreement is terminated pursuant to Section 8.1 hereof, neither party shall, until December 31, 2002, directly or indirectly, through any subsidiary, affiliate, officer, director, agent or otherwise, (i) use any information that is subject to the Seller Confidentiality Agreement (in the case of the Purchaser) or the Purchaser Confidentiality Agreement (in the case of the Sellers) to the detriment (business or otherwise) of the other party, or (ii) solicit the employment of or employ or retain as a consultant any employee of the other party or any of its subsidiaries who is an Exempt Employee as of the date hereof or at any time during such period. Furthermore, if this Agreement is terminated pursuant to Section 8.1 hereof, the Purchaser shall not oppose or seek to prevent or frustrate any transaction or agreement that CIGNA or any of its subsidiaries may propose or enter into relating to the sale of all or any portion of the Business to any third party. Nothing in this Section 8.2(b) is intended to, nor shall it be construed as, a waiver or discharge of any of the rights and obligations under the Seller Confidentiality Agreement of the parties thereto.

          Section 1.98   Termination of Certain Obligations following the
                         ------------------------------------------------
Closing. The rights and obligations under this Agreement of the parties hereto
-------
in respect of the Deferred Assets may be terminated at any time following the
Closing:

               (1) by the mutual written consent of the Purchaser and the Sellers;

               (2) by the Purchaser, on the one hand, or either of the Sellers, on the other, upon written notice given to the other if any Deferred Assets remain unconveyed to the Purchaser notwithstanding the terms of this Agreement on or after June 30, 2000;

               (3) by the Purchaser, on the one hand, or either of the Sellers, on the other, upon written notice given to the other if any Governmental Entity of competent jurisdiction will have issued a final, unappealable order enjoining or otherwise prohibiting the conveyance of all or a material portion of the Deferred Assets to the Purchaser;

               (4) by the Purchaser, upon a material breach of any covenant or agreement on the part of the Sellers set forth in this Agreement or upon a material breach of any of the representations and warranties (without giving effect to any materiality qualifications contained therein) of the Sellers set forth in this Agreement, in either case such that the conditions set forth in Section 7.2(c)(i) or 7.2(c)(ii) hereof would not be satisfied as of the time of such breach, after affording the Sellers a 60-day period after written notice in which to cure such breach; provided, however, that such 60-day period
                                     --------  -------
shall be subject to any party's terminating this Agreement pursuant to any other provision of this Section 8.3; or

               (5) by either of the Sellers, upon a material breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or upon a material breach of any of the representations and warranties (without giving effect to any materiality qualifications contained therein) of the Purchaser set forth in this Agreement, in either case such that the conditions set forth in Section 7.2(b)(i) or 7.2(b)(ii) hereof would not be satisfied as of the time of such breach, after affording the Purchaser a 60-day period after written notice in which to cure such breach; provided, however, that such 60-day
                                             --------  -------
period shall be

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

subject to any party's terminating this Agreement pursuant to any other provision of this Section 8.3.

          Section 1.99  Effect of Termination of Certain Obligations Pursuant to
                        --------------------------------------------------------
Section 8.3.  In the event of the termination of certain rights and obligations
-----------
under this Agreement in respect of the Deferred Assets as provided in Section
8.3 hereof, all of the rights and obligations under this Agreement of the parties hereto in respect of the Deferred Assets shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder in respect of the Deferred Assets on the part of the Sellers or the Purchaser or their respective subsidiaries, or any of their respective directors, officers, employees, affiliates, agents, representatives, successors or assigns, except one or more of the Sellers or the Purchaser, as the case may be, may have liability to one or more of the Sellers or the Purchaser, as the case may be, if the basis of the termination of the rights and obligations under this Agreement of the parties hereto in respect of the Deferred Assets is a willful, material breach by one or more of the Sellers or the Purchaser, as the case may be, of one or more of the provisions of this Agreement relating to the Deferred Assets; provided, however, that nothing in this Section 8.4 shall
                 --------  -------
affect any of the other rights or obligations under this Agreement of any party to this Agreement; provided further, however, that in the event of the
                   -------- -------  -------
termination of certain rights and obligations under this Agreement in respect of Deferred Assets pursuant to Section 8.3(b) or 8.3(c) hereof, at the Purchaser's election (notice of which must be delivered in writing to CIGNA within thirty days of such termination), CIGNA, the Purchaser and their respective subsidiaries shall use their Reasonable Best Efforts to obtain comparable benefits for the Purchaser, including, but not limited to, entering into reinsurance (the terms of which would include the payment to the Sellers of consideration substantially equal to the local statutory surplus determined as of the most recent date for which such information is available for each of such Deferred

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

Assets), noncompetition and exclusivity arrangements, in each case, in form and substance satisfactory to all parties thereto.

          Section 1.100  Notice Regarding Termination. Any notice delivered by
                         ----------------------------
any party pursuant to Section 8.1 or 8.3 hereof shall be in accordance with
Section 11.3 hereof and shall include a statement of the grounds for termination.


                                  ARTICLE IX

EXCLUSIONS FROM REPRESENTATIONS AND WARRANTIES; SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

          Section 1.101  Exclusions from the Representations and Warranties of
                         -----------------------------------------------------
the Sellers. Notwithstanding anything to the contrary in this Agreement or the
-----------
Ancillary Agreements, the Purchaser acknowledges and agrees that the Sellers make no representation or warranty with respect to, and nothing contained in this Agreement (including Article II hereof), in the Ancillary Agreements or in any other agreement, document or instrument to be delivered in connection herewith or therewith is intended or shall be construed to be a representation or warranty (express or implied) of any of the Sellers or any of their subsidiaries or affiliates, for any purpose of this Agreement (including Article VII and this Article IX), the Ancillary Agreements or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of (i) the adequacy or sufficiency of the reserves (including loss reserves and loss adjustment expense reserves) of the Business or of any of the Acquired Companies for losses, loss adjustments expenses or uncollectible reinsurance, (ii) whether or not the reserves specified in clause (i) above were determined in accordance with any actuarial, statutory or other standard, or concerning the effect of the adequacy or sufficiency of reserves on any "line item" or asset, liability or equity amount, (iii) any facts, circumstances or developments relating to the 1995 Restructuring (including any adverse judgment before any Governmental Entity), (iv) any system of the Business or of the Acquired Companies or of CIGNA or any of its affiliates actually being able to accurately handle date information before, during and after the calendar year 2000 A.D. (including single century formulae, multi-century formulae and leap years) in a manner that will not abnormally provide invalid results or (v) the compliance or non-compliance by any person with United States Environmental Laws in jurisdictions outside of the United States.

          Section 1.102  Survival of Representations, Warranties and Covenants.
                         -----------------------------------------------------

               (1) The representations and warranties of the parties contained in Articles II and III of this Agreement which are made as of the date of this Agreement and the representations and warranties of the parties contained in Articles II and III of this Agreement which are made as of the Closing Date (in each case in accordance with the introductory language to Articles II and III hereof) shall survive the Closing and shall continue in full force and effect until January 31, 2001 (regardless of whether any Subsequent Closings occur), after which time such representations and warranties shall terminate and have no further force or effect; provided, however, that (i) the
                                               --------  -------
representations and warranties contained in Sections 2.1, 2.2, 2.4 and 2.15 hereof shall survive the Closing and remain in full force and effect until the tenth anniversary of the Closing Date, after which time such representations and warranties shall terminate and have no further force or effect, (ii) the representations and warranties contained in Section 2.9 hereof shall survive the Closing and remain in full force and effect until the expiration of all applicable statutes of limitations, after which time such representations and warranties shall terminate and have no further force or effect, and (iii) the representations and warranties contained in Section 2.10 hereof shall survive the Closing and remain in full force and effect until the expiration of all applicable statutes of limitations (giving effect to any waiver, mitigation or extensions thereof), after which time such representations and warranties shall terminate and have no further force or effect. The representations and warranties of the parties contained in Articles II and III of this Agreement which are made as of a Subsequent Closing Date (in accordance with the introductory language to Articles II and III hereof) shall survive such Subsequent Closing and shall continue in full force and effect until the later to occur of January 31, 2001 and the first anniversary of such Subsequent Closing Date (regardless of whether any additional Subsequent Closings occur), after which time such representations and warranties shall terminate and have no further force or effect; provided,
                                                                --------
however, that the representations and warranties contained in Section 2.4(c)
-------
hereof (as amended in accordance with the introductory language to Article II hereof) shall survive such Subsequent Closing and remain in full force and effect until the tenth anniversary of such Subsequent Closing Date, after which time such representation and warranty shall terminate and have no further force or effect. The period during which any such representation and warranty survives is the "Survival Period" for such representation and warranty. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to Losses asserted in any Action of which notice is given pursuant to this Agreement prior to the end of the Survival Period, until such Action is finally resolved and any related Losses are paid. The parties to this Agreement intend to shorten the statute of limitations and agree that, except as provided in this Article IX, no claims or causes of action may be brought against any of the Sellers or the Purchaser or any of their directors, officers, employees, affiliates, successors, permitted assigns, agents, or representatives based upon, directly or indirectly, any of the representations or warranties contained in this Agreement following the Closing Date

(regardless of whether any Subsequent Closings occur) or, except as provided in
Section 8.2 hereof, any termination of this Agreement.

               (2) Unless otherwise limited by the terms of this Agreement, covenants of the parties contained in this Agreement shall survive the Closing indefinitely.

          Section 1.103       CIGNA's Obligation to Indemnify.
                              -------------------------------

               (1) Subject to the limitations set forth in this Article IX, CIGNA agrees to indemnify, defend and hold harmless the Purchaser and its directors, officers, employees, affiliates, successors, permitted assigns, agents and representatives (collectively, the "Purchaser Indemnitees") from and against any and all Losses resulting from: (i) any breach (1) as of the date of this Agreement of any of the representations and warranties of the Sellers contained in Article II of this Agreement (other than the representations and warranties contained in Section 2.29 hereof), (2) as of the Closing Date of any of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(c), 2.8, 2.11(e), 2.20 and 2.23 hereof, and (3) as of each
Subsequent Closing Date of any of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4(c) (which Section 2.4(c) shall be deemed to be amended to take into consideration the transfer of any Deferred Asset to another direct or indirect subsidiary of CIGNA to the extent any such transfer was necessary to prevent the transfer of such Deferred Asset to the Purchaser prior to the Subsequent Closing in which such Deferred Asset is conveyed to the Purchaser), 2.5(a), 2.5(c), 2.20 and 2.23 (each such foregoing Section in this clause (3) shall be deemed to be amended at each Subsequent Closing such that it shall only speak in respect of the Deferred Assets being conveyed to the Purchaser as part of such Subsequent Closing) and 2.8 (which Section 2.8 shall not be deemed to be amended in any respect, including that the definition of Seller Material Adverse Effect shall continue to apply to the Business taken as a whole notwithstanding that portions of the Business have been previously conveyed to the Purchaser); (ii) any breach of the representations and warranties of the Sellers contained in Section 2.29 hereof;
(iii) any breach of any of the covenants and agreements of the Sellers contained in this Agreement; (iv) the Retained Liabilities; and (v) the Excluded Business, the Excluded Business Transfer Agreements and the Excluded Employees.

               (2) The aggregate amount for which CIGNA shall be liable under Section 9.3(a)(i) hereof shall in no event exceed twenty-five percent (25%) of the Purchase Price. CIGNA shall be required to indemnify the Purchaser Indemnitees pursuant to Section 9.3(a)(i) hereof only to the extent that the aggregate Losses incurred by the Purchaser Indemnitees in connection with the matters identified therein exceeds one percent (1%) of the Purchase Price and, in such event, indemnification shall be made by CIGNA only to the extent of such excess.

          Section 1.104  The Purchaser's Obligation to Indemnify.
                         ---------------------------------------

               (1) Subject to the limitations set forth in this Article IX, the Purchaser agrees to indemnify, defend and hold harmless each of the Sellers and their respective directors, officers, employees, affiliates, successors, permitted assigns, agents and representatives (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from: (i) any breach (1) as of the date of this Agreement of any of the representations and warranties of the Purchaser contained in Article III of this Agreement, (2) as of the Closing Date of any of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.5, 3.6 and 3.8 hereof, and (3) as of each
Subsequent Closing Date of any of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4(a), 3.5, 3.6 and 3.8 hereof; (ii) any breach of any of the covenants and agreements of the Purchaser contained in this Agreement; (iii) the Acquired Assets; and (iv) the Assumed Liabilities.

               (2) The aggregate amount for which the Purchaser shall be liable under Section 9.4(a)(i) hereof shall in no event exceed twenty-five percent (25%) of the Purchase Price. The Purchaser shall be required to indemnify the Seller Indemnitees pursuant to Section 9.4(a)(i) hereof only to the extent that the aggregate Losses incurred by the Seller Indemnitees in connection with the matters identified therein exceeds one percent (1%) of the Purchase Price and, in such event, indemnification shall be made by the Purchaser only to the extent of such excess.

          Section 1.105       Other Limitations on Indemnification.
                              ------------------------------------

               (1) The amount of any Losses sustained by a Purchaser Indemnitee or a Seller Indemnitee shall be reduced by any amount received by such Purchaser Indemnitee or Seller Indemnitee with respect thereto under any insurance coverage relating thereto or from any other party alleged to be responsible therefor, and by the amount of any Tax benefit actually realized with respect to the Loss. The Purchaser Indemnitees and the Seller Indemnitees shall use Reasonable Best Efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility and to realize any Tax benefit with respect to the Loss. If a Purchaser Indemnitee or a Seller Indemnitee realizes a Tax benefit or receives an amount under insurance coverage or from such other party with respect to Losses sustained at any time subsequent to any indemnification provided pursuant to this Article IX, then such Purchaser Indemnitee or Seller Indemnitee shall promptly reimburse the applicable Indemnifying Party for any payment made by such Indemnifying Party in connection with providing such indemnification up to such amount realized or received by the Purchaser Indemnitee or the Seller Indemnitee, as applicable.

               (2) With respect to Losses arising out of the breach of any representation or warranty contained herein, the Indemnifying Party shall be obligated to indemnify the Indemnified Party only for those claims for which the Indemnified Party has given the Indemnifying Party written notice within the Survival Period relating to such breached representation or warranty.

               (3) Each Indemnified Party shall be obligated to use its Reasonable Best Efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnified Party in respect of such Loss to the extent such Indemnified Party has failed to comply with the foregoing obligation.

               (4) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnified
                              --------  -------
Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

               (5) None of the Sellers, on the one hand, nor the Purchaser, on the other hand, shall have any right to set-off any Losses against any payments to be made by such party or parties pursuant to this Agreement or the Ancillary Agreements.

               (6) The provisions of this Article IX shall not apply to any Tax matter which is governed by Section 6.8 hereof.

               (7) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not be entitled to any indemnification in respect of any Software Relicensing Fees on the grounds that any representation or warranty in Article II was violated by the Sellers through the Sellers' failure to disclose any Computer Software which, pursuant to the terms of such representation or warranty, should have been disclosed; nor shall any such Software Relicensing Fees be considered for purposes of determining whether the 1% threshold specified in Section 9.3(b) hereof has been satisfied.

          Section 1.106       Claims Notice.  In the event that either a
                              -------------
Purchaser Indemnitee or a Seller Indemnitee wishes to assert a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party") no later than thirty (30) business days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered.

          Section 1.107       Right to Contest Claims of Third Parties.
                              ----------------------------------------

               (1) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of an Action instituted by any person not a party to this Agreement (a "Third Party Claimant") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article IX (an "Asserted Liability"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 9.6 hereof, be delivered as promptly as practicable and in any event no later than thirty (30) business days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered.

               (2) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Asserted Liability that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article IX; provided, however, that the Indemnified Party may, at its option and at its
    --------  -------
own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing; provided further, however, that the Indemnifying Party shall not
          -------- -------  -------
settle any Asserted Liability unless (i) such settlement is exclusively on monetary terms and no obligation, admission, restriction or Loss shall be imposed on the Indemnified Party or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Asserted Liability or, if appropriate and related to the Asserted Liability in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any person (other than the Indemnified Party or its affiliates). Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate; provided, however, that the Indemnified Party shall not
                      --------  -------
settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

               (3) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has not elected to defend with its own counsel and at its own expense.

               (4) CIGNA and the Purchaser shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

          Section 1.108       Indemnification Payments.  Any payment hereunder
                              ------------------------
shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

          Section 1.109       Exclusivity.  The Purchaser agrees, to the fullest
                              -----------
extent permitted by Law, that the Sellers and their subsidiaries and their respective directors, officers, employees, affiliates, controlling persons, agents or representatives shall not have any liability to the Purchaser or its subsidiaries or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon (i) any information provided or made available, or statements made (or any omissions therefrom), including any projections, estimates or other forward looking information, to the Purchaser or its subsidiaries or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, or (2) the accuracy or completeness of such information or statements, including in respect of the specific representations and warranties of the Sellers set forth in Article II of this Agreement, except as and only to the extent expressly set forth in
Article II hereof with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement (including Article IX). The Sellers and the Purchaser hereby agree that, other than the representations and warranties contained in Articles II and III hereof, no representations or warranties are being made in this Agreement by any party hereto. Following the Closing (and regardless if any Subsequent Closings occur), the indemnities provided for in Sections 9.3 and 9.4 hereof shall be the exclusive remedies of the parties to this Agreement and their respective officers, directors, employees, affiliates, agents, representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date or any Subsequent Closing Date, as the case may be), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.


                                   ARTICLE X

                      CERTAIN DEFINITIONS; OTHER MATTERS

          Section 1.110   Definitions.  For purposes of this Agreement, the
                          -----------
Seller Disclosure Schedule and the Purchaser Disclosure Schedule, the following terms shall have the following meanings:

          "Acquired Assets" means (i) the Acquired Securities, (ii) the Contributed Assets and (iii) the rights of CIGNA and its affiliates which are a party thereto under the Original Equity Insurance Joint Venture Agreements, including, in each case, all Books and Records relating thereto; provided,
                                                                 --------
however, that the Acquired Assets shall not include the Excluded Business.
-------

          "Acquired Companies" means INA Corporation, the Acquired Domestic Companies and the Acquired International Companies.

          "Acquired Domestic Companies" means the legal entities identified in Column 1 in Section 2.4(b) of the Seller Disclosure Schedule.

          "Acquired International Companies" means the legal entities identified in Column 1 in Section 2.4(c) of the Seller Disclosure Schedule.

          "Action" means any action, demand, claim, suit, arbitration, inquiry, subpoena, discovery request, investigation, or other proceeding by or before any Governmental Entity.

          "Affiliate" of any person means another person that directly or indirectly controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, however, that the
                                                --------  -------
Equity Insurance Joint Ventures shall not be considered for the purposes of this Agreement as an affiliate of CIGNA or of any of CIGNA's subsidiaries. For the purposes of this Agreement, the term "affiliated" has a meaning correlative to the foregoing.

          "Ancillary Agreements" means the Assignment and Assumption Agreement, the Bermuda Bulk Reinsurance Agreement, the Copyright Assignment, the Excluded Business Transfer Agreements, the Global Cooperation/Joint Marketing Agreement, the Integrated Care Agreement, the Investment Advisory Agreement, the Option Agreement, the Real Estate Agreements, the Software Agreement, the Support Agreements, the Systems Facilities Agreement, the Trademark Assignment, the Transition Services Agreement and the Insurance Endorsements.

          "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement substantially in the form set forth on Exhibit A hereto.
                                                            ---------

          "Bermuda Bulk Reinsurance Agreement" means the Bermuda Bulk Reinsurance Agreement substantially in the form set forth on Exhibit B hereto.
                                                             ---------

          "Books and Records" means the originals or copies of all customer lists, policy information, Insurance Contract forms, administrative and pricing manuals, medical procedure code lists, claim records, sales records, underwriting records, financial records, compliance records prepared for or filed with regulators of the Business and premium tax records, each in the possession or control of CIGNA or any of its subsidiaries and used in the operation of the Business, whether or not stored in hardcopy form or on magnetic or optical media (to the extent not subject to licensing restrictions), but excluding any such lists, information and records that are subject to the attorney-client and work product privileges or prohibited from being disclosed or transferred by Law or regulatory requirements.

          "Business" means the business of issuing, selling and administering property and casualty insurance policies carried on in the United States and internationally by the Acquired Companies, the Contributed Assets and the Equity Insurance Joint Ventures, and shall not include the Excluded Business.

          "Business day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by Law to close.

          "Business Plans" means those documents listed in Section 10.1(a) of the Seller Disclosure Schedule.

          "CIGNA Common Stock" means shares of common stock, par value $1.00 per share, of CIGNA.

          "Cause" means (i) the clearly willful failure or refusal by an employee to follow the instructions of any manager, supervisor or other person to whom such employee reports which are lawful and reasonable and which serve the interests of the Purchaser or any of its subsidiaries, (ii) the willful violation by an employee of any material policy of the Purchaser or any of its subsidiaries, (iii) the willful violation by an employee of any agreement between such employee and the Purchaser or any of its subsidiaries or (iv) any theft, fraud or embezzlement by the employee against the Purchaser or any of its subsidiaries or a client of any of them.

          "Contributed Assets" means the assets set forth in Section 10.1(b) of the Seller Disclosure Schedule.

          "Copyright Assignment" means the Instrument of Copyright Assignment substantially in the form set forth on Exhibit C hereto.
                                       ---------

          "Deferrable Acquired International Company" means the Acquired International Companies set forth in Section 10.1(c) of the Seller Disclosure Schedule.

          "Domestic Insurance Companies" means those Acquired Companies set forth in Section 10.1(d) of the Seller Disclosure Schedule.

          "Eagle Lodge Use Agreement" means the Eagle Lodge Use Agreement substantially in the form set forth on Exhibit O hereto.
                                       ---------

          "Environmental Laws" means all federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials together with all related amendments, implementing regulations and reauthorizations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Preauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Air Act, as amended, the Clean Water Act, as amended, and any other similar laws or regulations. For purposes of this Agreement, the term "Release" means any release, spill, emission, discharge, leaking or disposal into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          "Equity Insurance Joint Venture Agreements" means those agreements and arrangements as the parties hereto may reasonably determine to be necessary to effect the assignment and assumption of all of CIGNA's and its affiliates' rights and obligations in respect of the Original Equity Insurance Joint Venture Agreements to the Purchaser and its affiliates.

          "Equity Insurance Joint Ventures" means P.T. Asuransi CIGNA Indonesia, an Indonesian corporation.

          "Excluded Business" means: (i) all of the interests held, directly or indirectly, by any of the Sellers or any of their affiliates in the persons listed in Section 10.1(e)(i) of the Seller Disclosure Schedule; (ii) the assets and related liabilities set forth in Section 10.1(e)(ii) of the Seller Disclosure Schedule; and (iii) any right to receive proceeds or other property in the event of any favorable resolution of the "Acquired Group Cases" (as more particularly described in Section 6.10 of the Seller Disclosure Schedule).

          "Excluded Business Transfer Agreements" means the Excluded Business Transfer Agreement in respect of the Excluded Businesses substantially in the form set forth on Exhibit D hereto and such other agreements or instruments as
                  ---------
are necessary to effect the transactions contemplated by such Excluded Business Transfer Agreement or to comply with Law.

          "Exempt Employee" means (i) with respect to any employee subject to the Fair Labor Standards Act, any "exempt employee" (as such term is defined in the Fair Labor Standards Act), (ii) with respect to employees not subject to the Fair Labor Standards Act in jurisdictions with Laws comparable to the Fair Labor Standards Act, any employee that is in a comparable legal classification under such comparable Law, and (iii) with respect to employees not subject to the Fair Labor Standards Act in jurisdictions without Laws comparable to the Fair Labor Standards Act, any management or key employee.

          "Existing Support Agreements" means all Support Agreements to which CIGNA or any of its affiliates (other than the Acquired Companies conveyed to the Purchaser) is a party.

          "Federal Tax" means any Tax imposed under Subtitle A of the Code.

          "Final Determination" shall mean, with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

          "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

          "Global Cooperation/Joint Marketing Agreement" means the Global Cooperation/Joint Marketing Agreement substantially in the form set forth on Exhibit E hereto.
---------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended.

          "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, petroleum, crude oil or fraction thereof, asbestos-containing materials in any form or condition, polychlorinated biphenyls (PCBs) in any form or condition and any hazardous, dangerous or toxic material, waste or substance, or defined as such by, or regulated as such under, any Environmental Law.

          "Income Tax" means any federal, state, local, provincial, foreign or other income, alternative, minimum, franchise, profits, or other similar tax, estimated tax, duty or other governmental charge or assessment (determined with respect to net income) or deficiencies with respect thereto (including but not limited to all interest and penalties thereon and additions thereto).

          "Insurance Companies" means the Domestic Insurance Companies and the International Insurance Companies.

          "Insurance Contracts" means all property and casualty insurance policies and contracts (other than reinsurance and retrocessional agreements), including riders thereto, issued and administered by the Business which are in effect on the date hereof and any additional property and casualty insurance policies and contracts (other than reinsurance and retrocessional agreements) issued and administered by the Business after the date hereof and prior to the Closing Date, in each case, to the extent that such policies and contracts are in effect as of the Closing Date.

          "International Insurance Companies" means those Acquired Companies set forth in Section 10.1(f) of the Seller Disclosure Schedule.

          "Investment Advisory Agreement" means the Investment Advisory Agreement substantially in the form set forth on Exhibit G hereto.
                                                 ---------

          "knowledge" in respect of: (i) the Sellers means the actual knowledge of the natural persons listed in Section 10.1(g) of the Seller Disclosure Schedule; and (ii) the Purchaser means the actual knowledge of the Purchaser's executive officers.

          "Laws" means all applicable laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, licenses, permits, policies and other requirements of all Governmental Entities.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

          "Loss" and "Losses" means any and all actual and out-of-pocket: losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees), Taxes, penalties, fines, expenditures, judgments and awards.

          "Material Acquired International Companies" means those Acquired Companies set forth in Section 10.1(h) of the Seller Disclosure Schedule.

          "Material Acquired International Insurance Companies" means those Acquired Companies set forth in Section 10.1(i) of the Seller Disclosure Schedule.

          "1995 Restructuring" means the transactions contemplated by, or otherwise effected in connection with, the Restructuring Agreement, effective as of December 31, 1995, by and among INA Financial Corporation, Brandywine Holdings Corporation, INA Holdings Corporation, Insurance Company of North America, Allied Insurance Company, Atlantic Employers

Insurance Company, Bankers Standard Fire and Marine Company, Bankers Standard Insurance Company, Century Indemnity Company, CIGNA Employers Insurance Company, CIGNA Fire Underwriters Insurance Company, CIGNA Indemnity Insurance Company, CIGNA Insurance Company, CIGNA Insurance Company of Illinois, CIGNA Insurance Company of the Midwest, CIGNA Insurance Company of Ohio, CIGNA Insurance Company of Texas, CIGNA Property and Casualty Insurance Company, CIGNA Reinsurance Company, CIGNA Speciality Insurance Company, Illinois Union Insurance Company, INA Surplus Insurance Company, Indemnity Insurance Company of North America, and Pacific Employers Insurance Company.

          "1999 Actual Dividends" means an amount equal to the sum of (i) seventy-eight million three hundred thousand dollars ($78,300,000), (ii) the aggregate amount of cash dividends declared and paid by INA Corporation to CIGNA Holdings during the period from January 1, 1999 through the Closing Date and
(iii) 1999 Interest Amount; provided, however, that all dividends that originate
                            --------  -------
from a person that constitutes part of the Excluded Business shall not be included in calculating the 1999 Actual Dividends.

          "1999 Dividend Shortfall Amount" means an amount equal to the difference determined by subtracting the 1999 Actual Dividends from the 1999 Entitled Dividends.

          "1999 Entitled Dividends" means an amount equal to the product determined by multiplying (i) fifteen million dollars ($15,000,000) by (ii) the number of fiscal months between January 1, 1999 and the Closing Date (it being understood that if the Closing does not occur on the last day of a fiscal month, the fiscal month in which the Closing occurs shall be prorated comparing the number of days which have elapsed in such fiscal month up to and including the Closing Date, on the one hand, and the total number of days in such fiscal month, on the other).

          "1999 Interest Amount" means the aggregate amount of interest which would have accrued on sixty-three million three hundred thousand dollars ($63,300,000) assuming: (i) an annual interest rate equal to the 60-day dealer commercial paper rate published in the Wall Street Journal on the date of this Agreement; and (ii) that beginning on the first day of the second fiscal month of 1999 and on the first day of every fiscal month thereafter such sixty-three million three hundred thousand dollar ($63,300,000) amount is reduced by fifteen million dollars ($15,000,000) until the earlier to occur of the Closing Date and the date upon which such former amount reaches zero.

          "Option Agreement" means the Option Agreement substantially in the form set forth on Exhibit H hereto.
                  ---------

          "Original Equity Insurance Joint Venture Agreements" means those agreements and arrangements set forth in Section 10.1(j) of the Seller Disclosure Schedule.

          "Permitted Liens" means the following: (i) any Lien existing on any real property, zoning restrictions, easements, rights-of-way and restrictions on use of real property that do not materially diminish the value or use of such real property in the Business; (ii) Liens for Taxes or other assessments or charges of Governmental Entities, including those arising by operation of Law, that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (iii) statutory Liens of landlords and lessors and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (iv) leases or subleases heretofore disclosed to the Purchaser; (v) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (vii) other Liens which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Business.

          "person" means an individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

          "Post-Closing Tax Period" means, for any Acquired Company, any Tax period other than the Pre-Closing Tax Period for such Acquired Company.

          "Pre-Closing Tax Period" means, for any Acquired Company, any Tax period ending on or before (and including) the Closing Date or the Subsequent Closing Date on which such Acquired Company was conveyed to the Purchaser, as the case may be.

          "Purchaser Confidentiality Agreement" means a letter agreement to be entered into between CIGNA and the Purchaser and containing confidentiality provisions substantially comparable to the Seller Confidentiality Agreement, relating to the disclosure to CIGNA of certain confidential proprietary information of the Purchaser pursuant to Sections 4.3(b) and 4.3(c) hereof.

          "Purchaser Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the business of the Purchaser and its subsidiaries, taken as a whole; provided, however, that
                                                      --------  -------
the following shall be excluded
from the definition of "Purchaser Material Adverse Effect" and from any determination as to whether such Purchaser Material Adverse Effect has occurred or may occur: (i) the effects of changes that are generally applicable to (1) the property and casualty insurance and/or brokerage industries (including, without limitation, the impact of natural catastrophes) or (2) any material change in the financial, banking, currency or capital markets in general (either in the United States or any international market); and (ii) any facts or circumstances relating to the Sellers; provided further, however, that any such
                                       -------- -------  -------
adverse effect from and after the date hereof shall also be excluded from such determination unless such effect is clearly unrelated to, and not caused by, the execution of this Agreement, the transactions contemplated hereby and by the Ancillary Agreements and the announcement of this Agreement (including the identity of the Sellers) or the transactions contemplated hereby; provided
                                                                  --------
further, however, a matter will be deemed to be "material" or to have a
-------  -------
"Purchaser Material Adverse Effect" in connection with any provision contained in Article III of this Agreement (other than Section 3.8 hereof) if such matter would be considered significant by a reasonable seller of the Business in the context of the particular provision in which the word "material" or the phrase "Purchaser Material Adverse Effect" appears (i.e., a matter need not have a material adverse effect in order to be deemed "material" or to have a "Purchaser Material Adverse Effect" in the context of a particular provision).

          "Real Estate Agreements" means, collectively, the Two Liberty Place Sublease, the Facility Sharing Agreements and the Eagle Lodge Use Agreement.

          "Reasonable Best Efforts" means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

          "Retained Liabilities" means those liabilities and obligations set forth in Section 10.1(k) of the Seller Disclosure Schedule.

          "SAP" means accounting practices prescribed or permitted by regulatory authorities, as in effect on the applicable date, consistently applied by the Insurance Companies in the preparation of statutory financial statements as of and for the year ended on or before December 31, 1997.

          "SEC" means the United States Securities and Exchange Commission.

          "Self-Insurance Policies" means insurance policies, contracts and surety bonds provided by an Acquired Company to CIGNA or any of CIGNA's affiliates (other than the Acquired Companies conveyed to the Purchaser).

          "Seller Disclosure Schedule" means the disclosure schedule delivered by the Sellers to the Purchaser prior to the execution of this Agreement.

          "Seller Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Business taken as a whole; provided, however, that the following shall be excluded from the
            --------  -------
definition of "Seller Material Adverse Effect" and from any determination as to whether such Seller Material Adverse Effect has occurred or may occur: (i) the effects of changes that are generally applicable to (1) the property and casualty insurance and/or brokerage industries (including, without limitation, the impact of natural catastrophes) or (2) any material change in the financial, banking, currency or capital markets in general (either in the United States or any international market); (ii) any facts, circumstances or developments relating to the 1995 Restructuring (including any adverse judgment before any Governmental Entity); and (iii) any facts or circumstances relating to the Purchaser; provided
           --------
further, however, that any such adverse effect from and after the date hereof
-------  -------
shall also be excluded from such determination unless such effect is clearly unrelated to, and not caused by, the execution of this Agreement, the transactions contemplated hereby and by the Ancillary Agreements and the announcement of this Agreement (including the identity of the Purchaser) or the transactions contemplated hereby; provided further, however, except in
                                  -------- -------  -------
determining whether the conditions to the Closing and any Subsequent Closing have been fulfilled in respect of the truthfulness, correctness, accuracy or breach of Section 2.7 hereof (for which purpose this proviso shall not apply), a matter will be deemed to be "material" or to have a "Seller Material Adverse Effect" in connection with any provision contained in Article II of this Agreement (other than Section 2.8 hereof) if such matter would be considered significant by a reasonable acquiror of the Business in the context of the particular provision in which the word "material" or the phrase "Seller Material Adverse Effect" appears (i.e., a matter need not have a material adverse effect on the Business in its entirety in order to be deemed "material" or to have a "Seller Material Adverse Effect" in the context of a particular provision).

          "Software Agreement" means the Software Agreement substantially in the form set forth on Exhibit J hereto.
                  ---------

          "Software Relicensing Fees" means all fees (including transitional service fees) paid to third parties in connection with (i) the provision to CIGNA or any of its subsidiaries (other than the Acquired Companies conveyed to the Purchaser) of a new license or a sublicense (on substantially similar terms as used by such entities) in respect of any software used by any such entities prior to the Closing or Subsequent Closing, as the case may be, and which is owned by or licensed to an Acquired Company conveyed to the Purchaser and (ii) the provision to any of the Acquired Companies conveyed to the Purchaser of a new license or a sublicense (on substantially similar terms as used by such entities) in respect of any software used by any such entities in the conduct of the Business prior to the Closing or Subsequent Closing, as the case may be, and which is owned by or licensed to CIGNA or any of its subsidiaries (other than the Acquired Companies conveyed to the Purchaser).

          "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that the Equity Insurance Joint Ventures shall not
        --------  -------
for the purposes of this Agreement be considered as a direct or indirect subsidiary of CIGNA or of any subsidiary of CIGNA.

          "Support Agreements" means (i) any agreement with a Governmental Entity or other person which provides capital, surplus, balance sheet or any other form of economic support to an Acquired Company upon the happening of a defined event or under which the obligations or performance of any Acquired Company is guaranteed or (ii) any stop loss or insolvency policy or agreement for the benefit of any Acquired Company.

          "Systems Facilities Agreement" means the Systems Facilities Agreement substantially in the form set forth on Exhibit K hereto.
                                       ---------

          "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

          "Tax Loss" means the Purchaser Tax Loss and the Seller Tax Loss.

          "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

          "Tax Sharing Agreement" means the Amended and Restated Consolidated Federal Income Tax Agreement between CIGNA and each of its subsidiaries that are or become party thereto, originally adopted as of April 1, 1982, as amended, including amendments effective as of January 1, 1997.

          "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, insurance premium, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and, such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

          "Third Party Reinsurer" means any reinsurer which has assumed a portion of the Business under a reinsurance contract other than any affiliate of CIGNA and other than any captive insurance or reinsurance company subsidiary of a policyholder of the SRF Division of the Business.

          "Trademark Assignment" means the Instrument of Trademark and Domain Name Assignment substantially in the form set forth on Exhibit L hereto.
                                                       ---------

          "Transfer Taxes" means all transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any reasonable out-of-pocket filing expenses, penalties and interest) incurred in connection with this Agreement or the Ancillary Agreements (including any real property transfer or gains tax and any similar Tax).

          "Two Liberty Place Sublease" means the Sublease substantially in the form set forth on Exhibit I hereto.
                  ---------

          Section 1.111  Disclosure Schedules.  Any disclosure in any Section of
                         --------------------
the Seller Disclosure Schedule or the Purchaser Disclosure Schedule of any contract, document, liability, default, breach, violation, limitation, impediment or other matter, although the provision for such disclosure may require such disclosure only if such contract, document, liability, default, breach, violation, limitation, impediment or other matter be "material," shall not be construed against any party to this Agreement, as an assertion by such party, that any such contract, document, liability, default, breach, violation, limitation, impediment or other matter is, in fact, material.

          Section 1.112  Interpretation.  When a reference is made in this
                         --------------
Agreement to a Section or Article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The parties have participated jointly in the negotiation and drafting of this Agreement and the Ancillary Agreements; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the Ancillary Agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or of any of the Ancillary Agreements.

                                  ARTICLE XI

                                 MISCELLANEOUS

          Section 1.113  Amendment, Modification and Waiver.  This Agreement may
                         ----------------------------------
not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

          Section 1.114  Entire Agreement.  This Agreement (together with the
                         ----------------
Seller Disclosure Schedule, the Purchaser Disclosure Schedule, the letter agreements dated the date hereof and making specific reference hereto, exhibits hereto, annexes hereto and the other agreements, documents and instruments delivered pursuant hereto) and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings (other than the Seller Confidentiality Agreement and the Purchaser Confidentiality Agreement), both written and verbal, among the parties or any of them with respect to the subject matter hereof.

          Section 1.115  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties to this Agreement as follows:

          If to either of the Sellers:

               CIGNA Corporation
               Two Liberty Place
               1601 Chestnut Street
               Philadelphia, Pennsylvania  19192
               Attention:  Thomas J. Wagner, Esq.
               Telephone No.:  (215)761-6027
               Telecopy No.:  (215)761-5519

          with a copy to (which shall not constitute notice):

               CIGNA Corporation
               Two Liberty Place
               1601 Chestnut Street
               Philadelphia, Pennsylvania  19192
               Attention:  David R. DeVoe, Esq.
               Telephone No.:  (215)761-6226
               Telecopy No.:  (215)761-5715
               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022
               Attention:  Robert J. Sullivan, Esq.
               Telephone No.:  (212)735-3000
               Telecopy No.:  (212)735-2001

          If to the Purchaser:

               ACE Limited
               The ACE Building
               30 Woodbourne Avenue
               Hamilton HM 08 Bermuda
               Attention:  Peter N. Mear, Esq.

               Telephone No.:  (441)295-5200
               Telecopy No.:  (441)296-7799

          with a copy to (which shall not constitute notice):

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois  60603
               Attention:  Edward S. Best, Esq.
               Telephone No.:  (312)782-0600
               Telecopy No.:  (312)701-7711

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 11.3 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

          Section 1.116  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                         -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          Section 1.117  Descriptive Headings.  The descriptive article and
                         --------------------
section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 1.118  Assignment; Binding Agreement. This Agreement shall be
                         -----------------------------
binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this Agreement, in whole or in part, to any other person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other parties hereto; provided, however, (i) subject to applicable regulatory approvals, the Purchaser
--------  -------
may assign to one or more of its wholly owned subsidiaries all or a portion of its rights under this Agreement, provided that (1) no such assignment shall relieve the Purchaser of its obligations under this Agreement and (2) each wholly owned subsidiary of the Purchaser to which such rights have been assigned shall not further assign, sublicense or transfer (directly or indirectly, by operation of law or otherwise) such rights to any person other than another wholly owned subsidiary of the Purchaser, and (ii) each of the Sellers may freely assign (whether by operation of law or otherwise) all or a portion of their rights under this Agreement.

          Section 1.119  Third Party Beneficiaries. Except as provided for in
                         -------------------------
Section 5.2 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 1.120  Specific Performance.  The parties recognize and agree
                         --------------------
that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

          Section 1.121  Severability.  Any term or provision of this Agreement
                         ------------
which is invalid or
unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

          Section 1.122  Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 1.123  Consent to Jurisdiction, Etc. Each of the parties
                         ----------------------------
hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of The United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

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          Section 1.124  Appointment of Purchaser Process Agent.  The Purchaser
                         --------------------------------------
agrees that service of all writs, process and summonses in any suit, action or proceeding brought in the State of New York may be made upon ACE USA, Inc. presently located at 90 Park Avenue, Suite 1600, New York, New York 10016, United States of America (the "Purchaser Process Agent") and the Purchaser hereby irrevocably appoints the Purchaser Process Agent as its true and lawful agent for the service of process in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Purchaser Process Agent to give any notice of any such service of process to the Purchaser shall not impair or affect the validity of such service or of any judgment based thereon. The Purchaser agrees to maintain at all times an agent aforesaid in The City of New York, and to give the Sellers advance written notice of any change of such Purchaser Process Agent. Nothing herein shall in any way be deemed to limit the ability of the Sellers to serve any such writs, process or summonses in other manner permitted by Law or to obtain jurisdiction over the Purchaser in such other jurisdictions, and in such manner, as may be permitted by Law. The Purchaser Process Agent hereby accepts the foregoing appointment in respect of this Agreement and in respect of the Ancillary Agreements which incorporate, or contain provisions comparable to, this Section 11.12.

          Section 1.125  Appointment of CIGNA Process Agent.  The Sellers agree
                         ----------------------------------
that service of all writs, process and summonses in any suit, action or proceeding brought in the State of New York may be made upon INA Life Insurance Company of New York presently located at 195 Broadway, 4th floor, New York, New York 10007, United States of America (the "CIGNA Process Agent") and the Sellers hereby irrevocably appoint the CIGNA Process Agent as their true and lawful agent for the service of process in their name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the CIGNA Process Agent to give any notice of any such service of

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

process to the Sellers shall not impair or affect the validity of such service or of any judgment based thereon. The Sellers agree to maintain at all times an agent aforesaid in The City of New York, and to give the Purchaser advance written notice of any change of such CIGNA Process Agent. Nothing herein shall in any way be deemed to limit the ability of the Purchaser to serve any such writs, process or summonses in other manner permitted by Law or to obtain jurisdiction over the Sellers in such other jurisdictions, and in such manner, as may be permitted by Law. The CIGNA Process Agent hereby accepts the foregoing appointment in respect of this Agreement and in respect of the Ancillary Agreements which incorporate, or contain provisions comparable to, this Section 11.13.

          Section 1.126  Arbitration.  With respect to any matter which the
                         -----------
parties hereto have agreed will be resolved by arbitration pursuant to Section
6.12 hereof, each party hereto agrees that the arbitration award rendered by the arbitrator specified therein shall be final and binding upon such party. Judgment on the arbitration award may be entered in any court of competent jurisdiction (within and outside the United States). Any arbitration award shall be rendered in U.S. dollars (free of Tax or other off-set), with appropriate pre-award and post-award interest as determined by the arbitrator, and shall be paid within ten business days of the delivery to the parties of the arbitrator's written arbitration award. All arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16, 201-208. In the event that any party to this Agreement fails to comply with the arbitration procedures set forth in Section 6.12 hereof or this Section 11.14, or the orders of the arbitrator or the arbitration award, then such noncomplying party shall be liable for all costs and expenses, including attorneys' fees, incurred by a party in its effort to obtain either an order to compel compliance with such arbitration procedures or such orders, or an enforcement of the arbitration award, from a court of competent jurisdiction.

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          IN WITNESS WHEREOF, each of the parties has caused this Acquisition
Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                               CIGNA CORPORATION



                               By: /s/ Paul Rohrkemper
                                   Name: Paul Rohrkemper
                                   Title: Sr. Vice President


                               CIGNA HOLDINGS, INC.



                               By: /s/ Joanne L. Dorak
                                   Name: Joanne L. Dorak
                                   Title: President


                               ACE LIMITED



                               By: /s/ Dominic Frederico
                                   Name: Dominic Frederico
                                   Title: President & CEO

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